UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
the Securities Exchange Act of 1934

METROPCS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0836269
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

8144 Walnut Hill Lane, Suite 800
Dallas, Texas 75231-4388
(Address of Principal Executive Offices, including Zip Code)

(214) 265-2550
(Registrant’s Telephone Number, including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.0001 per share

i

Any statements made in this registration statement that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “may,” “will,” “forecast,” and other similar expressions. These forward-looking statements are contained throughout this registration statement, including “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We base these forward-looking statements and projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this registration statement, you should understand that these forward-looking statements and projections are not guarantees of future performance or results. Although we believe that these forward-looking statements and projections were based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, performance or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:

•	the highly competitive nature of our industry;

•	the rapid technological changes in our industry;

•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to sustain the growth rates we have experienced to date;

•	our ability to access the funds necessary to build and operate our Auction 66 Markets;

•	the costs associated with being a public company and our ability to comply with the internal control and reporting obligations of public companies;

•	our ability to manage our rapid growth, train additional personnel and improve our controls and procedures;

•	our ability to secure the necessary spectrum and network infrastructure equipment;

•	our ability to clear the spectrum in our Auction 66 Markets of incumbent licensees;

•	our ability to adequately enforce or protect our intellectual property rights;

•	governmental regulation of our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management; and

•	other factors described under “Risk Factors” in the registration statement on Form S-1 filed as Exhibit 99.1 hereto.

The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements and projections. All future written and oral forward-looking statements and projections attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. We do not intend to, and do not undertake a duty to, update any forward-looking statement or projection in the future to reflect the occurrence of events or circumstances, except as required by law.

In this registration statement, unless the context indicates otherwise, references to “MetroPCS,” “MetroPCS Communications,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to MetroPCS Communications, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

ii

INFORMATION REQUIRED IN REGISTRATION STATEMENT

(Cross-Reference Sheet Between Registration Statement on Form S-1 Filed as
Exhibit 99.1 hereto and Items of this Registration Statement on Form 10)

Item 1.	Business

The information required by this item is contained under the sections “Prospectus Summary,” “Business” and “Where You Can Find More Information” of the registration statement on Form S-1 filed as Exhibit 99.1 hereto (the “IPO Registration Statement”). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the IPO Registration Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the IPO Registration Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business — Properties” of the IPO Registration Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of September 30, 2006 regarding the beneficial ownership of each class of our outstanding capital stock by:

•	each of our directors;

•	each named executive officer;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding shares of our common stock, par value $0.0001 per share (“Common Stock”), Series D Preferred Stock, par value $0.0001 per share (“Series D Preferred Stock”), or Series E Preferred Stock, par value $0.0001 per share (“Series E Preferred Stock”, and together with the Series D Preferred Stock, the “Preferred Stock”).

The beneficial ownership information has been presented in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all of the shares of each class or series of Common Stock and Preferred Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate each listed person’s percentage ownership of each such class includes the shares of Common Stock underlying options, warrants or other convertible securities held by such person that are exercisable within 60 days after September 30, 2006. There are no currently outstanding options, warrants or other convertible securities exercisable for shares of Preferred Stock.

There were 52,071,221 shares of Common Stock, 3,500,993 shares of Series D Preferred Stock and 500,000 shares of Series E Preferred Stock outstanding as of September 30, 2006. Each share of Series D Preferred Stock will be converted into Common Stock upon (i) the completion of a Qualifying Public Offering (as defined in the Second Amended and Restated Stockholders’ Agreement, dated as of August 30, 2005, by and among the Company and its stockholders (the “Stockholders’ Agreement”)); (ii) the Common Stock

trading (as in the case of a merger or consolidation of the Company with another company, other than as a sale or change of control of the Company, the shares received in such merger or consolidation having traded immediately prior to such merger or consolidation) on a national securities exchange for a period of 30 consecutive trading days above a price implying a market valuation of the Series D Preferred Stock in excess of twice the initial purchase price of the Series D Preferred Stock, or (iii) the date specified by the holders of 66 2/3% of the Series D Preferred Stock. The Series D Preferred Stock is convertible into Common Stock at $9.40 per share, which per share amount is subject to adjustment under the terms of the Second Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc.

Each share of Series E Preferred Stock will be converted into Common Stock upon (i) the completion of a Qualifying Public Offering (as defined in the Stockholders’ Agreement); (ii) the Common Stock trading (or, in the case of a merger or consolidation of the Company with another company, other than as a sale or change of control of the Company, the shares received in such merger or consolidation having traded immediately prior to such merger or consolidation) on a national securities exchange for a period of 30 consecutive trading days above a price implying a market valuation of the Series D Preferred Stock over twice the Series D Preferred Stock initial purchase price; or (iii) the date specified by the holders of 66 2/3% of the outstanding Series E Preferred Stock. The Series E Preferred Stock is convertible into Common Stock at $27.00 per share, which per share amount is subject to adjustment under the terms of the Second Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc.

Each share of Series D Preferred Stock and Series E Preferred Stock accrues dividends at the rate of 6% per annum. If not previously converted, we are required to redeem all outstanding shares of Preferred Stock on July 17, 2015, at the liquidation preference of $100 per share plus accrued but unpaid dividends. Upon a conversion of Preferred Stock, whether at the option of the holder or upon an automatic conversion, all accrued but unpaid dividends are also converted into shares of Common Stock. Accordingly, the number and percentage of class of Common Stock columns set forth below include all shares issuable upon conversion of the Series D Preferred Stock and Series E Preferred Stock, as applicable, including all accrued but unpaid dividends as of September 30, 2006.

	Common Stock		Series D		Series E
	Beneficially Owned		Preferred Stock		Preferred Stock
	Number	Percentage	Number	Percentage	Number	Percentage

Directors and Named Executive Officers:
Roger D. Linquist(2)	2,927,003	2.74%	—	—	—	—
J. Braxton Carter(3)	96,298	*	—	—	—	—
Robert A. Young(4)	83,122	*	—	—	—	—
Mark A. Stachiw(5)	57,202	*	—	—	—	—
Malcolm M. Lorang(6)	230,798	*	—	—	—	—
John Sculley(7)	449,805	*	5,053	*	—	—
James F. Wade(8)(17)	9,014,427	8.45%	664,080	18.97%	—	—
Arthur C. Patterson(9)	12,488,868	11.70%	329,387	9.41%	—	—
W. Michael Barnes(10)	60,573	*	—	—	—	—
C. Kevin Landry(11)(18)	14,125,118	13.24%	401,342	11.46%	250,000	50.00%
James N. Perry, Jr.(12)(17)	14,088,382	13.20%	400,112	11.43%	250,000	50.00%
Walker C. Simmons(13)	—	—	—	—	—	—
All directors and executive officers as a group (12 persons)	53,621,596	50.25%	1,799,974	51.41%	500,000	100%

	Common Stock		Series D		Series E
	Beneficially Owned		Preferred Stock		Preferred Stock
	Number	Percentage	Number	Percentage	Number	Percentage

Beneficial Owners of More Than 5%:
Accel Partners, et al(14)(9)	12,014,788	11.26%	329,387	9.41%	—	—
428 University Ave. Palo Alto, CA 94301
Columbia Capital, et al(15)	3,136,412	2.94%	225,000	6.43%	—	—
201 North Union Street, Suite 300 Alexandria, VA 22314
First Plaza Group Trust(16)	7,823,783	7.33%	100,040	2.86%	—	—
One Chase Manhattan Plaza, 17th Floor New York, NY 10005
M/C Venture Partners, et al(17)(8)	9,014,427	8.45%	664,080	18.97%	—	—
75 State Street Boston, MA 02109
Madison Dearborn Capital Partners IV, L.P.(18)(12)	14,088,382	13.20%	400,112	11.43%	250,000	50.00%
Three First National Plaza, Suite 3800 Chicago, IL 60602
TA Associates, et al(19)(11)	14,125,118	13.24%	401,342	11.46%	250,000	50.00%
John Hancock Tower — 56th Floor 200 Clarendon Street Boston, MA 012116

*	Represents less than 1%

(1)	Unless otherwise indicated, the address of each person is c/o MetroPCS Communications, Inc., 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231.

(2)	Includes 182,388 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans, 1,507,624 shares of Common Stock held directly by Mr. Linquist, and 1,236,991 shares of Common Stock held by Baltimore 8801 X Ltd. Partners, a partnership in which Mr. Linquist is a general partner.

(3)	Includes 78,514 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans.

(4)	Includes 40,882 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans.

(5)	Includes 57,202 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans.

(6)	Includes 171,398 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans.

(7)	Includes 183,669 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans and 67,913 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 14,158 shares issuable pursuant to accrued dividends.

(8)	Includes 8,915,395 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 1,850,718 shares issuable pursuant to accrued dividends, and 94,419 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans. All shares attributed to Mr. Wade are owned directly by M/C Venture Investors, LLC, M/C Venture Partners IV, LP, M/C Venture Partners V, LP, and Chestnut Venture Partners LP, with which Mr. Wade is affiliated and may be deemed to be a member of a “group” (hereinafter referred to as M/C Venture Partners, et al) under Section 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may be deemed to share voting and/or investment power with respect to the shares owned by such entities.

Mr. Wade disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in M/C Venture Partners, et al.

(9)	Includes 112,508 shares of Common Stock issuable upon exercise of options granted to Mr. Patterson under our equity compensation plans and 2,796 shares of Common Stock held directly by Mr. Patterson. All other shares attributed to Mr. Patterson, including 3,609 shares of Common Stock issuable upon exercise of stock options granted under our equity compensation plans and 4,422,149 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 918,038 shares issuable pursuant to accrued dividends, are owned directly by Accel Internet Fund III L.P., Accel Investors ‘94 L.P., Accel Investors ‘99 L.P., Accel IV L.P., Accel Keiretsu L.P., Accel VII L.P., ACP Family Partnership L.P., Ellmore C. Patterson Partners, BrandyTrust Private Equity Partners L.P., Brandywine-Anne Hyde Patterson c/o A.O. Choate, Brandywine-Anne Hyde Patterson Trust U/A 1-31-23, Brandywine-Caroline Choate de Chazal Trust U/A 2-10-56, Brandywine-David C. Patterson U/A 2-10-56, Brandywine-Jane C. Beck Trust U/A 2-10-56, Brandywine-Michael E. Patterson Trust U/A 2-10-56, Brandywine-Robert E. Patterson Trust U/A 2-10-56 and Brandywine-Thomas HC Patterson Trust U/A 2-10-56, with which Mr. Patterson is affiliated and may be deemed to be a member of a “group” under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Patterson disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in Accel Partners, et al.

(10)	Includes 54,489 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans.

(11)	Includes 18,332 shares of Common Stock issuable upon exercise of stock options granted to Mr. Landry under our equity compensation plans. All other shares attributed to Mr. Landry, including 5,368,858 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 1,099,268 shares issuable pursuant to accrued dividends, and 986,350 shares of Common Stock issuable upon the conversion of Series E Preferred Stock, which includes 60,426 shares of Common Stock issuable pursuant to accrued dividends are owned directly by TA Atlantic and Pacific V L.P., TA Investors II L.P., TA IX L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA/Atlantic and Pacific IV L.P., with which Mr. Landry is affiliated and may be deemed to be a member of a “group” (hereinafter referred to as TA Associates, et al) under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Landry disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in TA Associates, et al.

(12)	Includes 14,444 shares of Common Stock issuable upon exercise of options granted to Mr. Perry under our equity compensation plans. All other shares attributed to Mr. Perry, including 5,351,813 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 1,095,304 shares issuable pursuant to accrued dividends, 986,352 shares of Common Stock issuable upon the conversion of Series E Preferred Stock, which includes 60,426 shares of Common Stock issuable pursuant to accrued dividends, and 3,611 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans are held directly by Madison Dearborn Capital Partners IV, L.P., with which Mr. Perry is affiliated and may be deemed to be a member of a “group” (hereinafter referred to as Madison Dearborn Capital Partners IV, L.P., et al) under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Perry disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in Madison Dearborn Capital Partners IV, L.P., et al.

(13)	Walker Simmons does not own any shares or retain options granted under our equity compensation plans.

(14)	Accel Partners, et al (consisting of Accel Internet Fund III, LP, Accel Investors ‘94 LP, Accel Investors ‘99 LP, Accel IV LP, Accel Keiretsu LP, Accel VII LP, ACP Family Partnership LP and Ellmore C. Patterson Partners), may be deemed to be a “group” under Section 13d-3 of the Exchange Act. Includes 4,422,149 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 918,038 shares issuable pursuant to accrued dividends, 116,117 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans, 112,508 of which are held directly by Mr. Patterson, as discussed in Note 9 above.

(15)	Columbia Capital, et al (consisting of Columbia Capital Equity Partners III (QP) LP, Columbia Capital Equity Partners III (Cayman) LP, Columbia Capital Equity Partners III (AI) LP, Columbia Capital Investors III, LLC, and Columbia Capital Employee Investors III, LLC) may be deemed to be a “group” under Section 13d-3 of the Exchange Act. Includes 113,619 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans and 3,017,901 shares of common stock issuable upon the conversion of Series D Convertible Preferred Stock, which includes 624,287 shares issuable pursuant to accrued dividends.

(16)	Includes 6,480,480 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 279,049 shares issuable pursuant to accrued dividends.

(17)	M/C Venture Partners, et al (consisting of M/C Venture Investors, LLC, M/C Venture Partners IV, LP, M/C Venture Partners V, LP, and Chestnut Venture Partners LP) may be deemed to be a “group” under Section 13d-3 of the Exchange Act. Includes an aggregate of 94,419 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans and 8,915,395 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 1,850,718 shares issuable pursuant to accrued dividends.

(18)	Includes 18,055 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans, 14,444 of which are held directly by Mr. Perry, 5,351,813 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 1,095,304 shares issuable pursuant to accrued dividends, and 986,352 shares of Common Stock issuable upon the conversion of Series E Preferred Stock, which includes 60,426 shares of Common Stock issuable pursuant to accrued dividends.

(19)	TA Associates, et al (consisting of TA Atlantic and Pacific V L.P., TA Investors II L.P., TA IX L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA/Atlantic and Pacific IV L.P.) may be deemed to be a “group” under Section 13d-3 of the Exchange Act. Includes 18,332 shares of Common Stock issuable upon exercise of options granted under our equity compensation plans and held directly by Mr. Landry, 5,368,858 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, which includes 1,099,268 shares issuable pursuant to accrued dividends, and 986,350 shares of Common Stock issuable upon the conversion of Series E Preferred Stock, which includes 60,426 shares of Common Stock issuable pursuant to accrued dividends.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the IPO Registration Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of the IPO Registration Statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Transactions with Related Persons” and “Management — Board Composition” of the IPO Registration Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of the IPO Registration Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information required by this item is contained under the sections “Dividend Policy” and “Shares Eligible for Future Sales” of the IPO Registration Statement. Those sections are incorporated herein by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

	Number of		Number of Securities
	Securities to be		Remaining Available for
	Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price	Equity Compensation
	Outstanding	of Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
	and Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	4,834,070	$12.54	3,520,946
Equity compensation plans not approved by stockholders	—	—	—
Total	4,834,070	$12.54	3,520,946

Item 10.	Recent Sales of Unregistered Securities

The information required by this item is contained under the section “Item 15 — Recent Sales of Unregistered Securities” of the IPO Registration Statement. That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered

The following describes our Common Stock, Preferred Stock, second amended and restated certificate of incorporation (the “Certificate of Incorporation”) and bylaws, as amended (the “Bylaws”), currently in effect. This description is a summary only. We encourage you to read the complete text of our Certificate of Incorporation and Bylaws, which are incorporated by reference to Exhibits 3.1 and 3.2 to this registration statement.

Our authorized capital stock consists of 300 million shares of Common Stock, par value $0.0001 per share, and 25 million shares of Preferred Stock, par value $0.0001 per share, of which 4 million shares are designated as Series D Preferred Stock and 500,000 shares are designated as Series E Preferred Stock.

There is no public market for our Common Stock.

As of December 1, 2006, the Company had 184 Common Stockholders of record.

Common Stock

Holders of our Common Stock have the right to vote on every matter submitted to a vote of our stockholders other than any matter on which only the holders of Preferred Stock are entitled to vote separately as a class. There are no cumulative voting rights.

Subject to the rights of holders of all outstanding classes of stock having prior rights as to dividends, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of corporate assets legally available for distribution. Subject to the rights of holders of all outstanding classes of stock having prior rights as to distributions, in the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably with the Preferred Stock on an as converted basis in all assets remaining after payment of liabilities, if any, then outstanding.

Our Certificate of Incorporation provides that the holders of shares of Common Stock have the right to vote on every matter submitted to a vote of stockholders, along with the Preferred Stock on an as converted basis, other than any matter on which only the holders of one or more classes or series of capital stock other than shares of Common Stock are entitled to vote separately as a class. The holders of shares of Common Stock are entitled to a vote, together with the Preferred Stock as a class, to elect members of the board of directors as shall be fixed by, or in the manner provided in, our Bylaws and the Stockholders’ Agreement.

If a holder of shares of Common Stock acquires additional shares of Common Stock or otherwise is attributed with ownership of shares that would cause the Company to violate (i) any requirement of the FCC regarding foreign ownership or (ii) any other rule or regulation of the FCC applicable to us, the Company may, at the option of our board of directors, redeem a sufficient number of shares of Common Stock to eliminate the violation from the stockholder or stockholders causing such violation by paying in cash therefore a sum equal to the redemption price (as discussed below).

The redemption price will be a price mutually determined by us and our stockholders, but if no agreement can be reached, the redemption price will be either:

•	75% of the fair market value of the Common Stock being redeemed, if the holder caused the FCC violation; or

•	100% of the fair market value of the Common Stock being redeemed, if the FCC violation was not caused by the holder.

For a discussion of the FCC’s ownership restrictions, please see the information contained in “Business — Ownership Restrictions” of the IPO Registration Statement, which section is incorporated herein by reference.

Series D Preferred Stock

In July 2000, MetroPCS, Inc. executed a Securities Purchase Agreement, which was subsequently amended (as so amended, the “Series D Securities Purchase Agreement”), pursuant to which MetroPCS, Inc. issued shares of series D preferred stock, par value $0.0001 per share. In July 2004, each share of MetroPCS, Inc. series D preferred stock was converted into a share of Series D Preferred Stock of the Company.

Dividends accrue at an annual rate of 6% of the liquidation value of $100 per share on the Series D Preferred Stock. Each share of Series D Preferred Stock will automatically convert into Common Stock upon (i) completion of a Qualifying Public Offering (as defined in the Stockholders’ Agreement), (ii) our Common Stock trading (or in the case of a merger or consolidation of the Company with another company, other than a sale or change of control of the Company, the shares received in such merger or consolidation having traded immediately prior to such merger and consolidation) on a national securities exchange for a period of 30 consecutive trading days above a price that implies a market valuation of the Series D Preferred Stock in excess of twice the initial purchase price of the Series D Preferred Stock, or (iii) the date specified by the holders of 66 2/3% of the outstanding Series D Preferred Stock. The Series D Preferred Stock and the accrued but unpaid dividends thereon are convertible into Common Stock at $9.40 per share of Common Stock, which per share amount is subject to adjustment in accordance with the terms of our Certificate of Incorporation. If not previously converted, we are required to redeem all outstanding shares of Series D Preferred Stock on July 17, 2015, at the liquidation value plus accrued but unpaid dividends.

The holders of Series D Preferred Stock, as a class with the holders of Common Stock and the Series E Preferred Stock, have the right to vote on all matters as if each share of Preferred Stock had been converted into Common Stock. In addition, the holders of Series D Preferred Stock, as a class, can nominate one member of our Board of Directors and the stockholders of the Company are obligated under the Stockholders’ Agreement to elect such nominee. Upon a liquidation event (as defined in our Certificate of Incorporation), each share of Series D Preferred Stock is entitled to a liquidation preference equal to the sum of:

•	the per share liquidation value, plus

•	the greater of:

•	the amount of all accrued and unpaid dividends and distributions on such share, and

•	the amount that would have been paid in respect of such share had it been converted into Common Stock immediately prior to the event that triggered payment of the liquidation preference, net of the liquidation value of the Series D Preferred Stock and the Series E Preferred Stock.

The Series D Securities Purchase Agreement defines a number of events of noncompliance. Upon an occurrence of an event of noncompliance, the holders of not less than 66 2/3% of the then outstanding shares of Series D Preferred Stock can request that the Company redeem the outstanding shares in an amount equal to the liquidation value plus accrued but unpaid dividends. In addition, upon an occurrence of an event of noncompliance and during the Company’s noncompliance, dividends on the Series D Preferred Stock, in lieu of the 6% dividends normally accruing, shall accrue at 10% per annum.

Series E Preferred Stock

In August 2005, the Company executed a Stock Purchase Agreement (the “Series E Stock Purchase Agreement”) pursuant to which the Company issued shares of Series E Preferred Stock. The Series E Preferred Stock ranks equally with the Series D Preferred Stock with respect to dividends, conversion rights and liquidation preferences. Dividends on the Series E Preferred Stock accrue at an annual rate of 6% of the liquidation value of $100 per share.

Each share of Series E Preferred Stock will be converted into Common Stock upon (i) the completion of a Qualifying Public Offering (as defined in the Stockholders’ Agreement), (ii) the Common Stock trading (or, in the case of a merger or consolidation of the Company with another company, other than as a sale or change of control of the Company, the shares received in such merger or consolidation having traded immediately prior to such merger or consolidation) on a national securities exchange for a period of 30 consecutive trading days above a price implying a market valuation of the Series D Preferred Stock over twice the Series D Preferred Stock initial purchase price, or (iii) the date specified by the holders of 66 2/3% of the outstanding Series E Preferred Stock. The Series E Preferred Stock is convertible into Common Stock at $27.00 per share, which per share amount is subject to adjustment in accordance with the terms of our Certificate of Incorporation. If not previously converted, we are required to redeem all outstanding shares of Series E Preferred Stock on July 17, 2015, at the liquidation preference of $100 per share plus accrued but unpaid dividends.

The holders of Series E Preferred Stock, as a class with the holders of Common Stock and the Series D Preferred Stock, have the right to vote on all matters as if each share of Preferred Stock had been converted into Common Stock. Upon a liquidation event (as defined in our Certificate of Incorporation), each share of Series E Preferred Stock is entitled to a liquidation preference equal to the sum of:

•	the per share liquidation value, plus

•	the greater of:

•	the amount of all accrued and unpaid dividends and distributions on such share, and

•	the amount that would have been paid in respect of such share had it been converted into Common Stock immediately prior to the event that triggered payment of the liquidation preference, net of the liquidation value of the Series D Preferred Stock and the Series E Preferred Stock.

The Series E Stock Purchase Agreement defines a number of events of noncompliance. Upon an occurrence of an event of noncompliance, the holders of not less than 66 2/3% of the then outstanding shares of Series E Preferred Stock can request that the Company redeem the outstanding shares at an amount equal to the liquidation value plus accrued but unpaid dividends. In addition, upon an occurrence of an event of noncompliance and during the Company’s noncompliance, dividends on the Series E Preferred Stock, in lieu of the 6% dividends normally accruing, shall accrue at 10% per annum.

Anti-takeover Effects of Delaware Law

We are a Delaware corporation and are subject to Delaware law, which generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:

•	before such time the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested person owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and by certain employee stock plans; or

•	at or after such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person:

•	who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock; or

•	who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation’s outstanding voting stock within three years.

The provisions of Delaware law described above would make more difficult or discourage a proxy contest or acquisition of control by a holder of a substantial block of our stock or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of our Company, even though such an attempt might be beneficial to us and our stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws:

•	eliminate the personal liability of directors for monetary damages resulting from breaches of fiduciary duty to the extent permitted by Delaware law, except (i) for any breach of a director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit; and

•	indemnify directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary.

We believe that these provisions are necessary to attract and retain qualified directors and officers.

We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

Corporate Opportunities

Our Certificate of Incorporation provides, as permitted by the Delaware General Corporation Act, that our non-employee directors have no obligation to offer us a corporate opportunity to participate in business opportunities presented to them or their respective affiliates even if the opportunity is one that we might reasonably have pursued, unless such corporate opportunity is offered to such director in his or her capacity as a director of our company. Stockholders will be deemed to have notice of and consented to this provision of our Certificate of Incorporation.

Listing of Common Stock

Our Common Stock is not listed on any stock market or exchange.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Item 14 — Indemnification of Directors and Officers” of the IPO Registration Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MetroPCS Communications, Inc.
Dallas, Texas

We have audited the accompanying consolidated balance sheets of MetroPCS Communications, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of MetroPCS Communications, Inc. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE LLP

Dallas, Texas
August 8, 2006 (January 3, 2007 as to Note 19)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of MetroPCS Communications, Inc.:

In our opinion, the consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2003 present fairly, in all material respects, the results of operations, and cash flows of MetroPCS Communications, Inc. and its subsidiaries for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2 to the 2004 consolidated financial statements, (not presented herein) the Company has restated its consolidated financial statements for the year ended December 31, 2003.

/s/  PRICEWATERHOUSECOOPERS LLP

Dallas, TX
February 25, 2004, except for “Restatement of Consolidated Financial Statements” under Note 2 for which the date is May 5, 2006 and for “Earnings Per Share” under Note 2 and Note 17 and “Guarantor Subsidiaries” under Note 19 for which the date is December 20, 2006

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Balance Sheets
As of December 31, 2005 and 2004

	2005	2004
	(In Thousands, Except Share and Per Share Information)

CURRENT ASSETS:
Cash and cash equivalents	$112,709	$22,477
Short-term investments	390,422	36,964
Inventories, net	39,431	33,717
Accounts receivable (net of allowance for uncollectible accounts of $2,383 and $2,323 at December 31, 2005 and 2004, respectively)	16,028	9,101
Prepaid expenses	21,430	7,023
Deferred charges	13,270	9,225
Deferred tax asset	2,122	3,574
Security deposits	72	25,007
Other current assets	16,618	9,470

Total current assets	612,102	156,558
Property and equipment, net	831,490	636,368
Restricted cash and investments	2,920	2,293
Long-term investments	5,052	—
PCS licenses	681,299	154,144
Microwave relocation costs	9,187	9,566
Other assets	16,931	6,467

Total assets	$2,158,981	$965,396

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$174,220	$105,541
Current maturities of long-term debt	2,690	14,310
Deferred revenue	56,560	40,424
Other current liabilities	2,147	2,745

Total current liabilities	235,617	163,020
Long-term debt, net	902,864	170,689
Deferred tax liabilities	146,053	73,101
Deferred rents	14,739	10,331
Redeemable minority interest	1,259	1,008
Other long-term liabilities	20,858	21,403

Total liabilities	1,321,390	439,552
COMMITMENTS AND CONTINGENCIES (See Note 10)
SERIES D CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 4,000,000 shares designated, 3,500,993 shares issued and outstanding at December 31, 2005 and 2004; Liquidation preference of $426,382 and $405,376 at December 31, 2005 and 2004, respectively	421,889	400,410
SERIES E CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 500,000 shares designated, 500,000 shares issued and outstanding at December 31, 2005; Liquidation preference of $51,019 at December 31, 2005	47,796	—
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 25,000,000 and 5,000,000 shares authorized at December 31, 2005 and 2004, 4,000,000 of which have been designated as Series D Preferred Stock and 500,000 of which have been designated as Series E Preferred Stock; no shares of preferred stock other than Series D & E Preferred Stock (presented above) issued and outstanding at December 31, 2005 and 2004	—	—
Common Stock, par value $0.0001 per share, 300,000,000 shares authorized, 51,775,698 and 43,431,927 shares issued and outstanding at December 31, 2005 and 2004, respectively	5	4
Additional paid-in capital	149,594	88,493
Subscriptions receivable	—	(98)
Deferred compensation	(178)	(3,331)
Retained earnings	216,702	40,637
Accumulated other comprehensive income (loss)	1,783	(271)

Total stockholders’ equity	367,906	125,434

Total liabilities and stockholders’ equity	$2,158,981	$965,396

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income
For the Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
	(In Thousands, Except Share
	and Per Share Information)

REVENUES:
Service revenues	$872,100	$616,401	$369,851
Equipment revenues	166,328	131,849	81,258

Total revenues	1,038,428	748,250	451,109
OPERATING EXPENSES:
Cost of service (exclusive of depreciation and amortization expense of $81,196, $57,572 and $39,379, shown separately below)	283,212	200,806	122,211
Cost of equipment	300,871	222,766	150,832
Selling, general and administrative expenses (exclusive of depreciation and amortization expense of $6,699, $4,629 and $3,049, shown separately below)	162,476	131,510	94,073
Depreciation and amortization	87,895	62,201	42,428
(Gain) loss on disposal of assets	(218,203)	3,209	392

Total operating expenses	616,251	620,492	409,936

Income from operations	422,177	127,758	41,173
OTHER EXPENSE (INCOME):
Interest expense	58,033	19,030	11,115
Accretion of put option in majority-owned subsidiary	252	8	—
Interest income	(8,658)	(2,472)	(996)
Loss (gain) on extinguishment of debt	46,448	(698)	(603)

Total other expense	96,075	15,868	9,516
Income before provision for income taxes and cumulative effect of change in accounting principle	326,102	111,890	31,657
Provision for income taxes	(127,425)	(47,000)	(16,179)

Income before cumulative effect of change in accounting principle	198,677	64,890	15,478
Cumulative effect of change in accounting principle, net of tax	—	—	(120)

Net income	198,677	64,890	15,358
Accrued dividends on Series D Preferred Stock	(21,006)	(21,006)	(18,493)
Accrued dividends on Series E Preferred Stock	(1,019)	—	—
Accretion on Series D Preferred Stock	(473)	(473)	(473)
Accretion on Series E Preferred Stock	(114)	—	—

Net income (loss) applicable to common stock	$176,065	$43,411	$(3,608)

Net income	$198,677	$64,890	$15,358
Other comprehensive income:
Unrealized losses on available-for-sale securities, net of tax	(28)	(240)	(72)
Unrealized gain on cash flow hedging derivative, net of tax	1,914	—	—
Reclassification adjustment for losses included in net income, net of tax	168	41	—

Comprehensive income	$200,731	$64,691	$15,286

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income — (Continued)

	2005	2004	2003
	(In Thousands, Except Share
	and Per Share Information)

Net income (loss) per common share: (See Note 17)
Basic
Income (loss) before cumulative effect of change in accounting principle	$2.12	$0.55	$(0.10)
Cumulative effect of change in accounting principle, net of tax	—	—	(0.00)

Net income (loss) per common share — basic	$2.12	$0.55	$(0.10)

Diluted
Income (loss) before cumulative effect of change in accounting principle	$1.87	$0.46	$(0.10)
Cumulative effect of change in accounting principle, net of tax	—	—	(0.00)

Net income (loss) per common share — diluted	$1.87	$0.46	$(0.10)

Weighted average shares:
Basic	45,117,465	42,240,684	36,443,962

Diluted	51,203,530	50,211,229	36,443,962

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity
For the Years Ended December 31, 2005, 2004 and 2003

							Accumulated
			Additional				Other
	Number		Paid-In	Subscriptions	Deferred	Retained	Comprehensive
	of Shares	Amount	Capital	Receivable	Compensation	Earnings	Income (Loss)	Total
	(In Thousands, Except Share Information)

BALANCE, December 31, 2002	36,423,302	$3	$89,811	$(86)	$(2,199)	$(18,132)	$—	$69,397
Exercise of Class B Common Stock options	65,000	—	15	—	—	—	—	15
Exercise of Class C Common Stock options	5,946	—	28	—	—	—	—	28
Exercise of Class C Common Stock warrants	225,450	—	—	—	—	—	—	—
Accrued interest on subscriptions receivable	—	—	6	(6)	—	—	—	—
Deferred compensation	—	—	7,528	—	(7,528)	—	—	—
Amortization of deferred compensation expense	—	—	—	—	5,573	—	—	5,573
Accrued dividends on Series D Preferred Stock	—	—	(18,493)	—	—	—	—	(18,493)
Accretion on Series D Preferred Stock	—	—	(473)	—	—	—	—	(473)
Net income	—	—	—	—	—	15,358	—	15,358
Unrealized loss on available-for-sale securities, net of reclassification adjustment and tax	—	—	—	—	—	—	(72)	(72)

BALANCE, December 31, 2003	36,719,698	$3	$78,422	$(92)	$(4,154)	$(2,774)	$(72)	$71,333
Exercise of Common Stock options	211,976	—	416	—	—	—	—	416
Exercise of Common Stock warrants	6,500,340	1	43	—	—	—	—	44
Reverse stock split — fractional shares redeemed	(87)	—	—	—	—	—	—	—
Accrued interest on subscriptions receivable	—	—	6	(6)	—	—	—	—
Deferred stock-based compensation	—	—	9,606	—	(9,606)	—	—	—
Amortization of deferred stock-based compensation expense	—	—	—	—	10,429	—	—	10,429
Accrued dividends on Series D Preferred Stock	—	—	—	—	—	(21,006)	—	(21,006)
Accretion on Series D Preferred Stock	—	—	—	—	—	(473)	—	(473)
Net income	—	—	—	—	—	64,890	—	64,890
Unrealized loss on available-for-sale securities, net of reclassification adjustment and tax	—	—	—	—	—	—	(199)	(199)

BALANCE, December 31, 2004	43,431,927	$4	$88,493	$(98)	$(3,331)	$40,637	$(271)	$125,434

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity — (Continued)
For the Years Ended December 31, 2005, 2004 and 2003

							Accumulated
			Additional				Other
	Number		Paid-In	Subscriptions	Deferred	Retained	Comprehensive
	of Shares	Amount	Capital	Receivable	Compensation	Earnings	Income (Loss)	Total
	(In Thousands, Except Share Information)

Common Stock issued	26,479	—	483	—	—	—	—	483
Exercise of Common Stock options	7,556,557	1	8,604	—	—	—	—	8,605
Exercise of Common Stock warrants	760,735	—	605	—	—	—	—	605
Accrued interest on subscriptions receivable	—	—	5	(5)	—	—	—	—
Proceeds from repayment of subscriptions receivable	—	—	—	103	—	—	—	103
Forfeiture of unvested stock compensation	—	—	(2,887)	—	2,887	—	—	—
Deferred stock-based compensation	—	—	2,330	—	(2,330)	—	—	—
Amortization of deferred stock-based compensation expense	—	—	—	—	2,596	—	—	2,596
Accrued dividends on Series D Preferred Stock	—	—	—	—	—	(21,006)	—	(21,006)
Accrued dividends on Series E Preferred Stock	—	—	—	—	—	(1,019)	—	(1,019)
Accretion on Series D Preferred Stock	—	—	—	—	—	(473)	—	(473)
Accretion on Series E Preferred Stock	—	—	—	—	—	(114)	—	(114)
Tax benefits from the exercise of Common Stock options	—	—	51,961	—	—	—	—	51,961
Net income	—	—	—	—	—	198,677	—	198,677
Unrealized losses on available-for-sale securities, net of tax	—	—	—	—	—	—	(28)	(28)
Reclassification adjustment for losses included in net income, net of tax	—	—	—	—	—	—	168	168
Unrealized gain on cash flow hedging derivative, net of tax	—	—	—	—	—	—	1,914	1,914

BALANCE, December 31, 2005	51,775,698	$5	$149,594	$—	$(178)	$216,702	$1,783	$367,906

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
	(In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$198,677	$64,890	$15,358
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	—	—	120
Depreciation and amortization	87,895	62,201	42,428
Provision for uncollectible accounts receivable	129	125	110
Deferred rent expense	4,407	3,466	2,803
Cost of abandoned cell sites	725	1,021	824
Non-cash compensation expense	2,596	10,429	5,573
Non-cash interest expense	4,285	2,889	3,073
(Gain) loss on disposal of assets	(218,203)	3,209	392
Loss (gain) on extinguishment of debt	46,448	(698)	(603)
(Gain) loss on sale of investments	(190)	576	—
Accretion of asset retirement obligation	423	253	127
Accretion of put option in majority-owned subsidiary	252	8	—
Deferred income taxes	125,055	44,441	18,716
Changes in assets and liabilities:
Inventories	(5,717)	(16,706)	(7,745)
Accounts receivable	(7,056)	(714)	(1,041)
Prepaid expenses	(2,613)	(1,933)	(182)
Deferred charges	(4,045)	(2,727)	(1,645)
Other assets	(5,580)	(2,243)	(4,131)
Accounts payable and accrued expenses	41,204	(31,304)	21,305
Deferred revenue	16,071	10,317	14,264
Other liabilities	(1,547)	2,879	2,859

Net cash provided by operating activities	283,216	150,379	112,605
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(266,499)	(250,830)	(117,731)
Change in prepaid purchases of property and equipment	(11,800)	—	—
Proceeds from sale of property and equipment	146	—	6
Purchase of other assets	—	—	(35)
Purchase of investments	(739,482)	(158,672)	(209,149)
Proceeds from sale of investments	386,444	307,220	22,650
Change in restricted cash and investments	(107)	(1,511)	953
Purchase of FCC licenses	(503,930)	(62,025)	—
Deposit to FCC for licenses	—	(25,000)	(1,500)
Proceeds from sale of FCC licenses	230,000	—	—
Microwave relocation costs	—	(63)	(2,062)

Net cash used in investing activities	(905,228)	(190,881)	(306,868)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	(565)	5,778	824
Payment upon execution of cash flow hedging derivative	(1,899)	—	—
Proceeds from 10 3/4% Senior Notes Due 2011	—	—	145,500
Proceeds from Credit Agreements	902,875	—	—
Proceeds from Bridge Credit Agreement	540,000	—	—
Proceeds from short-term notes payable	—	1,703	—
Debt issuance costs	(29,480)	(164)	(876)
Repayment of debt	(754,662)	(14,215)	(9,077)
Proceeds from minority interest in majority-owned subsidiary	—	1,000	—
Proceeds from repayment of subscriptions receivable	103	—	—
Proceeds from issuance of preferred stock, net of issuance costs	46,662	5	65,537
Proceeds from exercise of stock options and warrants	9,210	460	43

Net cash provided by (used in) financing activities	712,244	(5,433)	201,951

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	90,232	(45,935)	7,688
CASH AND CASH EQUIVALENTS, beginning of period	22,477	68,412	60,724

CASH AND CASH EQUIVALENTS, end of period	$112,709	$22,477	$68,412

The accompanying notes are integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003

1.	Organization and Business Operations:

MetroPCS Communications, Inc. (“MetroPCS”), a Delaware corporation, together with its wholly- and majority-owned subsidiaries (the “Company”), is a wireless telecommunications carrier that offers wireless broadband personal communication services (“PCS”) as of December 31, 2005, primarily in the metropolitan areas of Atlanta, Miami, San Francisco, Sacramento and Tampa/Sarasota. The Company launched service in the Dallas/Ft. Worth metropolitan area in March 2006 and in the Detroit metropolitan area in April 2006. The Company initiated the commercial launch of its first market in January 2002. The Company sells products and services to customers through Company-owned retail stores as well as through relationships with independent retailers.

On February 25, 2004, MetroPCS, Inc. formed MetroPCS, a new wholly-owned subsidiary. In July 2004, MetroPCS, Inc. merged with a new wholly-owned subsidiary of MetroPCS pursuant to a transaction that resulted in all of the capital stock (and the options and warrants related thereto) of MetroPCS, Inc. converting into capital stock (and options and warrants) of MetroPCS on a one-for-one basis, and MetroPCS, Inc. became a wholly-owned subsidiary of MetroPCS. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and Financial Accounting Standards Board (“FASB”) Statement No. 3,” the Company has accounted for the transactions as a change in reporting entity.

Prior to December 31, 2005, MetroPCS qualified as a very small business designated entity (“DE”). MetroPCS met the DE control requirements of the FCC by issuing Class A Common Stock entitling its holders to 50.1% of the stockholders’ votes and the right to designate directors holding a majority of the voting power of MetroPCS’ Board of Directors. During 2005, MetroPCS was no longer required to maintain its eligibility as a DE. In accordance with the existing shareholder agreement, the Class A Common Stock automatically converted into Common Stock of MetroPCS during 2005 on a one-for-one basis and the holders of the Class A Common Stock relinquished affirmative control of MetroPCS. See Note 13.

On November 24, 2004, MetroPCS, through its wholly-owned subsidiaries, and C9 Wireless, LLC, an independent third-party, formed a limited liability company called Royal Street Communications, LLC (“Royal Street”), to bid on spectrum auctioned by the Federal Communications Commission (“FCC”) in Auction No. 58. The Company owns 85% of the limited liability company member interest of Royal Street, but may only elect two of the five members of Royal Street’s management committee (See Note 3). The consolidated financial statements include the balances and results of operations of MetroPCS and its wholly-owned subsidiaries as well as the balances and results of operations of Royal Street. The Company consolidates its interest in Royal Street in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46-R, “Consolidation of Variable Interest Entities,” because Royal Street is a variable interest entity and the Company will absorb all of Royal Street’s expected losses. All intercompany accounts and transactions between the Company and Royal Street have been eliminated in the consolidated financial statements.

2.	Summary of Significant Accounting Policies:

Consolidation

The accompanying consolidated financial statements include the balances and results of operations of MetroPCS and its wholly- and majority-owned subsidiaries. MetroPCS indirectly owns, through its wholly-owned subsidiaries, a majority interest in Royal Street, and its results of operations are consolidated with MetroPCS. The redeemable minority interest in Royal Street is included in long-term liabilities. All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications of prior period amounts have been made to conform to current period presentation.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Use of Estimates in Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. The most significant of such estimates used by the Company include:

•	allowance for uncollectible accounts receivable;

•	valuation of inventories;

•	estimated useful life of assets;

•	impairment of long-lived assets and indefinite-lived assets;

•	likelihood of realizing benefits associated with temporary differences giving rise to deferred tax assets;

•	reserves for uncertain tax positions;

•	estimated customer life in terms of amortization of certain deferred revenue; and

•	valuation of Common Stock.

Derivative Instruments and Hedging Activities

The Company accounts for its hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS No. 133”). The standard requires the Company to recognize all derivatives on the consolidated balance sheet at fair value. Changes in the fair value of derivatives are to be recorded each period in earnings or on the accompanying consolidated balance sheets in accumulated other comprehensive income (loss) depending on the type of hedged transaction and whether the derivative is designated and effective as part of a hedged transaction. Gains or losses on derivative instruments reported in accumulated other comprehensive income (loss) must be reclassified to earnings in the period in which earnings are affected by the underlying hedged transaction and the ineffective portion of all hedges must be recognized in earnings in the current period. The Company’s use of derivative financial instruments is discussed in Note 5.

Cash and Cash Equivalents

The Company includes as cash and cash equivalents (i) cash on hand, (ii) cash in bank accounts, (iii) investments in money market funds, and (iv) corporate bonds with an original maturity of 90 days or less.

Short-Term Investments

The Company’s short-term investments consist of securities classified as available-for-sale, which are stated at fair value. The securities include corporate and government bonds with an original maturity of over 90 days and auction rate securities. Unrealized gains and losses, net of related income taxes, for available-for-sale securities are reported in accumulated other comprehensive income (loss), a component of stockholders’ equity, until realized. The estimated fair values of investments are based on quoted market prices as of the end of the reporting period (See Note 4).

Inventories

Substantially all of the Company’s inventories are stated at the lower of average cost or market. Inventories consist mainly of handsets that are available for sale to customers and independent retailers.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Allowance for Uncollectible Accounts Receivable

The Company maintains allowances for uncollectible accounts for estimated losses resulting from the inability of independent retailers to pay for equipment purchases and for amounts estimated to be uncollectible from other carriers.

Prepaid Expenses

Prepaid expenses consisted of the following (in thousands):

	2005	2004

Prepaid vendor purchases	$11,801	$—
Prepaid rent	6,347	4,065
Prepaid maintenance and support contracts	1,393	609
Prepaid insurance	1,020	1,855
Other	869	494

Prepaid expenses	$21,430	$7,023

Property and Equipment

Property and equipment, net, consisted of the following (in thousands):

	2005	2004

Construction-in-progress	$98,078	$25,460
Network infrastructure	905,924	712,745
Office equipment	17,059	9,139
Leasehold improvements	16,608	12,145
Furniture and fixtures	4,000	2,444
Vehicles	118	—

	1,041,787	761,933
Accumulated depreciation	(210,297)	(125,565)

Property and equipment, net	$831,490	$636,368

Property and equipment are stated at cost. Additions and improvements are capitalized, while expenditures that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred. When the Company sells, disposes of or retires property and equipment, the related gains or losses are included in operating results. Depreciation is applied using the straight-line method over the estimated useful lives of the assets once the assets are placed in service, which are ten years for network infrastructure assets, three to seven years for office equipment, which includes computer equipment, three to seven years for furniture and fixtures and five years for vehicles. Leasehold improvements are amortized over the shorter of the remaining term of the lease and any renewal periods reasonably assured or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred. The Company follows the provisions of SFAS No. 34, “Capitalization of Interest Cost,” with respect to its PCS licenses and the related construction of its network infrastructure assets. Capitalization commences with pre-construction period administrative and technical activities, which includes obtaining building permits, and ceases at the point in which the asset is ready for its intended use, which generally coincides with the market launch date. For the years ended December 31, 2005, 2004 and 2003, the Company capitalized interest in the amount of $3.6 million, $2.9 million and $0.1 million, respectively.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Restricted Cash and Investments

Restricted cash and investments consist of money market instruments and short-term investments. Short-term investments, which are held-to-maturity, are stated at cost plus accrued interest, which approximates market value, mature within twelve months and are comprised primarily of federal home loan mortgage notes, all denominated in U.S. dollars. In general, these investments are pledged as collateral against letters of credit used as security for payment obligations and are presented as current or non-current assets based on the terms of the underlying letters of credit.

Revenues and Cost of Revenues

The Company’s wireless services are provided on a month-to-month basis and are paid in advance. Revenues from wireless services are recognized as services are rendered. Amounts received in advance are recorded as deferred revenue. Long-term deferred revenue is included in other long-term liabilities. Cost of service generally includes direct costs of operating the Company’s networks.

Effective July 1, 2003, the Company adopted Emerging Issues Task Force (“EITF”) No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” (“EITF No. 00-21”). The consensus also supersedes certain guidance set forth in U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin Number 101, “Revenue Recognition in Financial Statements,” (“SAB 101”). SAB 101 was amended in December 2003 by Staff Accounting Bulletin Number 104, “Revenue Recognition,” (“SAB 104”). The consensus addresses the accounting for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting and the consideration received is allocated among the separate units of accounting based on their relative fair values.

The Company determined that the sale of wireless services through its direct and indirect sales channels with an accompanying handset constitutes a revenue arrangement with multiple deliverables. Upon adoption of EITF No. 00-21, the Company began dividing these arrangements into separate units of accounting, and allocating the consideration between the handset and the wireless service based on their relative fair values. Consideration received for the handset is recognized as equipment revenue when the handset is delivered and accepted by the customer. Consideration received for the wireless service is recognized as service revenues when earned.

Equipment revenues arise from the sale of handsets and accessories. Revenues and related costs from the sale of handsets in the direct retail locations are recognized at the point of sale. Handsets shipped to independent retailers are recorded as deferred revenue and deferred cost upon shipment by the Company and are recognized as equipment revenues and related costs when service is activated by its customers. Revenues and related costs from the sale of accessories are recognized at the point of sale. The costs of handsets and accessories sold are recorded in cost of equipment.

Sales incentives offered without charge to customers related to the sale of handsets are recognized as a reduction of revenue when the related equipment revenue is recognized. At December 31, 2005, customers had the right to return handsets within 7 days or 60 minutes of usage, whichever occurred first. In January 2006, the Company expanded the terms of its return policy to allow customers the right to return handsets within 30 days or 60 minutes of usage, whichever occurs first.

Prior to July 1, 2003, activation fees were deferred and amortized over the estimated customer life. On October 1, 2003, the Company changed its estimated customer life from 25 months to 14 months, based on historical disconnect rates, resulting in an increase in activation revenues of $5.1 million in the fourth quarter of 2003 over amounts that would have been recognized using the prior estimated life.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Software Costs

In accordance with Statement of Position (“SOP”) 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use,” (“SOP 98-1”), certain costs related to the purchase of internal use software are capitalized and amortized over the estimated useful life of the software. For the years ended December 31, 2005 and 2004, the Company capitalized approximately $2.7 million and $0.9 million, respectively, of purchased software costs under SOP 98-1, that is being amortized over a three-year life. The Company amortized computer software costs of approximately $0.8 million, $0.4 million and $0.3 million for the years ended December 31, 2005, 2004 and 2003, respectively. Capitalized software costs are classified as office equipment.

PCS Licenses and Microwave Relocation Costs

The Company operates broadband personal communication services networks under licenses granted by the FCC for a particular geographic area on spectrum allocated by the FCC for broadband PCS services. The PCS licenses included the obligation through April 2005 to relocate existing fixed microwave users of the Company’s licensed spectrum if the Company’s spectrum interfered with their systems and/or reimburse other carriers (according to FCC rules) that relocated prior users if the relocation benefits the Company’s system. Additionally, as discussed in Note 10, the Company incurred costs related to microwave relocation in constructing its PCS network. The PCS licenses and microwave relocation costs are recorded at cost. Although PCS licenses are issued with a stated term, generally ten years, the renewal of PCS licenses is generally a routine matter without substantial cost and the Company has determined that no legal, regulatory, contractual, competitive, economic, or other factors currently exist that limit the useful life of its PCS licenses. As such, under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company does not amortize PCS licenses and microwave relocation costs as they are considered to have indefinite lives and together represent the cost of the Company’s spectrum. The Company is required to test indefinite-lived intangible assets, consisting of PCS licenses and microwave relocation costs, for impairment on an annual basis based upon a fair value approach. Indefinite-lived intangible assets must be tested between annual tests if events or changes in circumstances indicate that the asset might be impaired. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in an entity’s market value, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business, or other factors. The Company completed its impairment tests during the third quarter and no impairment has been recognized through December 31, 2005.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred. Advertising costs totaled $25.6 million, $22.2 million and $21.5 million during the years ended December 31, 2005, 2004 and 2003, respectively.

Income Taxes

The Company records income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes,” (“SFAS No. 109”). SFAS No. 109 uses an asset and liability approach to account for income taxes, wherein deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities result in deferred tax assets, a valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company’s ability to recognize the benefits of the assets in future years.

The Company establishes reserves when, despite the belief that the Company’s tax return positions are fully supportable, the Company believes that certain positions it has taken might be challenged and ultimately might not be sustained. The Company adjusts these reserves in light of changing facts and circumstances. The Company’s effective tax rate includes the impact of reserve positions and changes to reserves that the

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Company considers appropriate. A number of years may elapse before a particular matter, for which the Company has established a reserve, is finally resolved. Unfavorable settlement of any particular issue would require the use of cash. Favorable resolution would be recognized as a reduction to the effective rate in the year of resolution. Other long-term liabilities included tax reserves in the amount of $17.1 million and $18.9 million at December 31, 2005 and 2004, respectively. Accounts payable and accrued expenses included tax reserves in the amount of $4.1 million at December 31, 2005 (See Note 16).

Other Comprehensive Income

Unrealized gains and losses on available-for-sale securities and cash flow hedging derivatives are reported in accumulated other comprehensive income (loss) as a separate component of stockholders’ equity until realized. Realized gains and losses on available-for-sale securities are included in interest income. Gains or losses on cash flow hedging derivatives reported in accumulated other comprehensive income (loss) are reclassified to earnings in the period in which earnings are affected by the underlying hedged transaction.

Stock-Based Compensation

The Company follows the disclosure requirements of SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” which amends the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

As permitted by SFAS No. 123, the Company measures compensation expense for its stock-based employee compensation plans, described further in Note 14, using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”).

The Company has adopted the disclosure-only provisions of SFAS No. 123. The following table illustrates the effect on net income applicable to Common Stock (in thousands) and net income per common share as if the Company had elected to recognize compensation costs based on the fair value at the date of grant for the Company’s Common Stock awards consistent with the provisions of SFAS No. 123 (See Note 14 for assumptions used in the fair value method):

	2005	2004	2003

Net income (loss) applicable to Common Stock — as reported	$176,065	$43,411	$(3,608)
Add: Amortization of deferred compensation determined under the intrinsic method for employee stock awards, net of tax	1,584	6,036	2,725
Less: Total stock-based employee compensation expense determined under the fair value method for employee stock awards, net of tax	(3,227)	(5,689)	(1,642)

Net income (loss) applicable to Common Stock — pro forma	$174,422	$43,758	$(2,525)

Basic net income (loss) per common share:
As reported	$2.12	$0.55	$(0.10)

Pro forma	$2.10	$0.55	$(0.07)

Diluted net income (loss) per common share:
As reported	$1.87	$0.46	$(0.10)

Pro forma	$1.86	$0.46	$(0.07)

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The pro forma amounts presented above may not be representative of the future effects on reported net income since the pro forma compensation expense is allocated over the periods in which options become exercisable, and new option awards may be granted each year.

Asset Retirement Obligations

The Company accounts for asset retirement obligations as determined by SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”) and FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” (“FIN No. 47”). SFAS No. 143 and FIN No. 47 address financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. SFAS No. 143 requires that companies recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The Company adopted SFAS No. 143 on January 1, 2003.

The Company is subject to asset retirement obligations associated with its cell site operating leases, which are subject to the provisions of SFAS No. 143 and FIN No. 47. Cell site lease agreements may contain clauses requiring restoration of the leased site at the end of the lease term to its original condition, creating an asset retirement obligation. This liability is classified under other long-term liabilities. Landlords may choose not to exercise these rights as cell sites are considered useful improvements. In addition to cell site operating leases, the Company has leases related to switch site, retail, and administrative locations subject to the provisions of SFAS No. 143 and FIN No. 47.

The adoption of SFAS No. 143 resulted in a January 1, 2003 adjustment to record a $0.7 million increase in the carrying values of property and equipment with a corresponding increase in other long-term liabilities. In addition, $0.1 million of accretion, before taxes, was recorded to increase the liability to $0.8 million at adoption. The net effect was to record a loss of approximately $0.1 million as a cumulative effect adjustment resulting from a change in accounting principle in the Company’s consolidated statements of income upon adoption on January 1, 2003.

The following table summarizes the Company’s asset retirement obligation transactions (in thousands):

	2005	2004

Beginning asset retirement obligations	$1,893	$1,115
Liabilities incurred	1,206	525
Accretion expense	423	253

Ending asset retirement obligations	$3,522	$1,893

Earnings Per Share

Basic earnings per share (“EPS”) are based upon the weighted average number of common shares outstanding for the period. Diluted EPS is computed in the same manner as EPS after assuming issuance of common stock for all potentially dilutive equivalent shares, whether exercisable or not.

The Series D Cumulative Convertible Redeeming Participating Preferred Stock and Series E Cumulative Convertible Redeeming Participating Preferred Stock (collectively, the “preferred stock”) are participating securities, such that in the event a dividend is declared or paid on the common stock, the Company must simultaneously declare and pay a dividend on the preferred stock as if they had been converted into common stock. In accordance with EITF Issue 03-6, “Participating Securities and the Two-Class Method under FASB

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Statement No. 128” (“EITF 03-6”), the preferred stock is considered a “participating security” for purposes of computing earnings or loss per common share and, therefore, the preferred stock is included in the computation of basic and diluted earnings per common share using the two-class method, except during periods of net losses. When determining basic earnings per common share under EITF 03-6, undistributed earnings for a period are allocated to a participating security based on the contractual participation rights of the security to share in those earnings as if all of the earnings for the period had been distributed.

Recent Accounting Pronouncements

In December 2003, the FASB issued a revised interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” (“FIN No. 46(R)”), which replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“FIN No. 46”). FIN No. 46(R) clarifies and expands current accounting guidance for variable interest entities. FIN No. 46 and FIN No. 46(R) are effective immediately for all variable interest entities created after January 31, 2003, and for variable interest entities prior to February 1, 2003, no later than the end of the first reporting period after March 15, 2004. The adoption of FIN No. 46 and FIN No. 46(R) did not have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments, including stock options granted to employees. SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB No. 25 and its related interpretations. This statement will be effective for awards granted, modified or settled in interim periods or fiscal years beginning after December 15, 2005. Although early adoption is allowed, the Company will adopt SFAS No. 123(R) as of the required effective date for calendar year companies, which is January 1, 2006. The Company estimates compensation expense related to the adoption of SFAS No. 123(R) to be approximately $10.6 million for the year ending December 31, 2006.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 replaces APB Opinion No. 20, “Accounting Changes” (“APB No. 20”), and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable to determine either the period-specific effects or the cumulative effects of the change. APB No. 20 previously required that most voluntary changes in accounting principles be recognized by including in net income in the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 generally will not apply with respect to the adoption of new accounting standards, as new accounting standards usually include specific transition provisions, and will not override transition provisions contained in new or existing accounting literature. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005, and early adoption is permitted for accounting changes and error corrections made in years beginning after the date that SFAS No. 154 was issued. The adoption of this statement is not expected to have a material effect on the financial condition or results of operations of the Company.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”). SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends FASB Statement No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material effect on the financial condition or results of operations of the Company.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS No. 156”). SFAS No. 156 amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. SFAS No. 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. Under SFAS No. 156, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. Adoption of SFAS No. 156 is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material effect on the financial condition or results of operations of the Company.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes,” (“FIN No. 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109. FIN No. 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company has not completed its evaluation of the effect of FIN No. 48.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in the Current Year Financial Statements,” (“SAB 108”), which addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies may record the effect as a cumulative effect adjustment to beginning of year retained earnings. SAB 108 is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The Company is required to adopt this interpretation by December 31, 2006. The adoption of this statement is not expected to have a material effect on the financial condition or results of operations of the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company will be required to adopt SFAS No. 157 in the first quarter of fiscal year 2008. The Company has not completed its evaluation of the effect of SFAS No. 157.

3.	Majority-Owned Subsidiary:

On November 24, 2004, MetroPCS, through its wholly-owned subsidiaries, together with C9 Wireless, LLC, an independent, unaffiliated third-party, formed a limited liability company, Royal Street, that qualified to bid for closed licenses and to receive bidding credits as a very small business on open licenses in FCC Auction No. 58. MetroPCS indirectly owns 85% of the limited liability company member interest of Royal Street, but may elect only two of five members of the Royal Street management committee, which has the full power to direct the management of Royal Street. Royal Street holds all licenses won in Auction No. 58. At Royal Street’s request and subject to Royal Street’s control and direction, MetroPCS is constructing Royal Street’s networks and has agreed to purchase, via a resale arrangement, as much as 85% of the engineered service capacity of Royal Street’s networks. The consolidated financial statements include the balances and

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

results of operations of MetroPCS and its wholly-owned subsidiaries as well as the balances and results of operations of Royal Street. The Company consolidates its interest in Royal Street in accordance with FASB Interpretation No. 46-R, “Consolidation of Variable Interest Entities,” because Royal Street is a variable interest entity and the Company will absorb all of Royal Street’s expected losses. All intercompany accounts and transactions between the Company and Royal Street have been eliminated in the consolidated financial statements.

C9 Wireless, LLC has a right to put its interests in Royal Street to MetroPCS at specific future dates based on a contractually determined amount (the “Put Right”). The Put Right represents an unconditional obligation of MetroPCS and its wholly-owned subsidiaries to purchase Royal Street interests from C9 Wireless, LLC. In accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” this obligation is recorded as a liability and is measured at each reporting date as the amount of cash that would be required to settle the obligation under the contract terms if settlement occurred at the reporting date.

4.	Short-Term Investments:

Short-term investments consisted of the following (in thousands):

	2005
		Gross	Gross	Aggregate
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

United States government and agencies	$28,999	$—	$(241)	$28,758
Auction rate securities	333,819	—	—	333,819
Corporate bonds	27,788	57	—	27,845

Total short-term investments	$390,606	$57	$(241)	$390,422

	2004
		Gross	Gross	Aggregate
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

United States government and agencies	$29,995	$—	$(366)	$29,629
Auction rate securities	5,300	—	—	5,300
Corporate bonds	2,074	—	(39)	2,035

Total short-term investments	$37,369	$—	$(405)	$36,964

The cost and aggregate fair values of short-term investments by contractual maturity at December 31, 2005 were as follows (in thousands):

		Aggregate
	Amortized	Fair
	Cost	Value

Less than one year	$95,156	$95,030
Due in 1 - 2 years	2,000	1,942
Due in 2 - 5 years	—	—
Due after 5 years	293,450	293,450

Total	$390,606	$390,422

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

5.	Derivative Instruments and Hedging Activities:

On June 27, 2005, MetroPCS Wireless, Inc. (“Wireless”) entered into a three-year interest rate cap agreement, as required by Wireless’ First Lien Credit Agreement, maturing May 31, 2011, and Second Lien Credit Agreement maturing May 31, 2012 (collectively, the “Credit Agreements”), to mitigate the impact of interest rate changes on 50% of the aggregate debt outstanding thereunder. An interest rate cap represents a right to receive cash if interest rates rise above a contractual strike rate. At December 31, 2005, the interest rate cap agreement has a notional value of $450.0 million and Wireless will receive payments on a semiannual basis if the six-month LIBOR interest rate exceeds 3.75% through January 1, 2007 and 6.00% through the agreement maturity date of July 1, 2008. Wireless paid $1.9 million upon execution of the interest rate cap agreement. This financial instrument is reported in long-term investments at fair market value, which was $5.1 million as of December 31, 2005. The change in fair value of $3.2 million is reported in accumulated other comprehensive income (loss) in the consolidated balance sheets, net of income taxes in the amount of $1.3 million.

The interest rate cap has been designated as a cash flow hedge. If a derivative is designated as a cash flow hedge and the hedging relationship qualifies for hedge accounting under the provisions of SFAS No. 133, the effective portion of the change in fair value of the derivative is recorded in accumulated other comprehensive income (loss) and reclassified to interest expense in the period in which the hedged transaction affects earnings. The ineffective portion of the change in fair value of a derivative qualifying for hedge accounting is recognized in interest expense in the period of the change.

At inception of the hedge and quarterly thereafter, the Company performs an assessment to determine whether changes in the fair values or cash flows of the derivatives are deemed highly effective in offsetting changes in the fair values or cash flows of the hedged transaction. If at any time subsequent to the inception of the hedge, the assessment indicates that the derivative is no longer highly effective as a hedge, the Company will discontinue hedge accounting and recognize all subsequent derivative gains and losses in results of operations.

During the next twelve months, the Company expects to reclassify into earnings gains that are reported in accumulated other comprehensive income (loss) of approximately $2.8 million, net of income taxes of $1.8 million, at the time the underlying hedged transaction is realized.

6.	Intangible Assets:

The changes in the carrying value of intangible assets during the years ended December 31, 2005 and 2004 are as follows (in thousands):

		Microwave
		Relocation
	PCS Licenses	Costs

Balance at December 31, 2003	$90,619	$10,000
Additions	63,525	63
Reductions	—	(497)

Balance at December 31, 2004	$154,144	$9,566
Additions	528,930	—
Reductions	(1,775)	(379)

Balance at December 31, 2005	$681,299	$9,187

PCS licenses represent the 14 C-Block PCS licenses acquired by the Company in the FCC auction in May 1996, as well as PCS licenses subsequently acquired from other carriers. PCS licenses also represent licenses acquired in 2005 by Royal Street in Auction No. 58.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The grant of the licenses by the FCC subjects the Company to certain FCC ongoing ownership restrictions. Should the Company cease to continue to qualify under such ownership restrictions, the PCS licenses may be subject to revocation or require the payment of fines or forfeitures. All PCS licenses held by the Company will expire ten years from the initial date of grant of the PCS license by the FCC; however, the FCC rules provide for renewal. Such renewals are granted routinely without substantial cost.

On April 19, 2004, the Company acquired four PCS licenses for an aggregate purchase price of $11.5 million. The PCS licenses cover 15 MHz of spectrum in each of the basic trading areas of Modesto, Merced, Eureka, and Redding, California.

On October 29, 2004, the Company acquired two PCS licenses for an aggregate purchase price of $43.5 million. The PCS licenses cover 10 MHz of spectrum in each of the basic trading areas of Tampa-St. Petersburg-Clearwater, Florida, and Sarasota-Bradenton, Florida.

On November 28, 2004, the Company executed a license purchase agreement by which the Company agreed to acquire 10 MHz of PCS spectrum in the basic trading area of Detroit, Michigan and certain counties of the basic trading area of Dallas/Ft. Worth, Texas for $230.0 million pursuant to a two-step, tax-deferred, like-kind exchange transaction under Section 1031 of the Internal Revenue Code of 1986, as amended.

On December 20, 2004, the Company acquired a PCS license for a purchase price of $8.5 million. The PCS license covers 20 MHz of spectrum in the basic trading area of Daytona Beach, Florida.

On May 11, 2005, the Company completed the sale of a 10 MHz portion of its 30 MHz PCS license in the San Francisco-Oakland-San Jose, California basic trading area for cash consideration of $230.0 million. The sale was structured as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, through which the Company’s right, title and interest in and to the divested PCS spectrum was exchanged for the PCS spectrum acquired in Dallas/Ft. Worth, Texas and Detroit, Michigan through a license purchase agreement for an aggregate purchase price of $230.0 million. The purchase of the PCS spectrum in Dallas/Ft. Worth and Detroit was accomplished in two steps with the first step of the exchange occurring on February 23, 2005 and the second step occurring on May 11, 2005 when the Company consummated the sale of 10 MHz of PCS spectrum for the San Francisco-Oakland-San Jose basic trading area. The sale of PCS spectrum resulted in a gain on disposal of asset in the amount of $228.2 million.

On July 7, 2005, the Company acquired a 10 MHz F-Block PCS license for Grayson and Fannin counties in the basic trading area of Sherman-Denison, Texas for an aggregate purchase price of $0.9 million.

On August 12, 2005, the Company acquired a 10 MHz F-Block PCS license in the basic trading area of Bakersfield, California for an aggregate purchase price of $4.0 million.

On December 21, 2005, the FCC granted Royal Street 10 MHz of PCS spectrum in the Los Angeles, California; Orlando, Lakeland-Winter Haven, Jacksonville, Melbourne-Titusville, and Gainesville, Florida basic trading areas. Royal Street, as the high bidder in Auction No. 58, had previously paid approximately $294.0 million to the FCC for these PCS licenses.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

7.	Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consisted of the following (in thousands):

	2005	2004

Accounts payable	$29,430	$19,540
Book overdraft	9,920	10,486
Accrued accounts payable	69,611	40,524
Accrued liabilities	7,590	5,382
Vendor purchase commitment	—	5,091
Payroll and employee benefits	12,808	6,941
Accrued interest	17,578	4,393
Taxes, other than income	23,211	13,184
Income taxes	4,072	—

Accounts payable and accrued expenses	$174,220	$105,541

8.	Long-Term Debt:

Long-term debt consisted of the following (in thousands):

	2005	2004

FCC notes	$—	$33,409
Senior Notes	—	150,000
Microwave relocation obligations	2,690	4,061
Credit Agreements	900,000	—

Total	902,690	187,470
Less: original issue discount	—	(2,471)
Add: unamortized premium on debt	2,864	—

Total debt	905,554	184,999
Less: current maturities	(2,690)	(14,310)

Total long-term debt	$902,864	$170,689

Maturities of the principal amount of long-term debt at face value are as follows (in thousands):

For the Year Ending December 31,

2006	$2,690
2007	—
2008	—
2009	—
2010	—
Thereafter	900,000

Total	$902,690

FCC Debt

The FCC notes matured in January 2007, had an annual interest rate of 6.5% and provided for quarterly payments of interest only until April 2003 and principal and interest thereafter until maturity. The FCC notes

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

were secured by a first priority interest in the Company’s original PCS licenses acquired by the Company in the FCC auction in May 1996.

Based on an estimated fair market borrowing rate of 14% at time of issuance, the FCC notes are recorded on the Company’s consolidated financial statements at December 31, 2004, at the discounted value of $30.9 million. The discount of $2.5 million at December 31, 2004, was amortized using the effective interest method over the term of the debt. Amortization of the original issue discount resulted in additional interest expense of $0.6 million and $2.4 million for the years ended December 31, 2005 and 2004, respectively.

On March 2, 2005, in connection with the sale of 10 MHz of PCS spectrum in the San Francisco-Oakland-San Jose, California basic trading area, the Company repaid the outstanding principal balance of $12.2 million in debt payable to the FCC. This debt was incurred in connection with the original acquisition of the 30 MHz of PCS spectrum for the San Francisco-Oakland-San Jose basic trading area. The repayment resulted in a loss on extinguishment of debt of $0.9 million.

On May 31, 2005, the Company repaid the remaining outstanding principal balance of $15.7 million in debt payable to the FCC. This debt was incurred in connection with the acquisition by the Company of its original PCS licenses in the FCC auction in May 1996. The repayment resulted in a loss on extinguishment of debt of $1.0 million.

As provided by FCC regulations, and further discussed in Note 10, the Company opted to make payments on the installment method to the various carriers to whom it owes a microwave relocation cost sharing liability. The Company remitted a 10% down payment upon presentation of the supported costs by the carrier and makes payments to the carriers for the same terms as the FCC notes which mature in ten years from inception.

$150 Million 10 3/4% Senior Notes

On September 29, 2003, MetroPCS, Inc. completed the sale of $150.0 million of 10 3/4% Senior Notes due 2011 (the “Senior Notes”). The Senior Notes are guaranteed on a senior unsecured basis by all of MetroPCS, Inc.’s current and future domestic restricted subsidiaries, other than Royal Street and certain immaterial subsidiaries. MetroPCS, Inc. has no independent assets or operations. The guarantees are full and unconditional and joint and several, and as of December 31, 2004 there are no wholly-owned subsidiaries of MetroPCS, Inc. other than the subsidiary guarantors. MetroPCS and Royal Street are not guarantors of the Senior Notes. The Senior Notes rank equally in right of payment with all of MetroPCS, Inc.’s future senior unsecured indebtedness, and rank senior to all of MetroPCS, Inc.’s future subordinated indebtedness. The Senior Notes are effectively subordinated to MetroPCS, Inc.’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. MetroPCS, Inc. may redeem some or all of the Senior Notes at any time on or after October 1, 2007, beginning at 105.375% of principal amount, plus accrued and unpaid interest, decreasing to 100% of principal amount, plus accrued and unpaid interest on October 1, 2009. In addition, prior to October 1, 2006, MetroPCS, Inc. may redeem up to 35% of the Senior Notes with the net proceeds of equity sales at 110.75% of principal amount, plus accrued and unpaid interest; provided that the redemption occurs within 90 days of the closing of such offering. The indenture also contains repurchase provisions related to asset sales and changes in control. Additionally, the indenture, among other things, restricts the ability of MetroPCS, Inc. and its restricted subsidiaries under certain conditions to:

•	incur additional indebtedness and, in the case of our restricted subsidiaries, issue preferred stock;

•	create liens on their assets;

•	pay dividends or make other restricted payments;

•	make investments;

•	enter into transactions with affiliates;

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Notes to Consolidated Financial Statements — (Continued)

•	sell or make dispositions of assets;

•	place restrictions on the ability of subsidiaries to pay dividends or make other payments to MetroPCS, Inc.;

•	engage in certain business activities; and

•	merge or consolidate.

The net proceeds of the offering were approximately $144.5 million after estimated underwriter fees and other debt issuance costs of $5.5 million which have been recorded in other assets and are being amortized over the life of the debt. Of such costs, $0.1 million is included in accounts payable and accrued expenses at December 31, 2003. The net proceeds will be used to further deploy the Company’s network and related infrastructure, as well as for general corporate purposes. MetroPCS, Inc. is subject to certain covenants set forth in the indenture governing the Senior Notes. On August 20, 2004, the Company announced that it would delay the filing of its quarterly report on Form 10-Q for the quarter ended June 30, 2004 pending the completion of an independent investigation. Failure to file the quarterly report for the quarter ended June 30, 2004 in a timely manner constituted a failure to comply with the covenant relating to the Senior Notes (the “Reporting Covenant”), requiring the Company to file with the SEC, and furnish to the holders of the Senior Notes, certain reports required to be filed pursuant to the Securities Exchange Act of 1934. On September 9, 2004, the trustee under the indenture provided notice to MetroPCS, Inc. of its failure to comply with the Reporting Covenant. Had MetroPCS, Inc. not complied with the Reporting Covenant (or otherwise obtained a waiver related thereto) by November 8, 2004, this failure to comply would have constituted an event of default under the indenture and would have permitted the trustee (or the holders of at least 25% of the principal amount of the Senior Notes) to accelerate the Senior Notes. On November 3, 2004, MetroPCS, Inc. received and accepted consents from the holders of a majority of its Senior Notes to a limited waiver, for up to 180 days, of any default or event of default arising from a failure to file with the SEC, and furnish to the holders of the notes, reports required to be filed pursuant to the Securities Exchange Act of 1934. The Company believes that there was no uncured event of noncompliance at December 31, 2004.

On May 10, 2005, holders of all of the Senior Notes tendered their Senior Notes in response to MetroPCS, Inc.’s cash tender offer and consent solicitation. As a result, MetroPCS, Inc. executed a supplemental indenture governing the Senior Notes to eliminate substantially all of the restrictive covenants and event of default provisions in the Indenture, to amend other provisions of the Indenture, and to waive any and all defaults and events of default that may have existed under the Indenture. On May 31, 2005, MetroPCS, Inc. purchased all of its outstanding Senior Notes in the tender offer. MetroPCS, Inc. paid the holders of the notes $178.9 million plus accrued interest of $2.7 million in the tender offer, resulting in a loss on extinguishment of debt of $34.0 million.

Bridge Credit Agreement

In February 2005, Wireless entered into a secured bridge credit facility, dated as of February 22, 2005 (as amended, the “Bridge Credit Agreement”). The aggregate credit commitments available under the Bridge Credit Agreement totaled $540.0 million. The lenders funded $240.0 million and $300.0 million under the Bridge Credit Agreement in February 2005 and March 2005, respectively.

The Bridge Credit Agreement provided that all borrowings were senior secured obligations of Wireless and were guaranteed on a senior secured basis by MetroPCS, Inc. and its wholly-owned subsidiaries (other than Wireless). The obligations under the Bridge Credit Agreement were secured by security interests in substantially all of the assets of MetroPCS, Inc. and its wholly-owned subsidiaries, including capital stock, except as prohibited by law and certain permitted exceptions, as more fully described in the Security Agreement and the Pledge Agreement, both dated as of February 22, 2005, as amended.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

In May 2005, Wireless repaid the aggregate outstanding principal balance under the Bridge Credit Agreement of $540.0 million and accrued interest of $8.7 million. As a result, Wireless recorded a loss on extinguishment of debt in the amount of $10.4 million.

First and Second Lien Credit Agreements

On May 31, 2005, MetroPCS, Inc. and Wireless, both wholly-owned subsidiaries of MetroPCS, entered into the Credit Agreements, which provided for total borrowings of up to $900.0 million. MetroPCS, Inc. and its wholly-owned subsidiaries also entered into Guarantee and Collateral Agreements, dated as of May 31, 2005, in connection with the Credit Agreements, in which the lenders hold a security interest in substantially all property, including capital stock, now owned or at any time acquired by MetroPCS, Inc. and its wholly-owned subsidiaries, except for certain permitted exceptions or as prohibited by law. Royal Street did not enter into any Guarantee and Collateral Agreements in connection with the Credit Agreements, however, MetroPCS pledged the promissory note that Royal Street has given the Company in connection with amounts borrowed by Royal Street from Wireless. On May 31, 2005, Wireless borrowed $500.0 million under the First Lien Credit Agreement and $250.0 million under the Second Lien Credit Agreement.

On December 19, 2005, Wireless entered into amendments to the Credit Agreements and borrowed an additional $50.0 million under the First Lien Credit Agreement and an additional $100.0 million under the Second Lien Credit Agreement. Under the amendments to the Credit Agreements the total amount available under the First Lien Credit Agreement increased by $330.0 million and the total amount available under the Second Lien Credit Agreement increased by $220.0 million, for a total increase in the amounts available under the Credit Agreements of $550.0 million. Wireless’s ability to draw on this additional $550.0 million is restricted until it complies with certain conditions which were not met at December 31, 2005.

The interest rates on the outstanding debt under the Credit Agreements are variable. The rates as of December 31, 2005 were 8.25% for $500.0 million outstanding under the First Lien Credit Agreement and 10.75% for $250.0 million outstanding under the Second Lien Credit Agreement. As of December 31, 2005, the interest rates on the additional funds borrowed by Wireless on December 19, 2005 were 8.875% for the $50.0 million borrowed under the First Lien Credit Agreement and 11.375% for the $100.0 million borrowed under the Second Lien Credit Agreement. As of December 31, 2005, there was a total of $900.0 million outstanding under the Credit Agreements, which is reported as long-term debt on the accompanying consolidated balance sheets.

9.	Concentrations:

The Company purchases a substantial portion of its wireless infrastructure equipment and handset equipment from only a few major suppliers. Further, the Company generally relies on one key vendor in each of the following areas: network infrastructure equipment, billing services, customer care, handset logistics and long distance services. Loss of any of these suppliers could adversely affect operations temporarily until a comparable substitute could be found.

Local and long distance telephone and other companies provide certain communication services to the Company. Disruption of these services could adversely affect operations in the short term until an alternative telecommunication provider was found.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the diversity of the Company’s indirect retailer base.

10.	Commitments and Contingencies:

Until April 2005, the Company was required to share radio frequency spectrum with existing fixed microwave licensees operating on the same spectrum as the Company’s. Until April 2005, to the extent that

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

the Company’s PCS operations interfered with those of existing microwave licensees, the Company was required to pay for the relocation of the existing microwave station paths to alternate spectrum locations or transmission technologies. The FCC adopted a transition plan to move those microwave users to different locations on the spectrum. The FCC also adopted a cost-sharing plan, so that if the relocation of a microwave user benefits more than one PCS licensee, all benefiting PCS licensees are required to share the relocation costs. After the expiration of the FCC-mandated transition and cost sharing plans in April 2005, any remaining microwave user operating in the PCS spectrum must relocate if it interferes with a PCS licensee’s operations, and it will be responsible for its own relocation costs.

The Company has entered into non-cancelable operating lease agreements to lease facilities, certain equipment and sites for towers and antennas required for the operation of its wireless networks. Future minimum rental payments required for all non-cancelable operating leases at December 31, 2005 are as follows (in thousands):

For the Year Ending December 31,

2006	$59,207
2007	60,205
2008	60,997
2009	61,533
2010	62,231
Thereafter	189,897

Total	$494,070

Total rent expense for the years ended December 31, 2005, 2004 and 2003 was $51.6 million, $37.7 million and $29.3 million, respectively.

In May 2001, the Company entered into a purchase commitment with Lucent Technologies, Inc. for the purchase of personal communication services systems totaling $161.0 million, which required $28.0 million and $46.1 million to be purchased for the years ended December 31, 2003 and 2002, respectively. At December 31, 2004, the Company had no outstanding purchase commitments under this agreement.

The Company entered into non-cancelable purchase agreements with a vendor for the acquisition of expansion carriers installed in base stations which are recorded in property and equipment upon shipment. Under these agreements, the Company agreed to pay for the base stations upon shipment, and the expansion carriers at the earlier of the date the carrier is turned on or twelve months from the shipment date of the base station for the first expansion carrier, and the earlier of the date the carrier is turned on or twenty-four months from the shipment date of the base station for the second expansion carrier. Outstanding obligations under these purchase agreements were $5.1 million and $22.1 million at December 31, 2004 and 2003, respectively. Of these amounts, $5.1 million and $13.6 million were included in accounts payable and accrued expenses at December 31, 2004 and 2003, respectively. This agreement was terminated on June 6, 2005 when Wireless entered into a new general purchase agreement with this vendor for the purchase of PCS CDMA system products (“CDMA Products”) and services, including without limitation, wireless base stations, switches, power, cable and transmission equipment and services, with an initial term of three years. The agreement provides for both exclusive and non-exclusive pricing for CDMA Products and the agreement may be renewed at Wireless’ option on an annual basis for three subsequent years after the conclusion of the initial three-year term. If Wireless fails to purchase exclusively CDMA Products from the vendor, it may have to pay certain liquidated damages based on the difference in prices between exclusive and non-exclusive prices for CDMA Products already purchased since the effective date of the agreement, which may be material to Wireless.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. The ultimate disposition of these matters is not expected to have a material adverse impact on the Company’s financial position, results of operations or liquidity.

The Company is involved in various claims and legal actions in relation to claims of patent infringement. The ultimate disposition of these matters is not expected to have a material adverse impact on the Company’s financial position, results of operations or liquidity.

11.	Series D Cumulative Convertible Redeemable Participating Preferred Stock:

In July 2000, MetroPCS, Inc. executed a Securities Purchase Agreement, which was subsequently amended (as amended, the “SPA”). Under the SPA, MetroPCS, Inc. issued shares of Series D Cumulative Convertible Redeemable Participating Preferred Stock, par value of $0.0001 per share (“Series D Preferred Stock”). In January 2001, MetroPCS, Inc. finalized $350.0 million in commitments to issue shares of Series D Preferred Stock. Of this commitment, net proceeds of $88.2 million and $160.0 million were received in 2001 and 2002, respectively. In 2003, MetroPCS, Inc. called the remaining commitments for, and issued, the shares of Series D Preferred Stock for proceeds of approximately $65.5 million. Additionally, all principal and accrued interest totaling $5.1 million on MetroPCS, Inc.’s 2002 Subordinated Convertible Notes were converted into Series D Preferred Stock. In July 2004, each share of MetroPCS, Inc. Series D Preferred Stock was converted into a share of Series D Preferred Stock of MetroPCS (See Note 1). Dividends accrue at an annual rate of 6% of the liquidation value of $100 per share on the Series D Preferred Stock. Dividends of $21.0 million, $21.0 million and $18.5 million were accrued for the years ended December 31, 2005, 2004 and 2003, respectively, and are included in the Series D Preferred Stock balance.

Each share of Series D Preferred Stock will automatically convert into Common Stock upon (i) completion of a Qualified Public Offering (as defined in the SPA), (ii) MetroPCS’ Common Stock trading (or in the case of a merger or consolidation of MetroPCS with another company, other than a sale or change of control of MetroPCS, the shares received in such merger or consolidation having traded immediately prior to such merger and consolidation) on a national securities exchange for a period of 30 consecutive trading dates above a price that implies a market valuation of the Series D Preferred Stock in excess of twice the initial purchase price of the Series D Preferred Stock, or (iii) the date specified by the holders of two-thirds of the outstanding Series D Preferred Stock. The Series D Preferred Stock and the accrued but unpaid dividends thereon are convertible into Common Stock at $9.40 per share of Common Stock, which per share amount is subject to adjustment in accordance with the terms of MetroPCS’ Second Amended and Restated Articles of Incorporation. If not previously converted, MetroPCS is required to redeem all outstanding shares of Series D Preferred Stock on July 17, 2015, at the liquidation value plus accrued but unpaid dividends.

The holders of Series D Preferred Stock, as a class with the holders of Common Stock, have the right to vote on all matters as if each share of Series D Preferred Stock had been converted into Common Stock, except for the election of directors. The holders of Series D Preferred Stock, as a class, can nominate one member of the Board of Directors of MetroPCS. Each share of Series D Preferred Stock is entitled to a liquidation preference upon a liquidation event (as defined in MetroPCS’ Second Amended and Restated Articles of Incorporation) equal to the sum of:

•	the per share liquidation value, plus

•	the greater of:

•	the amount of all accrued and unpaid dividends and distributions on such share, and

•	the amount that would have been paid in respect of such share had it been converted into Common Stock immediately prior to the event that triggered payment of the liquidation preference, net of the

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

liquidation value of the Series D Preferred Stock and the Series E Cumulative Convertible Redeemable Participating Preferred Stock, par value $0.0001 per share, (“Series E Preferred Stock”).

The SPA defines a number of events of noncompliance. Upon an occurrence of an event of noncompliance, the holders of not less than two-thirds of the then outstanding shares of Series D Preferred Stock can request MetroPCS to redeem the outstanding shares at an amount equal to the liquidation value plus accrued but unpaid dividends. The Company believes that there was no uncured or unwaived event of noncompliance at December 31, 2005 and 2004.

12.	Series E Cumulative Convertible Redeemable Participating Preferred Stock:

MetroPCS entered into a stock purchase agreement, dated as of August 30, 2005, under which MetroPCS issued 500,000 shares of Series E Preferred Stock for $50.0 million in cash. Total proceeds to MetroPCS were $46.7 million, net of transaction costs of approximately $3.3 million. The Series E Preferred Stock and the Series D Preferred Stock rank equally with respect to dividends, conversion rights and liquidation preferences. Dividends on the Series E Preferred Stock accrue at an annual rate of 6% of the liquidation value of $100 per share. Dividends of $1.0 million were accrued for the year ended December 31, 2005.

Each share of Series E Preferred Stock will be converted into Common Stock of MetroPCS upon (i) the completion of a Qualifying Public Offering, (as defined in the Second Amended and Restated Stockholders Agreement), (ii) the Common Stock trading (or, in the case of a merger or consolidation of MetroPCS with another company, other than as a sale or change of control of MetroPCS, the shares received in such merger or consolidation having traded immediately prior to such merger or consolidation) on a national securities exchange for a period of 30 consecutive trading dates above a price implying a market valuation of the Series D Preferred Stock over twice the Series D Preferred Stock initial purchase price, or (iii) the date specified by the holders of two-thirds of the Series E Preferred Stock. The Series E Preferred Stock is convertible into Common Stock at $27.00 per share, which per share amount is subject to adjustment in accordance with the terms of the Second Amended and Restated Articles of Incorporation of MetroPCS. If not previously converted, MetroPCS is required to redeem all outstanding shares of Series E Preferred Stock on July 17, 2015, at the liquidation preference of $100 per share plus accrued but unpaid dividends. In 2005 MetroPCS, in connection with the sale of the Series E Preferred Stock, increased the total authorized Preferred Stock to 25,000,000 shares, par value $0.0001 per share.

On October 25, 2005, pursuant to the terms of the stock purchase agreement, the investors in the Series E Preferred Stock also conducted a tender offer in which they purchased outstanding Series D Preferred Stock and Common Stock. The Company believes that there was no uncured or unwaived event of noncompliance at December 31, 2005.

13.	Capitalization:

Warrants

From inception through February 1998, MetroPCS, Inc. issued various warrants to purchase Common Stock in conjunction with sales of stock and in exchange for consulting services, which were converted into warrants in MetroPCS in July 2004. As of December 31, 2005, the total numbers of warrants outstanding was 175,650 at an exercise price of $0.0003 per warrant.

During the year ended December 31, 2005, 760,735 warrants were exercised for 760,735 shares of Common Stock for total proceeds of approximately $0.6 million.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Redemption

If, at any time, ownership of shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock by a holder would cause the Company to violate any FCC ownership requirements or restrictions, MetroPCS may, at the option of the Board of Directors, redeem a number of shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock sufficient to eliminate such violation.

Conversion Rights

On April 15, 2004, the Board of Directors approved the conversion of shares of Class B non-voting common stock into Class C Common Stock. Each outstanding share of Class B non-voting common stock was converted into a share of Class C Common Stock on May 18, 2004. On July 13, 2004, as part of the merger of a wholly-owned subsidiary of MetroPCS into MetroPCS, Inc., each share of the Class A Common Stock, Class C Common Stock and Series D Preferred Stock of MetroPCS, Inc. was converted on a share for share basis into Class A Common Stock, Class C Common Stock or Series D Preferred Stock, as applicable, of MetroPCS. On July 23, 2004, the Class C Common Stock was renamed Common Stock. Effective December 31, 2005, each share of Class A Common Stock was automatically converted into one share of Common Stock upon the occurrence of the Class A Termination Event.

Stock Split

On July 23, 2004, MetroPCS effected a 1-for-2 reverse stock split of the Common Stock of MetroPCS. All share, per share and conversion amounts relating to the Common Stock, stock options, and stock purchase warrants included in the accompanying consolidated financial statements have been retroactively adjusted to reflect the reverse stock split.

Class A Common Stock Termination Event

MetroPCS previously qualified as a very small business designated entity (“DE”). MetroPCS met the DE control requirements of the FCC by issuing Class A Common Stock entitling its holders to 50.1% of the stockholders’ votes and the right to designate directors holding a majority of the voting power of MetroPCS’ Board of Directors. As a result of MetroPCS’ repayment of its FCC debt in May 2005, it was no longer required to maintain its eligibility as a DE. On August 5, 2005 MetroPCS’ wholly-owned licensee subsidiaries each filed administrative updates with the FCC notifying the FCC that MetroPCS was no longer subject to the DE control requirements. The administrative updates were informational in nature since no transfer of de jure or de facto control took place at that time.

As part of the stock purchase agreement for the Series E Preferred Stock, MetroPCS filed its Second Amended and Restated Certificate of Incorporation (“Revised Articles”) and MetroPCS and certain of its stockholders entered into the Second Amended and Restated Stockholders Agreement, dated as of August 30, 2005 (“Stockholders Agreement”). The Revised Articles and Stockholders Agreement required, among other things, that MetroPCS cause a change in control by the later of December 31, 2005 or the date on or after which the FCC’s grant of MetroPCS’ application to transfer control became final (“Class A Termination Event”). The Class A Termination Event triggers, among other things, the conversion of all of the Class A Common Stock into MetroPCS Common Stock and the extinguishment of the special voting and board appointment rights of the Class A Common Stock. In addition, certain supermajority voting rights held by the Series D Preferred Stock and Series E Preferred Stock are also extinguished. The stock purchase agreement for the Series E Preferred Stock requires that under the new structure MetroPCS have a nine member Board of Directors. In addition, after the Class A Termination Event, votes on significant matters requiring a stockholder vote are generally by vote of the holders of a majority of all of the shares of capital stock of MetroPCS, with the holders of the Series D Preferred Stock and Series E Preferred Stock voting with holders of the Common Stock on an “as converted” basis. On November 1, 2005, MetroPCS’ wholly-owned licensee subsidiaries filed

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

transfer of control applications with the FCC to seek the FCC’s consent to the Class A Termination Event. The FCC applications were approved and the grants were listed in an FCC Public Notice on November 8, 2005. The grants became final on December 19, 2005 and the Class A Termination Event occurred on December 31, 2005. The net effect of these changes is that the holders of Class A Common Stock have relinquished affirmative control of MetroPCS to the stockholders as a whole. There was no significant financial accounting impact.

Common Stock Issued to Directors

Non-employee members of MetroPCS’ Board of Directors receive compensation for serving on the Board of Directors, as defined in MetroPCS’ Non-Employee Director Remuneration Plan. The annual retainer provided under the Non-Employee Director Remuneration Plan may be paid in cash, Common Stock, or a combination of cash and Common Stock. During 2005, non-employee members of the Board of Directors were issued 26,479 shares of Common Stock as payment of their annual retainer.

14.	Stock Option Plan:

MetroPCS has two stock option plans (the “Option Plans”) under which it grants options to purchase Common Stock of MetroPCS; the Second Amended and Restated 1995 Stock Option Plan, as amended (“1995 Plan”), and the 2004 Equity Incentive Compensation Plan, as amended (“2004 Plan”). The 1995 Plan terminated in November 2005 and no further awards can be made under the 1995 Plan, but all options granted before November 2005 will remain valid in accordance with their terms. As of December 31, 2005 and 2004, the maximum number of shares reserved for the 2004 Plan was 4,700,000 shares. The 1995 Plan is administered by MetroPCS’ Board of Directors and the 2004 Plan is administered by the Compensation Committee of the Board of Directors of MetroPCS. Vesting periods and terms for stock option grants are determined by the plan administrator, which is MetroPCS’ Board of Directors for the 1995 Plan and the Compensation Committee of the Board of Directors of MetroPCS for the 2004 Plan. No option granted under the 1995 Plan shall have a term in excess of fifteen years and no option granted under the 2004 Plan shall have a term in excess of ten years. Options granted during the years ended December 31, 2005, 2004 and 2003 have a vesting period of one to four years.

Options granted under the 1995 Plan are exercisable upon grant. Shares received upon exercising options prior to vesting are restricted from sale based on a vesting schedule. In the event an option holder’s service with the Company is terminated, MetroPCS may repurchase unvested shares issued under the 1995 Plan at the option exercise price. Options granted under the 2004 Plan are only exercisable upon vesting.

The value of the options is determined by using a Black-Scholes pricing model that includes the following variables: 1) exercise price of the instrument, 2) fair market value of the underlying stock on date of grant, 3) expected life, 4) estimated volatility and 5) the risk-free interest rate. The Company utilized the

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

following weighted-average assumptions in estimating the fair value of the options grants in the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003

Expected dividends	0.00%	0.00%	0.00%
Expected volatility	50.00%	55.00%	68.01%
Risk-free interest rate	4.24%	3.22%	2.82%
Expected lives in years	5.00	5.00	5.00
Weighted-average fair value of options:
Granted at below fair value	$—	$8.64	$5.52
Granted at fair value	$10.32	$7.93	$—
Weighted-average exercise price of options:
Granted at below fair value	$—	$13.37	$4.70
Granted at fair value	$21.39	$15.74	$—

The Black-Scholes model requires the use of subjective assumptions including expectations of future dividends and stock price volatility. Such assumptions are only used for making the required fair value estimate and should not be considered as indicators of future dividend policy or stock price appreciation. Because changes in the subjective assumptions can materially affect the fair value estimate, and because employee stock options have characteristics significantly different from those of traded options, the use of the Black-Scholes option pricing model may not provide a reliable estimate of the fair value of employee stock options.

A summary of the status of the Company’s Option Plans as of December 31, 2005, 2004 and 2003, and changes during the periods then ended, is presented in the table below:

	2005		2004		2003
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding, beginning of year	10,816,285	$2.76	10,352,394	$1.82	9,555,770	$1.55
Granted	1,946,178	$21.39	890,506	$14.28	1,012,425	$4.70
Exercised	(7,556,557)	$1.13	(211,976)	$1.96	(70,946)	$0.60
Forfeited	(371,836)	$12.11	(214,639)	$6.07	(144,855)	$4.70

Outstanding, end of year	4,834,070	$12.54	10,816,285	$2.76	10,352,394	$1.82

Options exercisable at year-end	3,661,859		10,816,285		10,352,394

Options vested at year-end	2,232,110		8,992,324		8,296,724

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding			Options Vested
		Weighted	Weighted		Weighted
		Average	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Exercise Price	Shares	Life	Price	Shares	Price

$ 0.23 - $ 1.00	320,667	6.43	$0.34	320,667	$0.34
$ 4.70 - $ 4.70	1,557,089	5.73	$4.70	1,499,297	$4.70
$ 5.40 - $18.94	1,058,536	7.91	$11.85	346,980	$11.36
$20.00 - $21.46	1,897,778	9.67	$21.42	65,166	$21.41

	4,834,070			2,232,110

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

In 2004, Congress passed the American Job Creation Act of 2004 which changed certain rules with respect to deferred compensation, including options to purchase MetroPCS’ Common Stock which were granted below the fair market value of the Common Stock as of the grant date. MetroPCS had previously granted certain options to purchase its Common Stock under the 1995 Plan at exercise prices which MetroPCS believes were below the fair market value of its Common Stock at the time of grant. In December 2005, MetroPCS offered to amend the stock option grants of all affected employees by increasing the exercise price of such affected stock option grants to the fair value of MetroPCS’ Common Stock as of the date of grant and granting additional stock options which vested 50% on January 1, 2006 and 50% on January 1, 2007 at the fair market value of MetroPCS’ Common Stock as of the grant date provided that the employee remained employed by the Company on those dates. The total number of affected stock options was 872,380 and MetroPCS granted 135,758 additional stock options.

During 2003, 70,946 options granted under the Option Plans were exercised for 65,000 shares of Class B non-voting common stock and 5,946 shares of Class C Common Stock for total proceeds of approximately $43,000. During 2004, 211,976 options granted under the Option Plans were exercised for 211,976 shares of Common Stock for total proceeds of approximately $0.4 million. During 2005, 7,556,557 options granted under the Option Plans were exercised for 7,556,557 shares of Common Stock for total proceeds of approximately $8.5 million.

As of December 31, 2005, 2004 and 2003, options outstanding under the Option Plans have a weighted average remaining contractual life of 7.80, 7.23 and 8.07 years, respectively.

Deferred compensation, which is included within stockholders’ equity on the consolidated balance sheets, represents the difference between the estimated fair value of the stock and the option exercise price at the date of grant. Deferred compensation is amortized over the vesting period and is recorded as deferred compensation expense within selling, general and administrative expenses. During the year ended December 31, 2005, the Company recorded reductions in deferred compensation in the amount of $2.9 million as a result of forfeitures and the amendment of certain stock option grants due to the American Job Creation Act of 2004, as discussed above. During the year ended December 31, 2004, the Company recorded additional deferred compensation of $0.9 million. The Company recorded a reduction in deferred compensation of $0.1 million in 2003. The Company recognized deferred compensation expense of $0.3 million, $1.7 million and $1.4 million for the years ended December 31, 2005, 2004 and 2003, respectively. In addition, MetroPCS has additional stock options outstanding that are required to be marked-to-market under variable accounting and as a result, the Company recognized additional deferred compensation expense of $2.3 million, $5.1 million and $4.1 million for the years ended December 31, 2005, 2004 and 2003, respectively, to reflect an increase in the estimated value of MetroPCS’ Common Stock. During the year ended December 31, 2004, the Company recognized additional deferred compensation expense of $3.6 million related to the extension of the contractual life of certain outstanding options.

15.	Employee Benefit Plan:

The Company sponsors a savings plan under Section 401(k) of the Internal Revenue Code for the majority of its employees. The plan allows employees to contribute a portion of their pretax income in accordance with specified guidelines. The Company does not match employee contributions but may make discretionary or profit-sharing contributions. The Company has made no contributions to the savings plan through December 31, 2005.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

16.	Income Taxes:

The provision for taxes on income consisted of the following (in thousands):

	2005	2004	2003

Current:
Federal	$(233)	$197	$(4,721)
State	2,603	2,502	2,184

	2,370	2,699	(2,537)

Deferred:
Federal	114,733	39,056	16,230
State	10,322	5,245	2,486

	125,055	44,301	18,716

Provision for income taxes	$127,425	$47,000	$16,179

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Deferred taxes are provided for those items reported in different periods for income tax and financial reporting purposes. The Company’s net deferred tax liability consisted of the following deferred tax assets and liabilities (in thousands):

	2005	2004

Deferred tax assets:
Start-up costs capitalized for tax purposes	$866	$2,772
Net operating loss carry forward	85,152	50,933
Net basis difference in PCS licenses	1,428	6,440
Revenue deferred for book purposes	5,007	3,704
Interconnect accrual	256	445
Allowance for uncollectible accounts	1,272	1,060
Deferred rent expense	5,747	4,063
Deferred compensation	2,818	6,397
Accrued property tax	69	324
Asset retirement obligation	347	215
Accrued board of directors fees	35	27
Inventory capitalization	81	38
Accrued vacation	603	556
Inventory reserve	38	—
Partnership interest	392	—
Other	79	67

Total deferred tax assets	104,190	77,041
Deferred tax liabilities:
Depreciation	(157,083)	(141,132)
Deferred cost of handset sales	(4,867)	(3,407)
Amortization of original issue discount	—	(927)
Prepaid maintenance contracts and other	(297)	(152)
Prepaid insurance	(374)	(685)
Prepaid collateral	(276)	(97)
Gain deferral related to like kind exchange	(83,699)	—
Other comprehensive income	(1,331)	—
Other	—	(26)

Total deferred tax liabilities	(247,927)	(146,426)

Subtotal	(143,737)	(69,385)

Valuation allowance	(194)	(142)

Net deferred tax liability	$(143,931)	$(69,527)

Deferred tax assets and liabilities at December 31, 2005 and 2004 are as follows (in thousands):

	2005	2004

Current deferred tax asset	$2,122	$3,574
Non-current deferred tax liability	(146,053)	(73,101)

Net deferred tax liability	$(143,931)	$(69,527)

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

During 2003, the Company generated approximately $89.5 million of net operating loss for federal income tax purposes, of which $14.1 million was carried back to 2002 and the remaining amount of $75.4 million will be available for carryforward to offset future income. During 2004, the Company generated approximately $49.3 million of net operating loss for federal income tax purposes which will also be available for carryforward to offset future income. At December 31, 2004 the Company has approximately $124.7 million and $160.8 million of net operating loss carryforwards for federal and state income tax purposes, respectively. The federal net operating loss will begin expiring in 2023. The state net operating losses will begin to expire in 2013. The Company has been able to take advantage of accelerated depreciation available under federal tax law, which has created a significant deferred tax liability. The reversal of the timing differences which gave rise to the deferred tax liability, future taxable income and future tax planning strategies will allow the Company to benefit from the deferred tax assets, and as such, most of the valuation allowance was released in 2002. The Company has a valuation allowance of $0.1 million at December 31, 2004 relating primarily to state net operating losses.

During 2005, the Company generated approximately $103.2 million of net operating loss for federal income tax purposes which will also be available for carryforward to offset future income. At December 31, 2005 the Company has approximately $228.7 million and $102.5 million of net operating loss carryforwards for federal and state income tax purposes, respectively. The federal net operating loss will begin expiring in 2023. The state net operating losses will begin to expire in 2013. The Company has been able to take advantage of accelerated depreciation and like-kind exchange gain deferral available under federal tax law, which has created a significant deferred tax liability. The reversal of the timing differences which gave rise to the deferred tax liability, future taxable income and future tax planning strategies will allow the Company to benefit from the deferred tax assets. The Company has a valuation allowance of $0.2 million at December 31, 2005 relating primarily to state net operating losses.

The Company establishes income tax reserves when, despite its belief that its tax returns are fully supportable, it believes that certain positions may be challenged and ultimately modified. The Company established tax reserves of $21.2 million and $18.9 million as of December 31, 2005 and 2004, respectively. The tax reserves are included in other long-term liabilities at December 31, 2004. At December 31, 2005 the tax reserves in the amount of $17.1 million and $4.1 million are included in other long-term liabilities and accounts payable and accrued expenses, respectively.

A reconciliation of income taxes computed at the United States federal statutory income tax rate (35%) to the provision for income taxes reflected in the consolidated statements of income and comprehensive income for the years ended December 31, 2005, 2004 and 2003 is as follows (in thousands):

	2005	2004	2003

U.S. federal income tax provision at statutory rate	$114,136	$39,117	$11,080
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal income tax impact	10,865	5,187	2,407
Change in valuation allowance	52	58	50
Provision for tax uncertainties	2,274	2,561	2,410
Permanent items	98	15	125
Other	—	62	107

Provision for income taxes	$127,425	$47,000	$16,179

Internal Revenue Service Audit

The Internal Revenue Service (the “IRS”) commenced an audit of MetroPCS’ 2002 and 2003 federal income tax returns in March 2005. In October 2005, the IRS issued a 30-day letter which primarily related to depreciation expense claimed on the returns under audit. The Company filed an appeal of the auditor’s

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

assessments in November 2005. The IRS appeals officer made the Company an offer to settle all issues in July 2006. The expected net result of the settlement offer should create an increase to 2002 taxable income of $3.9 million and an increase to the 2003 net operating loss of $0.5 million. The increase to 2002 taxable income would be offset by net operating loss carryback from 2003. The Company owes additional interest on the 2002 deferred taxes of approximately $0.1 million, but no additional tax or penalty. In addition, the IRS Joint Committee concluded its review of the audit and issued a closing letter dated September 5, 2006.

Texas Margin Tax

On May 18, 2006, the Texas Governor signed into law a Texas margin tax (“H.B. No. 3”) which restructures the state business tax by replacing the taxable capital and earned surplus components of the current franchise tax with a new “taxable margin” component. Because the tax base on the Texas margin tax is derived from an income-based measure, the Company believes the margin tax is an income tax and, therefore, the provisions of SFAS No. 109 regarding the recognition of deferred taxes apply to the new margin tax. In accordance with SFAS No. 109, the effect on deferred tax assets of a change in tax law should be included in tax expense attributable to continuing operations in the period that includes the enactment date. Although the effective date of H.B. No. 3 is January 1, 2008, certain effects of the change should be reflected in the financial statements of the first interim or annual reporting period that includes May 18, 2006. The Company has not completed its evaluation of the effect of H.B. No. 3.

17.	Net Income (Loss) Per Common Share:

The following table sets forth the computation of basic and diluted net income (loss) per common share for the periods indicated (in thousands, except share and per share data):

	2005	2004	2003

Basic EPS — Two Class Method:
Net income	$198,677	$64,890	$15,358
Accrued dividends and accretion:
Series D Preferred Stock	(21,479)	(21,479)	(18,966)
Series E Preferred Stock	(1,133)	—	—

Net income (loss) applicable to common stock	$176,065	$43,411	$(3,608)
Amount allocable to common shareholders	54.4%	53.1%	100.00%

Rights to undistributed earnings (losses)	$95,722	$23,070	$(3,608)

Weighted average shares outstanding — basic	45,117,465	42,240,684	36,443,962

Net income (loss) per common share — basic	$2.12	$0.55	$(0.10)

Diluted EPS:
Rights to undistributed earnings (losses)	$95,722	$23,070	$(3,608)

Weighted average shares outstanding — basic	45,117,465	42,240,684	36,443,962
Effect of dilutive securities:
Warrants	896,459	2,214,005	—
Stock options	5,189,606	5,756,540	—

Weighted average shares outstanding — diluted	51,203,530	50,211,229	36,443,962

Net income (loss) per common share — diluted	$1.87	$0.46	$(0.10)

Net income (loss) per common share is computed in accordance with EITF 03-6. Under EITF 03-6, the preferred stock is considered a “participating security” for purposes of computing earnings or loss per common

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

share and, therefore, the preferred stock is included in the computation of basic and diluted net income (loss) per common share using the two-class method, except during periods of net losses. When determining basic earnings per common share under EITF 03-6, undistributed earnings for a period are allocated to a participating security based on the contractual participation rights of the security to share in those earnings as if all of the earnings for the period had been distributed.

At December 31, 2005, 2004 and 2003, 43.1 million, 40.9 million and 34.4 million, respectively, of convertible shares of Series D Preferred Stock were excluded from the calculation of diluted net income (loss) per common share since the effect was anti-dilutive.

At December 31, 2005, 0.6 million of convertible shares of Series E Preferred Stock were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

At December 31, 2003, 7.7 million of warrants to purchase common stock were excluded from the calculation of diluted net loss per common share since the effect was anti-dilutive.

At December 31, 2003, 5.0 million of options to purchase common stock were excluded from the calculation of diluted net loss per common share since the effect was anti-dilutive.

18.	Segment Information:

Operating segments are defined by SFAS No. 131 “Disclosure About Segments of an Enterprise and Related Information,” (“SFAS No. 131”), as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chairman of the Board and Chief Executive Officer.

At December 31, 2005, the Company had eight operating segments based on geographic regions within the United States: Atlanta, Dallas/Ft. Worth, Detroit, Miami, San Francisco, Sacramento, Tampa/Sarasota/Orlando, and Los Angeles. Each of these operating segments provides wireless voice and data services and products to customers in its service areas or is currently constructing a network in order to provide these services. These services include unlimited local and long distance calling, voicemail, caller ID, call waiting, text messaging, picture and multimedia messaging, international long distance and text messaging, ringtones, games and content applications, unlimited directory assistance, ring back tones, nationwide roaming and other value-added services.

The Company aggregates its operating segments into two reportable segments: Core Markets and Expansion Markets.

•	Core Markets, which include Atlanta, Miami, San Francisco, and Sacramento, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and currently exhibit similar financial performance and economic characteristics.

•	Expansion Markets, which include Dallas/Ft. Worth, Detroit, Tampa/Sarasota/Orlando and Los Angeles, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and have similar expected long-term financial performance and economic characteristics.

The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. General corporate overhead, which includes expenses such as corporate employee labor costs, rent and utilities, legal, accounting and auditing expenses, is allocated equally across all

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

operating segments. Corporate marketing and advertising expenses are allocated equally to the operating segments, beginning in the period during which the Company launches service in that operating segment. Expenses associated with the Company’s national data center are allocated based on the average number of customers in each operating segment. There are no transactions between reportable segments.

Interest expense, interest income, gain/loss on extinguishment of debt and income taxes are not allocated to the segments in the computation of segment operating profit for internal evaluation purposes.

	Core	Expansion
Year Ended December 31, 2005	Markets	Markets	Other	Total

Service revenues	$868,681	$3,419	$—	$872,100
Equipment revenues	163,738	2,590	—	166,328
Total revenues	1,032,419	6,009	—	1,038,428
Cost of service	271,437	11,775	—	283,212
Cost of equipment	293,702	7,169	—	300,871
Selling, general and administrative expenses(1)	153,321	9,155	—	162,476
Adjusted EBITDA (deficit)(2)	316,555	(22,090)	—
Depreciation and amortization	84,436	2,030	1,429	87,895
Non-cash compensation expense	2,596	—	—	2,596
Income (loss) from operations	219,777	(24,370)	226,770	422,177
Interest expense	—	—	58,033	58,033
Accretion of put option in majority-owned subsidiary	—	—	252	252
Interest income	—	—	(8,658)	(8,658)
Loss on extinguishment of debt	—	—	46,448	46,448
Income (loss) before provision for income taxes	219,777	(24,370)	130,695	326,102
Capital expenditures	171,783	90,871	3,845	266,499
Total assets	701,675	378,671	1,078,635	2,158,981

(1)	Selling, general and administrative expenses include non-cash compensation disclosed separately.

(2)	Adjusted EBITDA (deficit) is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of each segments’ ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table reconciles segment Adjusted EBITDA (Deficit) for the year ended December 31, 2005 to consolidated income before provision for income taxes:

2005

Segment Adjusted EBITDA (Deficit):
Core Markets Adjusted EBITDA	$316,555
Expansion Markets Adjusted EBITDA (Deficit)	(22,090)

Total	294,465
Depreciation and amortization	(87,895)
Gain on disposal of assets	218,203
Non-cash compensation expense	(2,596)
Interest expense	(58,033)
Accretion of put option in majority-owned subsidiary	(252)
Interest and other income	8,658
Loss on extinguishment of debt	(46,448)

Consolidated income before provision for income taxes	$326,102

For the years ended December 31, 2004 and 2003, the consolidated financial statements represent the Core Markets reportable segment, as the Expansion Markets reportable segment had no operations until 2005.

19.	Guarantor Subsidiaries:

In connection with Wireless’ sale of $1.0 billion of 9 1/4% Senior Notes due 2014 (the “Notes”) and the entry into a new senior secured credit facility, pursuant to which Wireless may borrow up to $1.7 billion (the “Senior Secured Credit Facility”), MetroPCS and all of MetroPCS’ subsidiaries, other than Wireless and Royal Street (the “guarantor subsidiaries”) provided guarantees on the Notes and Senior Secured Credit Facility. These guarantees are full and unconditional as well as joint and several. Certain provisions of the Senior Secured Credit Facility restrict the ability of the guarantor subsidiaries to transfer funds to Wireless. Royal Street and its subsidiaries (the “non-guarantor subsidiaries”) are not guarantors of the Notes or the Senior Secured Credit Facility.

The following information presents condensed consolidating balance sheets as of December 31, 2005 and 2004, condensed consolidating statements of income for the years ended December 31, 2005, 2004 and 2003, and condensed consolidating statements of cash flows for the years ended December 31, 2005, 2004 and 2003 of the parent company, the issuer, the guarantor subsidiaries and the non-guarantor subsidiaries. Investments include investments in subsidiaries held by the parent company and the issuer and have been presented using the equity method of accounting.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Balance Sheet
As of December 31, 2005

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CURRENT ASSETS:
Cash and cash equivalents	$10,624	$95,772	$219	$6,094	$—	$112,709
Short-term investments	24,223	366,199	—	—	—	390,422
Inventories, net	—	34,045	5,386	—	—	39,431
Accounts receivable, net	—	16,852	—	—	(824)	16,028
Prepaid expenses	—	—	21,412	18	—	21,430
Deferred charges	—	13,270	—	—	—	13,270
Deferred tax asset	—	2,122	—	—	—	2,122
Other current assets	208	2,364	14,118	—	—	16,690

Total current assets	35,055	530,624	41,135	6,112	(824)	612,102
Property and equipment, net	—	—	829,457	2,033	—	831,490
Restricted cash and investments	—	2,917	3	—	—	2,920
Long-term investments	—	16,385	—	—	(11,333)	5,052
Investment in subsidiaries	243,930	709,704	—	—	(953,634)	—
PCS licenses	—	—	387,700	293,599	—	681,299
Microwave relocation costs	—	—	9,187	—	—	9,187
Long-term receivable from subsidiaries	—	320,630	—	—	(320,630)	—
Other assets	—	15,360	1,571	—	—	16,931

Total assets	$278,985	$1,595,620	$1,269,053	$301,744	$(1,286,421)	$2,158,981

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$321	$58,104	$125,362	$2,590	$(12,157)	$174,220
Current maturities of long-term debt	—	—	2,690	—	—	2,690
Deferred revenue	—	9,158	47,402	—	—	56,560
Advances to subsidiaries	(559,186)	218,278	340,908	—	—	—
Other current liabilities	—	—	2,147	—	—	2,147

Total current liabilities	(558,865)	285,540	518,509	2,590	(12,157)	235,617
Long-term debt, net	—	902,864	—	—	—	902,864
Long-term note to parent	—	—	—	320,630	(320,630)	—
Deferred tax liabilities	—	146,053	—	—	—	146,053
Deferred rents	—	—	14,739	—	—	14,739
Redeemable minority interest	—	—	—	—	1,259	1,259
Other long-term liabilities	—	17,233	3,625	—	—	20,858

Total liabilities	(558,865)	1,351,690	536,873	323,220	(331,528)	1,321,390
COMMITMENTS AND CONTINGENCIES (See Note 10)
SERIES D PREFERRED STOCK	421,889	—	—	—	—	421,889
SERIES E PREFERRED STOCK	47,796	—	—	—	—	47,796
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	5	—	—	—	—	5
Additional paid-in capital	149,594	—	—	20,000	(20,000)	149,594
Subscriptions receivable	—	—	—	(13,333)	13,333	—
Deferred compensation	(178)	(178)	(178)	—	356	(178)
Retained earnings (deficit)	216,961	242,357	732,358	(28,143)	(946,831)	216,702
Accumulated other comprehensive income	1,783	1,751	—	—	(1,751)	1,783

Total stockholders’ equity	368,165	243,930	732,180	(21,476)	(954,893)	367,906

Total liabilities and stockholders’ equity	$278,985	$1,595,620	$1,269,053	$301,744	$(1,286,421)	$2,158,981

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Balance Sheet
As of December 31, 2004

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CURRENT ASSETS:
Cash and cash equivalents	$1	$22,349	$127	$—	$—	$22,477
Short-term investments	—	36,964	—	—	—	36,964
Inventories, net	—	29,439	4,278	—	—	33,717
Accounts receivable, net	—	9,101	—	—	—	9,101
Prepaid expenses	—	2,610	4,413	—	—	7,023
Deferred charges	—	9,225	—	—	—	9,225
Deferred tax asset	—	3,574	—	—	—	3,574
Other current assets	—	8,031	1,446	25,000	—	34,477

Total current assets	1	121,293	10,264	25,000	—	156,558
Property and equipment, net	—	3,404	632,964	—	—	636,368
Restricted cash and investments	—	2,293	—	—	—	2,293
Investment in subsidiaries	40,069	313,821	—	—	(353,890)	—
PCS licenses	—	—	154,144	—	—	154,144
Microwave relocation costs	—	—	9,566	—	—	9,566
Long-term receivable from subsidiaries	—	18,408	—	—	(18,408)	—
Other assets	—	5,157	1,310	—	—	6,467

Total assets	$40,070	$464,376	$808,248	$25,000	$(372,298)	$965,396

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$—	$16,707	$88,691	$143	$—	$105,541
Current maturities of long-term debt	—	—	14,310	—	—	14,310
Deferred revenue	—	6,371	34,053	—	—	40,424
Advances to subsidiaries	(484,861)	155,579	329,282	—	—	—
Other current liabilities	—	2,559	186	—	—	2,745

Total current liabilities	(484,861)	181,216	466,522	143	—	163,020
Long-term debt, net	—	150,000	20,689	—	—	170,689
Long-term note to parent	—	—	—	18,408	(18,408)	—
Deferred tax liabilities	(921)	74,022	—	—	—	73,101
Deferred rents	—	71	10,260	—	—	10,331
Redeemable minority interest	—	—	—	—	1,008	1,008
Other long-term liabilities	—	18,998	2,405	—	—	21,403

Total liabilities	(485,782)	424,307	499,876	18,551	(17,400)	439,552
COMMITMENTS AND CONTINGENCIES (See Note 10)
SERIES D PREFERRED STOCK	400,410	—	—	—	—	400,410
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	4	—	—	—	—	4
Additional paid-in capital	88,493	—	—	6,667	(6,667)	88,493
Subscriptions receivable	(98)	(98)	—	—	98	(98)
Deferred compensation	(3,331)	(3,331)	—	—	3,331	(3,331)
Retained earnings (deficit)	40,645	43,769	308,372	(218)	(351,931)	40,637
Accumulated other comprehensive income	(271)	(271)	—	—	271	(271)

Total stockholders’ equity	125,442	40,069	308,372	6,449	(354,898)	125,434

Total liabilities and stockholders’ equity	$40,070	$464,376	$808,248	$25,000	$(372,298)	$965,396

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Income
Year Ended December 31, 2005

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

REVENUES:
Service revenues	$—	$—	$872,100	$—	$—	$872,100
Equipment revenues	—	13,960	152,368	—	—	166,328

Total revenues	—	13,960	1,024,468	—	—	1,038,428
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	283,175	37	—	283,212
Cost of equipment	—	12,837	288,034	—	—	300,871
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	274	2,893	158,287	1,022	—	162,476
Depreciation and amortization	—	120	87,775	—	—	87,895
Gain on disposal of assets	—	—	(218,203)	—	—	(218,203)

Total operating expenses	274	15,850	599,068	1,059	—	616,251

Income from operations	(274)	(1,890)	425,400	(1,059)	—	422,177
OTHER EXPENSE (INCOME):
Interest expense	—	58,482	(444)	26,997	(27,002)	58,033
Earnings from consolidated subsidiaries	(198,587)	(396,060)	—	—	594,647	—
Accretion of put option in majority-owned subsidiary	—	—	—	—	252	252
Interest income	(615)	(34,913)	(1)	(131)	27,002	(8,658)
Loss on extinguishment of debt	—	44,589	1,859	—	—	46,448

Total other expense	(199,202)	(327,902)	1,414	26,866	594,899	96,075
Income before provision for income taxes	198,928	326,012	423,986	(27,925)	(594,899)	326,102
Provision for income taxes	—	(127,425)	—	—	—	(127,425)

Net income (loss)	$198,928	$198,587	$423,986	$(27,925)	$(594,899)	$198,677

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Income
Year Ended December 31, 2004

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

REVENUES:
Service revenues	$—	$—	$616,401	$—	$—	$616,401
Equipment revenues	—	11,720	120,129	—	—	131,849

Total revenues	—	11,720	736,530	—	—	748,250
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	200,806	—	—	200,806
Cost of equipment	—	10,944	211,822	—	—	222,766
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	2,631	38,956	89,761	162	—	131,510
Depreciation and amortization	—	915	61,286	—	—	62,201
Loss on disposal of assets	—	24	3,185	—	—	3,209

Total operating expenses	2,631	50,839	566,860	162	—	620,492

Income from operations	(2,631)	(39,119)	169,670	(162)	—	127,758
OTHER EXPENSE (INCOME):
Interest expense	—	16,723	2,307	56	(56)	19,030
Earnings from consolidated subsidiaries	(56,004)	(167,844)	—	—	223,848	—
Accretion of put option in majority-owned subsidiary	—	—	—	—	8	8
Interest income	—	(2,528)	—	—	56	(2,472)
Gain on extinguishment of debt	—	—	(698)	—	—	(698)

Total other expense	(56,004)	(153,649)	1,609	56	223,856	15,868
Income before provision for income taxes	53,373	114,530	168,061	(218)	(223,856)	111,890
Provision for income taxes	921	(47,921)	—	—	—	(47,000)

Net income (loss)	$54,294	$66,609	$168,061	$(218)	$(223,856)	$64,890

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Income
Year Ended December 31, 2003

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

REVENUES:
Service revenues	$—	$—	$369,851	$—	$—	$369,851
Equipment revenues	—	9,372	71,886	—	—	81,258

Total revenues		9,372	441,737			451,109
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	122,211	—	—	122,211
Cost of equipment	—	8,242	142,590	—	—	150,832
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	—	21,671	72,402	—	—	94,073
Depreciation and amortization	—	1,058	41,370	—	—	42,428
Loss on disposal of assets	—	13	379	—	—	392

Total operating expenses	—	30,984	378,952	—	—	409,936

Income from operations	—	(21,612)	62,785	—	—	41,173
OTHER EXPENSE (INCOME):
Interest expense	—	4,613	6,502	—	—	11,115
Earnings from consolidated subsidiaries	—	(56,886)	—	—	56,886	—
Interest income	—	(996)	—	—	—	(996)
Gain on extinguishment of debt	—	—	(603)	—	—	(603)

Total other expense	—	(53,269)	5,899	—	56,886	9,516
Income before provision for income taxes and cumulative effect of change in accounting principle	—	31,657	56,886	—	(56,886)	31,657
Provision for income taxes	—	(16,179)	—	—	—	(16,179)

Income before cumulative effect of change in accounting principle	—	15,478	56,886	—	(56,886)	15,478
Cumulative effect of change in accounting principle	—	(120)	—	—	—	(120)

Net income	$—	$15,358	$56,886	$—	$(56,886)	$15,358

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Cash Flows
Year Ended December 31, 2005

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$198,928	$198,587	$423,986	$(27,925)	$(594,899)	$198,677

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:

Depreciation and amortization	—	120	87,775	—	—	87,895

Provision for uncollectible accounts receivable	—	129	—	—	—	129

Deferred rent expense	—	(72)	4,479	—	—	4,407

Cost of abandoned cell sites	—	—	725	—	—	725

Non-cash interest expense	—	3,695	590	26,997	(26,997)	4,285

Gain on disposal of assets	—	—	(218,203)	—	—	(218,203)

Loss on extinguishment of debt	—	44,589	1,859	—	—	46,448

Gain on sale of investments	(154)	(36)	—	—	—	(190)

Accretion of asset retirement obligation	—	1	422	—	—	423

Accretion of put option in majority-owned subsidiary	—	—	—	—	252	252

Deferred income taxes	52,882	72,173	—	—	—	125,055

Stock-based compensation expense	—	—	2,596	—	—	2,596

Changes in assets and liabilities	(272,868)	(608,004)	13,857	862	896,870	30,717

Net cash (used in) provided by operating activities	(21,212)	(288,818)	318,086	(66)	275,226	283,216

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment	—	—	(266,033)	(466)	—	(266,499)

Change in prepaid purchases of property and equipment	—	—	(11,800)	—	—	(11,800)

Proceeds from sale of property and equipment	—	—	146	—	—	146

Purchase of investments	(54,262)	(685,220)	—	—	—	(739,482)

Proceeds from sale of investments	30,225	356,219	—	—	—	386,444

Change in restricted cash and investments	—	(121)	14	—	—	(107)

Purchases of FCC licenses	—	—	(235,330)	(268,600)	—	(503,930)

Proceeds from sale of FCC licenses	—	—	230,000	—	—	230,000

Net cash used in investing activities	(24,037)	(329,122)	(283,003)	(269,066)	—	(905,228)

CASH FLOWS FROM FINANCING ACTIVITIES:

Change in book overdraft	—	(565)	—	—	—	(565)

Payment upon execution of cash flow hedging derivative	—	(1,899)	—	—	—	(1,899)

Proceeds from Credit Agreements	—	902,875	—	—	—	902,875

Proceeds from Bridge Credit Agreements	—	540,000	—	—	—	540,000

Proceeds from long-term note to parent	—	—	—	275,226	(275,226)	—

Debt issuance costs	—	(29,480)	—	—	—	(29,480)

Repayment of debt	—	(719,671)	(34,991)	—	—	(754,662)

Proceeds from repayment of subscriptions receivable	—	103	—	—	—	103

Proceeds from issuance of preferred stock, net of issuance costs	46,662	—	—	—	—	46,662

Proceeds from exercise of stock options and warrants	9,210	—	—	—	—	9,210

Net cash provided by (used in) financing activities	55,872	691,363	(34,991)	275,226	(275,226)	712,244

INCREASE IN CASH AND CASH EQUIVALENTS	10,623	73,423	92	6,094	—	90,232

CASH AND CASH EQUIVALENTS, beginning of period	1	22,349	127	—	—	22,477

CASH AND CASH EQUIVALENTS, end of period	$10,624	$95,772	$219	$6,094	$—	$112,709

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Cash Flows
Year Ended December 31, 2004

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$54,294	$66,609	$168,061	$(218)	$(223,856)	$64,890

Adjustments to reconcile net income to net cash (used in) provided by operating activities:

Depreciation and amortization	—	915	61,286	—	—	62,201

Provision for uncollectible accounts receivable	—	125	—	—	—	125

Deferred rent expense	—	15	3,451	—	—	3,466

Cost of abandoned cell sites	—	—	1,021	—	—	1,021

Non-cash interest expense	—	470	2,419	56	(56)	2,889

Loss (gain) on disposal of assets	—	24	3,185	—	—	3,209

(Gain) loss on extinguishment of debt	—	—	(698)	—	—	(698)

(Gain) loss on sale of investments	—	576	—	—	—	576

Accretion of asset retirement obligation	—	(1)	254	—	—	253

Accretion of put option in majority-owned subsidiary	—	—	—	—	8	8

Deferred income taxes	(921)	45,362	—	—	—	44,441

Stock-based compensation expense	—	10,429	—	—	—	10,429

Changes in assets and liabilities	(53,837)	(314,588)	77,929	143	247,922	(42,431)

Net cash (used in) provided by operating activities	(464)	(190,064)	316,908	(19)	24,018	150,379

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment	—	(1,558)	(249,272)	—	—	(250,830)

Purchase of investments	—	(158,672)	—	—	—	(158,672)

Proceeds from sale of investments	—	307,220	—	—	—	307,220

Change in restricted cash and investments	—	(1,511)	—	—	—	(1,511)

Purchases of FCC licenses	—	(8,700)	(53,325)	—	—	(62,025)

Deposit to FCC for licenses	—	—	—	(25,000)	—	(25,000)

Microwave relocation costs	—	—	(63)	—	—	(63)

Net cash provided by (used in) investing activities	—	136,779	(302,660)	(25,000)	—	(190,881)

CASH FLOWS FROM FINANCING ACTIVITIES:

Change in book overdraft	—	5,778	—	—	—	5,778

Proceeds from short-term notes payable	—	1,703	—	—	—	1,703

Proceeds from long-term note to parent	—	—	—	18,352	(18,352)	—

Proceeds from capital contributions	—	—	—	6,667	(6,667)	—

Debt issuance costs	—	(164)	—	—	—	(164)

Repayment of debt	—	—	(14,215)	—	—	(14,215)

Proceeds from minority interest in majority-owned subsidiary	—	—	—	—	1,000	1,000

Proceeds from issuance of preferred stock, net of issuance costs	5	—	—	—	—	5

Proceeds from exercise of stock options and warrants	460	—	—	—	—	460

Net cash provided by (used in) financing activities	465	7,317	(14,215)	25,019	(24,019)	(5,433)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	(45,968)	33	—	(1)	(45,935)

CASH AND CASH EQUIVALENTS, beginning of period	—	68,318	94	—	—	68,412

CASH AND CASH EQUIVALENTS, end of period	$1	$22,350	$127	$—	$(1)	$22,477

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Cash Flows
Year Ended December 31, 2003

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$—	$15,358	$56,886	$—	$(56,886)	$15,358
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Cumulative effect of change in accounting principle	—	120	—	—	—	120
Depreciation and amortization	—	1,058	41,370	—	—	42,428
Provision for uncollectible accounts receivable	—	110	—	—	—	110
Deferred rent expense	—	17	2,786	—	—	2,803
Cost of abandoned cell sites	—	—	824	—	—	824
Non-cash interest expense	—	90	2,983	—	—	3,073
Loss on disposal of assets	—	13	379	—	—	392
Gain on extinguishment of debt	—	—	(603)	—	—	(603)
Accretion of asset retirement obligation	—	28	99	—	—	127
Deferred income taxes	—	18,716	—	—	—	18,716
Stock-based compensation expense	—	5,573	—	—	—	5,573
Changes in assets and liabilities	—	(57,393)	24,191	—	56,886	23,684

Net cash (used in) provided by operating activities	—	(16,310)	128,915	—	—	112,605
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	—	(117,731)	—	—	(117,731)
Proceeds from sale of property and equipment	—	—	6	—	—	6
Purchase of other assets	—	—	(35)	—	—	(35)
Purchase of investments	—	(209,149)	—	—	—	(209,149)
Proceeds from sale of investments	—	22,650	—	—	—	22,650
Change in restricted cash and investments	—	953	—	—	—	953
Deposit to FCC for licenses	—	(1,500)	—	—	—	(1,500)
Microwave relocation costs	—	—	(2,062)	—	—	(2,062)

Net cash (used in) provided by investing activities	—	(187,046)	(119,822)	—	—	(306,868)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	—	824	—	—	—	824
Proceeds from 10 3/4% Senior Notes Due 2011	—	145,500	—	—	—	145,500
Debt issuance costs	—	(876)	—	—	—	(876)
Repayment of debt	—	—	(9,077)	—	—	(9,077)
Proceeds from issuance of preferred stock, net of issuance costs	—	65,537	—	—	—	65,537
Proceeds from exercise of stock options and warrants	—	43	—	—	—	43

Net cash provided by financing activities	—	211,028	(9,077)	—	—	201,951

INCREASE IN CASH AND CASH EQUIVALENTS	—	7,672	16	—	—	7,688
CASH AND CASH EQUIVALENTS, beginning of period	—	60,646	78	—	—	60,724

CASH AND CASH EQUIVALENTS, end of period	$—	$68,318	$94	$—	$—	$68,412

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

20.	Related-Party Transactions:

The Company paid approximately $0.2 million, $0.4 million and $0.2 million for the years ended December 31, 2005, 2004 and 2003, respectively, to a law firm for professional services, a partner of which was a director of the Company during 2004 and 2005. The Company paid approximately $1.3 million, $2.3 million and $0.7 million for the years ended December 31, 2005, 2004 and 2003, respectively, to a law firm for professional services, a partner of which is related to a Company officer.

21.	Supplemental Cash Flow Information:

	Year Ended December 31,
	2005	2004	2003
	(In Thousands)

Cash paid for interest	$41,360	$19,180	$3,596
Cash paid for income taxes	—	—	21

Non-cash investing and financing activities:

The Company accrued dividends of $21.0 million, $21.0 million and $18.5 million related to the Series D Preferred Stock for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company accrued dividends of $1.0 million related to the Series E Preferred Stock for the year ended December 31, 2005.

Net changes in the Company’s accrued purchases of property, plant and equipment were $25.3 million, $33.4 million and $19.9 million for the years ended December 31, 2005, 2004 and 2003, respectively. Of the $33.4 million net change for the year ended December 31, 2004, $8.5 million was included in other long-term liabilities.

The Company accrued $0.5 million and $1.0 million of microwave relocation costs for the years ended December 31, 2004 and 2003, respectively. Accrued microwave relocation costs are included in long-term debt and other long-term liabilities.

In addition, in 2003 the Company paid a $1.5 million security deposit toward the purchase of the Modesto, Merced, Eureka, and Redding, California spectrum purchase that was consummated in 2004.

See Note 2 for the non-cash increase in the Company’s asset retirement obligations.

22.	Fair Value of Financial Instruments:

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Long-Term Debt

The fair value of the Company’s long-term debt is estimated based on the quoted market prices for the same of similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The estimated fair values of the Company’s long-term debt, including current maturities, are as follows (in thousands):

	2005		2004
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

FCC notes	$—	$—	$33,409	$32,240
Senior Notes	—	—	150,000	160,875
Microwave relocation obligations	2,690	2,690	4,061	4,061
Credit Agreements	900,000	861,380	—	—

23.	Subsequent Events:

Dallas/Ft. Worth Market Launch

The Company launched service in the Dallas/Ft. Worth metropolitan area on March 23, 2006.

Detroit Market Launch

The Company launched service in the Detroit metropolitan area on April 18, 2006.

$1.25 Billion Exchangeable Senior Secured Credit Agreement

In July 2006, MetroPCS II, Inc. (“MetroPCS II”), a wholly-owned subsidiary of MetroPCS, entered into an Exchangeable Senior Secured Credit Agreement and Guaranty Agreement, dated as of July 13, 2006 (“Senior Secured Credit Agreement”). On that same date, MetroPCS II and one of its wholly-owned subsidiaries, MetroPCS AWS, LLC, also entered into a related Security Agreement, and MetroPCS II, MetroPCS AWS, LLC, and MetroPCS II’s immediate parent, MetroPCS III, Inc., also entered into a related Pledge Agreement. Under the Security Agreement, the lenders under the Senior Secured Credit Agreement hold a security interest in substantially all property, including capital stock, now owned or at any time acquired by the parties to that agreement, except for certain permitted exceptions or as prohibited by law. Under the terms of the Pledge Agreement, the lenders under the Senior Secured Credit Agreement hold a security interest in the capital stock of the subsidiaries of the parties to that agreement.

The aggregate credit commitments available under the Senior Secured Credit Agreement total $1.25 billion. The Senior Secured Credit Agreement provides that all borrowings are senior secured obligations of MetroPCS II and all borrowings are guaranteed by certain subsidiaries of MetroPCS II. On July 14, 2006, the lenders funded $200.0 million under the Senior Secured Credit Agreement.

Auction No. 66

The FCC has announced plans to auction 90 MHz of spectrum to be used for Advanced Wireless Services in Auction No. 66 which is currently scheduled to commence on August 9, 2006. MetroPCS AWS, LLC filed an application with the FCC to participate in Auction No. 66 and the application has been accepted for filing. On July 17, 2006, MetroPCS AWS, LLC submitted an upfront payment to the FCC in the amount of $200.0 million to qualify to participate in Auction No. 66.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Information)
(Unaudited)

	September 30,	December 31,
	2006	2005

CURRENT ASSETS:
Cash and cash equivalents	$116,265	$112,709
Short-term investments	229,546	390,422
Inventories, net	39,648	39,431
Accounts receivable (net of allowance for uncollectible accounts of $1,806 and $2,383 at September 30, 2006 and December 31, 2005, respectively)	23,506	16,028
Prepaid charges	25,854	21,430
Deferred charges	21,442	13,270
Deferred tax asset	10,365	2,122
Other current assets	22,870	16,690

Total current assets	489,496	612,102
Property and equipment, net	1,207,982	831,490
Restricted cash and investments	6,163	2,920
Long-term investments	2,272	5,052
PCS licenses	681,475	681,299
Microwave relocation costs	9,187	9,187
Long-term deposits	200,165	84
Other assets	29,434	16,847

Total assets	$2,626,174	$2,158,981

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$281,789	$174,220
Current maturities of long-term debt	200,000	2,690
Deferred revenue	78,600	56,560
Other current liabilities	2,989	2,147

Total current liabilities	563,378	235,617
Long-term debt, net	902,594	902,864
Deferred tax liabilities	196,314	146,053
Deferred rents	20,104	14,739
Redeemable minority interest	3,823	1,259
Other long-term liabilities	24,023	20,858

Total liabilities	1,710,236	1,321,390
COMMITMENTS AND CONTINGENCIES (See Note 11)
SERIES D CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 4,000,000 shares designated, 3,500,993 shares issued and outstanding at September 30, 2006 and December 31, 2005; Liquidation preference of $442,093 and $426,382 at September 30, 2006 and December 31, 2005, respectively	437,955	421,889
SERIES E CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 500,000 shares designated, 500,000 shares issued and outstanding at September 30, 2006 and December 31, 2005; Liquidation preference of $53,263 and $51,019 at September 30, 2006 and December 31, 2005, respectively	50,294	47,796
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 25,000,000 shares authorized, 4,000,000 of which have been designated as Series D Preferred Stock and 500,000 of which have been designated as Series E Preferred Stock; no shares of preferred stock other than Series D & E Preferred Stock (presented above) issued and outstanding at September 30, 2006 and December 31, 2005	—	—
Common Stock, par value $0.0001 per share, 300,000,000 shares authorized, 52,071,221 and 51,775,698 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	5	5
Additional paid-in capital	157,712	149,594
Deferred compensation	—	(178)
Retained earnings	268,762	216,702
Accumulated other comprehensive income	1,210	1,783

Total stockholders’ equity	427,689	367,906

Total liabilities and stockholders’ equity	$2,626,174	$2,158,981

The accompanying notes are an integral part of these condensed consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income
(In Thousands, Except Share and Per Share Information)
(Unaudited)

	For the Nine Months Ended
	September 30,
	2006	2005

REVENUES:
Service revenues	$916,179	$631,209
Equipment revenues	177,592	118,990

Total revenues	1,093,771	750,199
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $87,602 and $57,270, shown separately below)	313,510	201,940
Cost of equipment	330,898	210,529
Selling, general and administrative expenses (excluding depreciation and amortization expense of $8,585 and $4,625, shown separately below)	171,921	116,206
Depreciation and amortization	96,187	61,895
Loss (gain) loss on disposal of assets	10,763	(218,292)

Total operating expenses	923,279	372,278

Income from operations	170,492	377,921
OTHER EXPENSE (INCOME):
Interest expense	67,408	40,867
Accretion of put option in majority-owned subsidiary	564	187
Interest income	(15,106)	(4,876)
(Gain) loss on extinguishment of debt	(244)	46,448

Total other expense	52,622	82,626
Income before provision for income taxes	117,870	295,295
Provision for income taxes	(47,245)	(115,460)

Net income	70,625	179,835
Accrued dividends on Series D Preferred Stock	(15,711)	(15,711)
Accrued dividends on Series E Preferred Stock	(2,244)	(263)
Accretion on Series D Preferred Stock	(355)	(355)
Accretion on Series E Preferred Stock	(254)	(30)

Net income applicable to Common Stock	$52,061	$163,476

Net income	$70,625	$179,835
Other comprehensive income:
Unrealized (loss) gain on available-for-sale securities, net of tax	(847)	104
Unrealized gain on cash flow hedging derivative, net of tax	896	1,495
Reclassification adjustment for gains included in net income, net of tax	(622)	(30)

Comprehensive income	$70,052	$181,404

Net income per common share: (See Note 10)
Basic	$0.57	$2.02

Diluted	$0.56	$1.74

Weighted average shares:
Basic	51,890,687	43,517,417

Diluted	53,158,789	50,417,637

The accompanying notes are an integral part of these condensed consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	For the Nine Months Ended
	September 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70,625	$179,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,187	61,895
Provision for (recovery of) uncollectible accounts receivable	64	(38)
Deferred rent expense	5,365	3,091
Cost of abandoned cell sites	2,069	251
Non-cash interest expense	3,702	3,766
Loss (gain) on disposal of assets	10,763	(218,292)
(Gain) loss on extinguishment of debt	(244)	46,448
(Gain) loss on sale of investments	(1,875)	49
Accretion of asset retirement obligation	469	103
Accretion of put option in majority-owned subsidiary	564	187
Deferred income taxes	41,792	113,580
Stock-based compensation expense	7,750	3,302
Changes in assets and liabilities:
Inventories	(220)	14,825
Accounts receivable	(7,542)	(3,721)
Prepaid expenses	(7,365)	(1,890)
Deferred charges	(8,172)	(4,443)
Other assets	(2,974)	(4,804)
Accounts payable and accrued expenses	49,121	40,060
Deferred revenue	22,055	10,830
Other liabilities	2,554	1,981

Net cash provided by operating activities	284,688	247,015
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(453,864)	(204,450)
Change in prepaid purchases of property and equipment	2,427	(4,336)
Proceeds from sale of property and equipment	2,548	123
Purchase of investments	(737,088)	(427,732)
Proceeds from sale of investments	900,189	171,725
Change in restricted cash and investments	(3,291)	(50,510)
Purchases of FCC licenses	(176)	(235,330)
Deposit to FCC for licenses	(200,000)	(268,599)
Proceeds from sale of FCC licenses	—	230,000

Net cash used in investing activities	(489,255)	(789,109)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	22,993	11,105
Proceeds from bridge credit agreements	200,000	540,000
Proceeds from Credit Agreements	—	750,000
Payment upon execution of cash flow hedging derivative	—	(1,899)
Debt issuance costs	(15,313)	(28,801)
Repayment of debt	(2,446)	(753,080)
Proceeds from minority interest in majority-owned subsidiary	2,000	—
Proceeds from issuance of preferred stock, net of issuance costs	—	46,688
Proceeds from exercise of stock options and warrants	889	764

Net cash provided by financing activities	208,123	564,777

INCREASE IN CASH AND CASH EQUIVALENTS	3,556	22,683
CASH AND CASH EQUIVALENTS, beginning of period	112,709	22,477

CASH AND CASH EQUIVALENTS, end of period	$116,265	$45,160

The accompanying notes are an integral part of these condensed consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

1.	Basis of Presentation:

The accompanying unaudited condensed consolidated interim financial statements include the balances and results of operations of MetroPCS Communications, Inc. (“MetroPCS”) and its wholly-owned and majority-owned subsidiaries (the “Company”). MetroPCS indirectly owns, through its wholly-owned subsidiaries, 85% of the limited liability company member interest in Royal Street Communications, LLC (“Royal Street”). The consolidated financial statements include the balances and results of operations of MetroPCS and its wholly-owned subsidiaries as well as the balances and results of operations of Royal Street. The Company consolidates its interest in Royal Street in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46-R, “Consolidation of Variable Interest Entities,” because Royal Street is a variable interest entity and the Company will absorb all of Royal Street’s expected losses. All intercompany accounts and transactions between the Company and Royal Street have been eliminated in the consolidated financial statements. The redeemable minority interest in Royal Street is included in long-term liabilities. The condensed consolidated interim balance sheets as of September 30, 2006 and December 31, 2005, the condensed consolidated interim statements of income and comprehensive income and cash flows for the nine months ended September 30, 2006 and 2005, and the related footnotes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The unaudited condensed consolidated interim financial statements included herein reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of management, necessary to state fairly the results for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the operating results to be expected for any subsequent interim period or for the fiscal year.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No.  123(R), “Share-Based Payment,” (“SFAS No. 123(R)”), the Company has recognized stock-based compensation expense in an amount equal to the fair value of share-based payments, which includes stock options granted to employees. SFAS No. 123(R) replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations (“APB No. 25”). The Company adopted SFAS No. 123(R) on January 1, 2006. Stock-based compensation expense recognized under SFAS No. 123(R) was $7.8 million for the nine months ended September 30, 2006.

2.	Share-Based Payments:

Prior to the first quarter of 2006, the Company measured stock-based compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, as allowed by SFAS No. 123.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective transition method. Under that transition method, compensation expense recognized beginning on that date includes: (a) compensation expense for all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and
(b) compensation expense for all share-based payments granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Although there was no

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

material impact on the Company’s financial position, results of operations or cash flows from the adoption of SFAS No. 123(R), the Company reclassified all deferred equity compensation on the consolidated balance sheet to additional paid-in capital upon its adoption. The period prior to the adoption of SFAS No. 123(R) does not reflect any restated amounts.

MetroPCS has two stock option plans (the “Option Plans”) under which it grants options to purchase Common Stock of MetroPCS: the Second Amended and Restated 1995 Stock Option Plan, as amended (“1995 Plan”), and the 2004 Equity Incentive Compensation Plan, as amended (“2004 Plan”). The 1995 Plan was terminated in November 2005 and no further awards can be made under the 1995 Plan, but all options granted before November 2005 will remain valid in accordance with their original terms. As of September 30, 2006, the maximum number of shares reserved for the 2004 Plan was 4,700,000 shares. In December 2006, the 2004 Plan was amended to increase the number of shares of Common Stock reserved for issuance under the plan to a total of 6,200,000 shares and to include certain provisions required by California law in order to permit the Company to make option grants to California residents. Vesting periods and terms for stock option grants are determined by the plan administrator, which is MetroPCS’ Board of Directors for the 1995 Plan and the Compensation Committee of the Board of Directors of MetroPCS for the 2004 Plan. No option granted under the 1995 Plan shall have a term in excess of fifteen years and no option granted under the 2004 Plan shall have a term in excess of ten years. Options granted during the nine months ended September 30, 2006 and 2005 have a vesting period of three to four years.

Options granted under the 1995 Plan are exercisable upon grant. Shares received upon exercising options prior to vesting are restricted from sale based on a vesting schedule. In the event an option holder’s service with the Company is terminated, MetroPCS may repurchase unvested shares issued under the 1995 Plan at the option exercise price. Options granted under the 2004 Plan are only exercisable upon vesting. Upon exercise of options under the Option Plans, new shares of Common Stock are issued to the option holder.

The value of the options is determined by using a Black-Scholes pricing model that includes the following variables: 1) exercise price of the instrument, 2) fair market value of the underlying stock on date of grant, 3) expected life, 4) estimated volatility and 5) the risk-free interest rate. The Company utilized the following weighted-average assumptions in estimating the fair value of the option grants in the nine months ended September 30, 2006 and 2005:

	Nine Months Ended
	September 30,
	2006	2005

Expected dividends	0.00%	0.00%
Expected volatility	45.00%	50.00%
Risk-free interest rate	4.76%	4.11%
Expected lives in years	5.00	5.00
Weighted-average fair value of options:
Granted at fair value	$10.12	$10.31
Weighted-average exercise price of options:
Granted at fair value	$22.12	$21.38

The Black-Scholes model requires the use of subjective assumptions including expectations of future dividends and stock price volatility. Such assumptions are only used for making the required fair value estimate and should not be considered as indicators of future dividend policy or stock price appreciation. Because changes in the subjective assumptions can materially affect the fair value estimate, and because employee stock options have characteristics significantly different from those of traded options, the use of the Black-Scholes option pricing model may not provide a reliable estimate of the fair value of employee stock options.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

A summary of the status of the Company’s Option Plans as of September 30, 2006 and 2005, and changes during the nine month periods then ended, is presented in the table below:

	As of September 30,
	2006		2005
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Outstanding, beginning of period	4,834,070	$12.54	10,816,285	$2.76
Granted	1,274,313	$22.12	1,660,795	$21.38
Exercised	(105,258)	$8.45	(99,405)	$6.02
Forfeited	(368,054)	$12.00	(322,448)	$12.09

Outstanding, end of period	5,635,071	$14.82	12,055,227	$5.05

Options exercisable at period-end	3,649,360	$10.98	11,154,412	$3.72

Options vested at period-end	2,879,196		9,515,477

The following table summarizes information about stock options outstanding at September 30, 2006:

	Options Outstanding			Options Vested
		Weighted	Weighted		Weighted
		Average	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Exercise Price	Shares	Life (Years)	Price	Shares	Price

$ 0.23 - $ 1.00	283,997	6.18	$0.35	283,997	$0.35
$ 4.70 - $ 4.70	1,356,132	5.07	$4.70	1,329,671	$4.70
$ 5.62 - $18.94	992,683	7.16	$11.91	612,482	$11.04
$21.40 - $21.40	1,180,254	8.84	$21.40	469,023	$21.40
$21.46 - $26.00	1,822,005	9.40	$21.92	184,023	$21.46

	5,635,071			2,879,196

In October 2005, Madison Dearborn Capital Partners and TA Associates consummated a tender offer in which they purchased from existing stockholders shares of Series D Preferred Stock and Common Stock in MetroPCS. In connection with this transaction, 7,367,429 options granted under the Option Plans were exercised for 7,367,429 shares of Common Stock, resulting in a significant decrease in options exercisable as of September 30, 2006 compared to options exercisable as of September 30, 2005.

During the nine months ended September 30, 2005, 99,405 options granted under the Option Plans were exercised for 99,405 shares of Common Stock, respectively. The intrinsic value of these options was approximately $1.3 million and total proceeds were approximately $0.6 million for the nine months ended September 30, 2005. During the nine months ended September 30, 2006, 105,258 options granted under the Option Plans were exercised for 105,258 shares of Common Stock, respectively. The intrinsic value of these options was approximately $1.6 million and total proceeds were approximately $0.9 million for the nine months ended September 30, 2006.

As of September 30, 2006, options outstanding and exercisable under the Option Plans have a weighted average remaining contractual life of 7.68 and 6.79 years, respectively.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

The following table summarizes information about unvested stock option grants:

		Weighted
		Average
		Grant-Date
Stock Option Grants	Shares	Fair Value

Unvested balance, January 1, 2006	2,527,553	$9.00
Grants	1,274,313	$10.12
Vested shares	(866,454)	$8.45
Forfeitures	(179,537)	$9.21

Unvested balance, September 30, 2006	2,755,875	$9.68

The Company determines fair value of stock option grants as the share price of the Company’s stock at grant-date. The weighted average grant-date fair value of the stock option grants for the nine months ended September 30, 2006 and 2005 is $10.12 and $10.31, respectively. The weighted average exercise price of the stock options granted during the nine months ended September 30, 2006 and 2005 is $22.12 and $21.38, respectively.

The Company has recorded $7.8 million and $3.3 million of non-cash stock-based compensation expense in the nine months ended September 30, 2006 and 2005, respectively, and an income tax benefit of $3.1 million and $1.3 million, respectively.

As of September 30, 2006, there was approximately $24.1 million of unrecognized stock-based compensation cost related to unvested share-based compensation arrangements, which is expected to be recognized over a weighted average period of approximately 1.46 years. Such costs were originally scheduled to be recognized as follows: $2.8 million in the remainder of 2006, $9.1 million in 2007, $7.6 million in 2008, $3.8 million in 2009 and $0.8 million in 2010.

The total aggregate intrinsic value of stock options outstanding and exercisable as of September 30, 2006 was approximately $63.0 million and $54.8 million, respectively. The total fair value of stock options that vested during the nine months ended September 30, 2006 and 2005 was $7.3 million and $3.6 million, respectively.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

The following table illustrates the effect on net income applicable to Common Stock (in thousands, except per share data) and net income per common share as if the Company had elected to recognize stock-based compensation costs based on the fair value at the date of grant for the Company’s Common Stock awards consistent with the provisions of SFAS No. 123:

Nine Months
Ended
September 30,
2005

Net income applicable to Common Stock — as reported	$163,476
Add: Amortization of deferred compensation determined under the intrinsic method for employee stock awards, net of tax	1,981
Less: Total stock-based employee compensation expense determined under the fair value method for employee stock awards, net of tax	(1,855)

Net income applicable to Common Stock — pro forma	$163,602

Basic net income per common share:
As reported	$2.02

Pro forma	$2.02

Diluted net income per common share:
As reported	$1.74

Pro forma	$1.75

During the nine month period ended September 30, 2006, the following awards were granted under the Company’s Option Plans:

		Weighted	Weighted	Weighted
	Number of	Average	Average	Average
	Options	Exercise	Market Value	Intrinsic Value
Grants Made During the Quarter Ended	Granted	Price	per Share	per Share

March 31, 2006	956,663	$21.46	$21.46	$0.00
June 30, 2006	178,175	$22.63	$22.63	$0.00
September 30, 2006	139,475	$26.00	$26.00	$0.00

Compensation expense is recognized over the requisite service period for the entire award, which is generally the maximum vesting period of the award.

The fair value of the common stock was determined contemporaneously with the option grants.

In December 2006, the Company amended stock option agreements of a former member of MetroPCS’ Board of Directors to extend the contractual life of 135,018 vested common stock options until December 31, 2006. This amendment will result in the recognition of additional non-cash stock-based compensation expense of approximately $4.1 million in the fourth quarter of 2006.

In December 2006, in recognition of efforts related to the Company’s pending initial public offering and to align executive ownership with the Company, the Company made a special stock option grant to its named executive officers and certain other eligible employees. The Company granted stock options to purchase an aggregate of 2,295,000 shares of the Company’s common stock to its named executive officers and certain other officers and employees. The purpose of the grant was also to provide retention of employees following the Company’s initial public offering as well as to motivate employees to return value to the Company’s shareholders through future appreciation of the Company’s common stock price. The exercise price for the option grants is $34.00, which is the fair market value of the Company’s common stock on the date of the

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

grant as determined by the Company’s board of directors. In determining the fair market value of the common stock, consideration is given to data, including discounted cash flow analysis, comparable company analysis, and comparable transaction analysis, contained in contemporaneous valuation reports prepared by an independent consultant. The stock options granted to the named executive officers other than the Company’s CEO will generally vest on a four-year vesting schedule with 25% vesting on the first anniversary date of the award and pro-rata on a monthly basis thereafter. The stock options granted to the Company’s CEO will vest on a three-year vesting schedule with one-third vesting on the first anniversary date of the award and pro-rata on a monthly basis thereafter. The stock options granted to the Company’s senior vice president and chief technology officer will vest over a two-year vesting schedule with one-half vesting on the first anniversary of the award and pro-rata on a monthly basis thereafter.

3.	Property and Equipment:

Property and equipment, net, consisted of the following (in thousands):

	September 30,	December 31,
	2006	2005

Construction-in-progress	$206,599	$98,078
Network infrastructure	1,244,749	905,924
Office equipment	28,545	17,059
Leasehold improvements	21,428	16,608
Furniture and fixtures	5,938	4,000
Vehicles	185	118

	1,507,444	1,041,787
Accumulated depreciation	(299,462)	(210,297)

Property and equipment, net	$1,207,982	$831,490

4.	PCS Licenses:

Auction 66

The Federal Communications Commission (“FCC”) auctioned 90 MHz of spectrum to be used for Advanced Wireless Services (“AWS”) in Auction 66 which commenced on August 9, 2006. On July 17, 2006, MetroPCS AWS, LLC, an indirect, wholly-owned subsidiary of MetroPCS II, Inc., submitted an upfront payment to the FCC in the amount of $200.0 million to qualify to participate in Auction 66.

Auction 66 concluded on September 21, 2006 and the Company was declared the high bidder on licenses covering a total unique population of 117 million, with total aggregate winning bids of approximately $1.4 billion (See Note 17). These new expansion opportunities cover six of the 25 largest metropolitan markets in the United States. The expansion opportunities in the eastern United States include the entire east coast corridor from Philadelphia to Boston, including New York City, as well as the entire states of New York, Connecticut and Massachusetts. In the western United States, these new expansion opportunities cover a geographic area including the San Diego, Portland, Seattle and Las Vegas metropolitan areas. The balance of the licenses supplements or expands the geographic boundaries of our existing operations in Dallas/Ft. Worth, Detroit, Los Angeles, San Francisco and Sacramento.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

5.	Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consisted of the following (in thousands):

	September 30,	December 31,
	2006	2005

Accounts payable	$59,446	$29,430
Book overdraft	32,913	9,920
Accrued accounts payable	92,429	69,611
Accrued liabilities	8,624	7,590
Payroll and employee benefits	13,535	12,808
Accrued interest	29,664	17,578
Taxes, other than income	37,896	23,211
Income taxes	7,282	4,072

Accounts payable and accrued expenses	$281,789	$174,220

6.	Long-Term Debt:

Long-term debt consisted of the following (in thousands):

	September 30,	December 31,
	2006	2005

Microwave relocation obligations	$—	$2,690
Secured Bridge Credit Facility	200,000	—
Credit Agreements	900,000	900,000

Total	1,100,000	902,690
Add: unamortized premium on debt	2,594	2,864

Total debt	1,102,594	905,554
Less: current maturities	(200,000)	(2,690)

Total long-term debt	$902,594	$902,864

Bridge Credit Agreement

In February 2005, MetroPCS Wireless, Inc. (“Wireless”) entered into a secured bridge credit facility, dated as of February 22, 2005, as amended (“Bridge Credit Agreement”). The aggregate credit commitments available under the Bridge Credit Agreement totaled $540.0 million. The lenders funded $240.0 million and $300.0 million under the Bridge Credit Agreement in February 2005 and March 2005, respectively.

The Bridge Credit Agreement provided that all borrowings were senior secured obligations of Wireless and were guaranteed on a senior secured basis by MetroPCS, Inc. and its wholly-owned subsidiaries (other than Wireless). The obligations under the Bridge Credit Agreement were secured by security interests in substantially all of the assets of MetroPCS, Inc. and its wholly-owned subsidiaries, including capital stock, except as prohibited by law and certain permitted exceptions, as more fully described in the Security Agreement and the Pledge Agreement both dated as of February 22, 2005, as amended.

In May 2005, Wireless repaid the aggregate outstanding principal balance under the Bridge Credit Agreement of $540.0 million and accrued interest of $8.7 million. As a result, Wireless recorded a loss on extinguishment of debt in the amount of approximately $10.4 million.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

FCC Debt

On March 2, 2005, in connection with the sale of a 10 MHz portion of a 30 MHz PCS license in the San Francisco-Oakland-San Jose, California basic trading area, the Company repaid the outstanding principal balance of $12.2 million in debt payable to the FCC. This debt was incurred in connection with the original acquisition of the 30 MHz PCS license for the San Francisco-Oakland-San Jose basic trading area. The repayment resulted in a loss on extinguishment of debt of $0.9 million.

On May 31, 2005, the Company repaid the remaining outstanding principal balance of $15.7 million in debt payable to the FCC. This debt was incurred in connection with the Company’s original PCS licenses acquired by the Company in the FCC auction in May 1996. The repayment resulted in a loss on extinguishment of debt of approximately $1.0 million.

$150 Million 10 3/4% Senior Notes

On September 29, 2003, MetroPCS, Inc. completed the sale of $150.0 million of 10 3/4% Senior Notes due 2011 (the “10 3/4% Senior Notes”). MetroPCS, Inc. was subject to certain covenants set forth in the indenture governing the 10 3/4% Senior Notes. On November 3, 2004, MetroPCS, Inc. received and accepted consents from the holders of a majority of its 10 3/4% Senior Notes to a limited waiver, for up to 180 days, of any default or event of default arising from a failure of the Company to comply with a reporting covenant in the 10 3/4% Senior Notes. Accordingly, the reporting covenant was waived until the close of business on May 2, 2005.

On May 10, 2005, holders of all of the 10 3/4% Senior Notes tendered their 10 3/4% Senior Notes in response to MetroPCS, Inc.’s cash tender offer and consent solicitation. As a result, MetroPCS, Inc. executed a supplemental indenture governing the 10 3/4% Senior Notes to eliminate substantially all of the restrictive covenants and event of default provisions in the indenture, to amend other provisions of the indenture, and to waive any and all defaults and events of default that may have existed under the indenture. On May 31, 2005, MetroPCS, Inc. purchased all of its outstanding 10 3/4% Senior Notes in the tender offer. MetroPCS, Inc. paid the holders of the 10 3/4% Senior Notes $178.9 million plus accrued interest of $2.7 million in the tender offer, resulting in a loss on extinguishment of debt of $34.0 million.

First and Second Lien Credit Agreements

On May 31, 2005, MetroPCS, Inc. and Wireless, both wholly-owned subsidiaries of MetroPCS, entered into a First Lien Credit Agreement, maturing May 31, 2011, and a Second Lien Credit Agreement maturing May 31, 2012 (collectively, the “Credit Agreements”), which provided for total borrowings of up to $900.0 million. MetroPCS, Inc. and its wholly-owned subsidiaries also entered into Guarantee and Collateral Agreements, dated as of May 31, 2005, in connection with the Credit Agreements, in which the lenders hold a security interest in substantially all property, including capital stock, now owned or at any time acquired by MetroPCS, Inc. and its wholly-owned subsidiaries, except for certain permitted exceptions or as prohibited by law. Royal Street did not enter into any Guarantee and Collateral Agreements in connection with the Credit Agreements, however, MetroPCS pledged the intercompany promissory note that Royal Street has given the Company in connection with amounts borrowed by Royal Street from Wireless as collateral. On May 31, 2005, Wireless borrowed $500.0 million under the First Lien Credit Agreement and $250.0 million under the Second Lien Credit Agreement.

On December 19, 2005, Wireless entered into amendments to the Credit Agreements and borrowed an additional $50.0 million under the First Lien Credit Agreement and an additional $100.0 million under the Second Lien Credit Agreement. Under the amendments to the Credit Agreements the total amount available under the First Lien Credit Agreement increased by $330.0 million and the total amount available under the

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Second Lien Credit Agreement increased by $220.0 million, for a total increase in the amounts available under the Credit Agreements of $550.0 million.

Interest Rate Cap Agreement

On June 27, 2005, Wireless entered into a three-year interest rate cap agreement, as required by Wireless’ Credit Agreements, to mitigate the impact of interest rate changes on 50% of the aggregate debt outstanding thereunder. This financial instrument is being accounted for in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS No. 133”). SFAS No. 133 addresses the accounting for financial instruments that are designated as cash flow hedges and the effective portion of the change in value of the financial instrument is reported as a component of the Company’s other comprehensive income and reclassified into earnings in the same periods during which the hedged transaction affects earnings. Comprehensive income is comprised of net income and includes the impact of a deferred gain on the change in the fair value of the financial instrument. Wireless paid $1.9 million upon execution of the agreement and the financial instrument is reported in other current assets and long-term investments at fair market value, which was $4.4 million and $5.1 million as of September 30, 2006 and December 31, 2005, respectively. The change in fair value is reported in accumulated other comprehensive income on the condensed consolidated interim balance sheets, net of income taxes.

$1.25 Billion Exchangeable Senior Secured Credit Agreement

In July 2006, MetroPCS II, Inc. (“MetroPCS II”), a wholly-owned subsidiary of MetroPCS, entered into an Exchangeable Senior Secured Credit Agreement and Guaranty Agreement, dated as of July 13, 2006 (“Secured Bridge Credit Facility”). On that same date, MetroPCS II and one of its wholly-owned subsidiaries, MetroPCS AWS, LLC, also entered into a related Security Agreement, and MetroPCS II, MetroPCS AWS, LLC, and MetroPCS II’s immediate parent, MetroPCS III, Inc., also entered into a related Pledge Agreement. Under the Security Agreement, the lenders under the Secured Bridge Credit Facility hold a security interest in substantially all property, including capital stock, now owned or at any time acquired by the parties to that agreement, except for certain permitted exceptions or as prohibited by law. Under the terms of the Pledge Agreement, the lenders under the Secured Bridge Credit Facility hold a security interest in the capital stock of the subsidiaries of the parties to that agreement.

The aggregate credit commitments available under the Secured Bridge Credit Facility total $1.25 billion. The Secured Bridge Credit Facility provides that all borrowings are senior secured obligations of MetroPCS II and all borrowings are guaranteed by certain subsidiaries of MetroPCS II. On July 14, 2006, the lenders funded $200.0 million under the Secured Bridge Credit Facility.

7.	Asset Retirement Obligations:

The Company accounts for asset retirement obligations as determined by SFAS No. 143, “Accounting for Asset Retirement Obligations,” (“SFAS No. 143”) and FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” (“FIN No. 47”). SFAS No. 143 and FIN No. 47 address financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. SFAS No. 143 requires that companies recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

The Company is subject to asset retirement obligations associated with its cell site operating leases, which are subject to the provisions of SFAS No. 143 and FIN No. 47. Cell site lease agreements may contain clauses requiring restoration of the leased site at the end of the lease term to its original condition, creating an asset retirement obligation. This liability is classified under other long-term liabilities. Landlords may choose not to exercise these rights as cell sites are considered useful improvements. In addition to cell site operating leases, the Company has leases related to switch site, retail, and administrative locations subject to the provisions of SFAS No. 143 and FIN No. 47.

The following table summarizes the Company’s asset retirement obligation transactions (in thousands):

	September 30,	December 31,
	2006	2005

Beginning asset retirement obligations	$3,522	$1,893
Liabilities incurred	972	1,206
Accretion expense	469	423

Ending asset retirement obligations	$4,963	$3,522

8.	Income Taxes:

The Company records income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes,” (“SFAS No. 109”). SFAS No. 109 uses an asset and liability approach to account for income taxes, wherein deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities result in deferred tax assets, a valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company’s ability to recognize the benefits of the assets in future years.

Income before provision for income taxes for the nine months ended September 30, 2005 included a gain on the sale of a 10 MHz portion of the Company’s 30 MHz PCS license in the San Francisco-Oakland-San Jose basic trading area in the amount of $228.2 million. At December 31, 2005, the Company has approximately $228.7 million and $102.5 million of net operating loss carryforwards for federal and state income tax purposes, respectively. The federal net operating loss will begin expiring in 2023. The state net operating losses will begin to expire in 2013. The Company has been able to take advantage of accelerated depreciation and like kind exchange gain deferral available under federal tax law, which has created a significant deferred tax liability. The reversal of the timing differences which gave rise to the deferred tax liability, future taxable income and future tax planning strategies will allow the Company to benefit from the deferred tax assets. The Company has no valuation allowance as of September 30, 2006 and a valuation allowance of $0.2 million as of December 31, 2005, relating primarily to state net operating losses.

On May 18, 2006, the Texas Governor signed into law a Texas margin tax (“H.B. No. 3”) which restructures the state business tax by replacing the taxable capital and earned surplus components of the current franchise tax with a new “taxable margin” component. Because the tax base on the Texas margin tax is derived from an income-based measure, the Company believes the margin tax is an income tax and, therefore, the provisions of SFAS No. 109 regarding the recognition of deferred taxes apply to the new margin tax. In accordance with SFAS No. 109, the effect on deferred tax assets of a change in tax law should be included in tax expense attributable to continuing operations in the period that includes the enactment date. Although the effective date of H.B. No. 3 is January 1, 2008, certain effects of the change should be reflected in the financial statements of the first interim or annual reporting period that includes May 18, 2006. The Company has recorded a deferred tax liability of $0.1 million as of September 30, 2006 relating to H.B. No. 3.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Internal Revenue Service Audit

The Internal Revenue Service (the “IRS”) commenced an audit of MetroPCS’ 2002 and 2003 federal income tax returns in March 2005. In October 2005 the IRS issued a 30-day letter which primarily related to depreciation expense claimed on the returns under audit. The Company filed an appeal of the auditor’s assessments in November 2005. The IRS appeals officer made the Company an offer to settle all issues in July 2006. The expected net result of the settlement offer should create an increase to 2002 taxable income of $3.9 million and an increase to the 2003 net operating loss of $0.5 million. The increase to 2002 taxable income would be offset by net operating loss carryback from 2003. The Company owes additional interest on the 2002 deferred taxes of approximately $0.1 million, but no additional tax or penalty. In addition, the IRS Joint Committee concluded its review of the audit and issued a closing letter dated September 5, 2006.

9.	Stockholders’ Equity:

Common Stock Issued to Directors

Non-employee members of MetroPCS’ Board of Directors receive compensation for serving on the Board of Directors, as defined in MetroPCS’ Non-Employee Director Remuneration Plan. The annual retainer provided under the Non-Employee Director Remuneration Plan may be paid in cash, Common Stock, or a combination of cash and Common Stock. During the nine months ended September 30, 2006, non-employee members of the Board of Directors were issued 14,615 shares of Common Stock as payment of their annual retainer.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

10.	Net Income Per Common Share:

The following table sets forth the computation of basic and diluted net income per common share for the periods indicated (in thousands, except share and per share data):

	Nine Months Ended
	September 30,
	2006	2005

Basic EPS — Two Class Method:
Net income	$70,625	$179,835
Accrued dividends and accretion:
Series D Preferred Stock	(16,066)	(16,066)
Series E Preferred Stock	(2,498)	(293)

Net income applicable to common stock	$52,061	$163,476
Amount allocable to common shareholders	57.0%	53.7%

Rights to undistributed earnings	$29,691	$87,858

Weighted average shares outstanding — basic	51,890,687	43,517,417

Net income per common share — basic	$0.57	$2.02

Diluted EPS:
Rights to undistributed earnings	$29,691	$87,858

Weighted average shares outstanding — basic	51,890,687	43,517,417
Effect of dilutive securities:
Warrants	49,086	769,325
Stock options	1,219,016	6,130,895

Weighted average shares outstanding — diluted	53,158,789	50,417,637

Net income per common share — diluted	$0.56	$1.74

Net income (loss) per common share is computed in accordance with EITF 03-6,“Participating Securities and the Two-Class Method under FASB Statement No. 128” (“EITF 03-6”). Under EITF 03-6, the preferred stock is considered a “participating security” for purposes of computing earnings or loss per common share and, therefore, the preferred stock is included in the computation of basic and diluted net income (loss) per common share using the two-class method, except during periods of net losses. When determining basic earnings per common share under EITF 03-6, undistributed earnings for a period are allocated to a participating security based on the contractual participation rights of the security to share in those earnings as if all of the earnings for the period had been distributed.

At September 30, 2006 and 2005, 45.4 million and 43.1 million, respectively, of convertible shares of Series D Preferred Stock were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

At September 30, 2006 and 2005, 1.9 million and 0.2 million, respectively, of convertible shares of Series E Preferred Stock were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

11.	Commitments and Contingencies:

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. The ultimate disposition of these matters is not expected to have a material adverse impact on the Company’s financial position, results of operations or liquidity.

The Company is involved in various claims and legal actions in relation to claims of patent infringement. The ultimate disposition of these matters is not expected to have a material adverse impact on the Company’s financial position, results of operations or liquidity.

Rescission Offer

Shares issued and options granted under the Company’s 1995 Stock Option Plan and 2004 Equity Incentive Plan may not have been exempt from registration or qualification under federal securities laws and the securities laws of certain states. As a result, the Company intends to make a rescission offer to the holders of these shares and options. If this rescission offer is accepted, the Company could be required to make aggregate payments to the holders of these shares and options of up to $2.6 million, which includes statutory interest, based on shares and options outstanding as of September 30, 2006. Federal securities laws do not provide that a rescission offer will terminate a purchaser’s right to rescind a sale of stock that was not registered as required. If any or all of the offerees reject the rescission offer, the Company may continue to be liable for this amount under federal and state securities laws. As management believes there is only a remote possibility the rescission offer will be accepted by any of the Company’s option holders and stockholders in an amount that would result in a material expenditure by the Company, no liability has been recorded. Management does not believe that this rescission offer will have a material effect on the Company’s results of operations, cash flows or financial position.

12.	Supplemental Cash Flow Information:

	Nine Months Ended
	September 30,
	2006	2005
	(In Thousands)

Cash paid for interest	$34,225	$21,022
Cash paid for income taxes	525	—

Non-cash investing activities:

Net changes in the Company’s accrued purchases of property, plant and equipment were $34.8 million and $1.4 million for the nine months ended September 30, 2006 and 2005, respectively.

See Note 7 for non-cash increases in the Company’s asset retirement obligations.

Non-cash financing activities:

MetroPCS accrued dividends of $15.7 million and $15.7 million related to the Series D Preferred Stock for the nine months ended September 30, 2006 and 2005, respectively.

MetroPCS accrued dividends of $2.2 million and $0.3 million related to the Series E Preferred Stock for the nine months ended September 30, 2006 and 2005, respectively.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

13.	Related-Party Transactions:

The Company had the following transactions with related parties:

	Nine Months Ended
	September 30,
	2006	2005
	(In Thousands)

Professional services to a law firm, a partner of which was a director of the Company	$44	$179
Professional services to a law firm, a partner of which is related to an officer of the Company	28	1,095

14.	Segment Information:

Operating segments are defined by SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information,” (“SFAS No. 131”), as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chairman of the Board and Chief Executive Officer.

As of September 30, 2006, the Company had eight operating segments based on geographic region within the United States: Atlanta, Dallas/Ft. Worth, Detroit, Miami, San Francisco, Sacramento, Tampa/Sarasota/Orlando and Los Angeles. Each of these operating segments provides wireless voice and data services and products to customers in its service areas or is currently constructing a network in order to provide these services. These services include unlimited local and long distance calling, voicemail, caller ID, call waiting, text messaging, picture and multimedia messaging, international long distance and text messaging, ringtones, games and content applications, unlimited directory assistance, ring back tones, nationwide roaming, mobile Internet browsing and other value-added services.

The Company aggregates its operating segments into two reportable segments: Core Markets and Expansion Markets.

•	Core Markets, which include Atlanta, Miami, San Francisco, and Sacramento, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and currently exhibit similar financial performance and economic characteristics.

•	Expansion Markets, which include Dallas/Ft. Worth, Detroit, Tampa/Sarasota/Orlando and Los Angeles, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and have similar expected long-term financial performance and economic characteristics.

The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. General corporate overhead, which includes expenses such as corporate employee labor costs, rent and utilities, legal, accounting and auditing expenses, is allocated equally across all operating segments. Corporate marketing and advertising expenses are allocated equally to the operating segments, beginning in the period during which the Company launches service in that operating segment. Expenses associated with the Company’s national data center are allocated based on the average number of customers in each operating segment. There are no transactions between reportable segments.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Interest expense, interest income, gain/loss on extinguishment of debt and income taxes are not allocated to the segments in the computation of segment operating profit for internal evaluation purposes.

	Core	Expansion
Nine Months Ended September 30, 2006	Markets	Markets	Other	Total
	(In Thousands)

Service revenues	$831,053	$85,126	$—	$916,179
Equipment revenues	149,200	28,392	—	177,592
Total revenues	980,253	113,518	—	1,093,771
Cost of service(1)	244,636	68,874	—	313,510
Cost of equipment	261,258	69,640	—	330,898
Selling, general and administrative expenses(2)	114,021	57,900	—	171,921
Adjusted EBITDA (deficit)(3)	364,585	(79,393)	—
Depreciation and amortization	80,467	13,381	2,339	96,187
Stock-based compensation expense	4,246	3,504	—	7,750
Income (loss) from operations	269,735	(96,904)	(2,339)	170,492
Interest expense	—	—	67,408	67,408
Accretion of put option in majority-owned subsidiary	—	—	564	564
Interest and other income	—	—	(15,106)	(15,106)
Loss on extinguishment of debt	—	—	(244)	(244)
Income (loss) before provision for income taxes	269,735	(96,904)	(54,961)	117,870
Capital expenditures	187,922	256,531	9,411	453,864
Total assets	958,792	963,847	703,535	2,626,174

	Core	Expansion
Nine Months Ended September 30, 2005	Markets	Markets	Other	Total
	(In Thousands)

Service revenues	$631,208	$1	$—	$631,209
Equipment revenues	118,973	17	—	118,990
Total revenues	750,181	18	—	750,199
Cost of service	197,425	4,515	—	201,940
Cost of equipment	210,431	98	—	210,529
Selling, general and administrative expenses	112,137	4,069	—	116,206
Adjusted EBITDA (deficit)(3)	233,491	(8,665)	—
Depreciation and amortization	60,158	721	1,016	61,895
Stock-based compensation expense	3,302	—	—	3,302
Income (loss) from operations	388,572	(9,635)	(1,016)	377,921
Interest expense	—	—	40,867	40,867
Accretion of put option in majority-owned subsidiary	—	—	187	187
Interest and other income	—	—	(4,876)	(4,876)
Loss on extinguishment of debt	—	—	46,448	46,448
Income (loss) before provision for income taxes	388,572	(9,635)	(83,642)	295,295
Capital expenditures	157,153	44,893	2,404	204,450
Total assets	698,623	646,107	602,055	1,946,785

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

(1)	Cost of service for the nine months ended September 30, 2006 includes $1.0 million of stock-based compensation disclosed separately.

(2)	Selling, general and administrative expenses include stock-based compensation disclosed separately. For the nine months ended September 30, 2006, selling, general and administrative expenses include $6.8 million, respectively, of stock-based compensation.

(3)	Adjusted EBITDA (deficit) is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of each segment’s ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth.

The following table reconciles segment Adjusted EBITDA (Deficit) for the nine months ended September 30, 2006 and 2005 to consolidated income before provision for income taxes:

	Nine Months Ended
	September 30,
	2006	2005

Segment Adjusted EBITDA (Deficit):
Core Markets Adjusted EBITDA	$364,585	$233,491
Expansion Markets Adjusted EBITDA (Deficit)	(79,393)	(8,665)

Total	285,192	224,826
Depreciation and amortization	(96,187)	(61,895)
Loss (gain) on disposal of assets	(10,763)	218,292
Non-cash compensation expense	(7,750)	(3,302)
Interest expense	(67,408)	(40,867)
Accretion of put option in majority-owned subsidiary	(564)	(187)
Interest and other income	15,106	4,876
(Gain) loss on extinguishment of debt	244	(46,448)

Consolidated income before provision for income taxes	$117,870	$295,295

15.	Guarantor Subsidiaries:

In connection with Wireless’ sale of $1.0 billion of 9 1/4% Senior Notes due 2014 (the “Notes”) and the entry into a new senior secured credit facility, pursuant to which Wireless may borrow up to $1.7 billion (the “Senior Secured Credit Facility”), MetroPCS and all of MetroPCS’ subsidiaries, other than Wireless and Royal Street (the “guarantor subsidiaries”) provided guarantees on the Notes and Senior Secured Credit Facility. These guarantees are full and unconditional as well as joint and several. Certain provisions of the Senior Secured Credit Facility restrict the ability of the guarantor subsidiaries to transfer funds to Wireless. Royal Street and its subsidiaries (the “non-guarantor subsidiaries”) are not guarantors of the Notes or the Senior Secured Credit Facility.

The following information presents condensed consolidating balance sheets as of September 30, 2006 and December 31, 2005, condensed consolidating statements of income for the nine months ended September 30, 2006 and 2005, and condensed consolidating statements of cash flows for the nine months ended September 30, 2006 and 2005 of the parent company, the issuer, the guarantor subsidiaries and the non-guarantor subsidiaries. Investments include investments in subsidiaries held by the parent company and have been presented using the equity method of accounting.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Consolidated Balance Sheet
As of September 30, 2006

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CURRENT ASSETS:
Cash and cash equivalents	$7,338	$99,985	$260	$8,682	$—	$116,265
Short-term investments	37,844	191,702	—	—	—	229,546
Inventories, net	—	33,804	5,844	—	—	39,648
Accounts receivable, net	—	26,493	—	—	(2,987)	23,506
Prepaid expenses	—	4,751	20,861	242	—	25,854
Deferred charges	—	21,442	—	—	—	21,442
Deferred tax asset	—	10,365	—	—	—	10,365
Other current assets	77	5,201	17,513	79	—	22,870

Total current assets	45,259	393,743	44,478	9,003	(2,987)	489,496
Property and equipment, net	—	17,324	1,141,145	49,513	—	1,207,982
Restricted cash and investments	834	5,279	—	50	—	6,163
Long-term investments	—	2,272	—	—	—	2,272
Investment in subsidiaries	319,565	875,666	—	—	(1,195,231)	—
PCS licenses	—	—	387,876	293,599	—	681,475
Microwave relocation costs	—	—	9,187	—	—	9,187
Long-term deposits	200,000	—	134	31	—	200,165
Long-term receivable from subsidiaries	—	379,242	—	—	(379,242)	—
Other assets	12,889	14,040	2,461	44	—	29,434

Total assets	$578,547	$1,687,566	$1,585,281	$352,240	$(1,577,460)	$2,626,174

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,395	$116,655	$144,571	$19,155	$(2,987)	$281,789
Current maturities of long-term debt	200,000	—	—	—	—	200,000
Deferred revenue	—	15,172	63,428	—	—	78,600
Advances to subsidiaries	(542,617)	118,302	424,315	—	—	—
Other current liabilities	—	25	2,964	—	—	2,989

Total current liabilities	(338,222)	250,154	635,278	19,155	(2,987)	563,378
Long-term debt, net	—	902,594	—	—	—	902,594
Long-term note to parent	—	—	—	379,242	(379,242)	—
Deferred tax liabilities	8	196,306	—	—	—	196,314
Deferred rents	—	—	19,972	132	—	20,104
Redeemable minority interest	—	—	—	—	3,823	3,823
Other long-term liabilities	—	18,947	5,020	56	—	24,023

Total liabilities	(338,214)	1,368,001	660,270	398,585	(378,406)	1,710,236
COMMITMENTS AND CONTINGENCIES (See Note 11)
SERIES D PREFERRED STOCK	437,955	—	—	—	—	437,955
SERIES E PREFERRED STOCK	50,294	—	—	—	—	50,294
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	5	—	—	—	—	5
Additional paid-in capital	157,712	—	—	20,000	(20,000)	157,712
Retained earnings	269,585	318,429	925,011	(66,345)	(1,177,918)	268,762
Accumulated other comprehensive income	1,210	1,136	—	—	(1,136)	1,210

Total stockholders’ equity	428,512	319,565	925,011	(46,345)	(1,199,054)	427,689

Total liabilities and stockholders’ equity	$578,547	$1,687,566	$1,585,281	$352,240	$(1,577,460)	$2,626,174

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Consolidated Balance Sheet
As of December 31, 2005

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CURRENT ASSETS:
Cash and cash equivalents	$10,624	$95,772	$219	$6,094	$—	$112,709
Short-term investments	24,223	366,199	—	—	—	390,422
Inventories, net	—	34,045	5,386	—	—	39,431
Accounts receivable, net	—	16,852	—	—	(824)	16,028
Prepaid expenses	—	—	21,412	18	—	21,430
Deferred charges	—	13,270	—	—	—	13,270
Deferred tax asset	—	2,122	—	—	—	2,122
Other current assets	208	2,364	14,118	—	—	16,690

Total current assets	35,055	530,624	41,135	6,112	(824)	612,102
Property and equipment, net	—	—	829,457	2,033	—	831,490
Restricted cash and investments	—	2,917	3	—	—	2,920
Long-term investments	—	16,385	—	—	(11,333)	5,052
Investment in subsidiaries	243,930	709,704	—	—	(953,634)	—
PCS licenses	—	—	387,700	293,599	—	681,299
Microwave relocation costs	—	—	9,187	—	—	9,187
Long-term receivable from subsidiaries	—	320,630	—	—	(320,630)	—
Other assets	—	15,360	1,571	—	—	16,931

Total assets	$278,985	$1,595,620	$1,269,053	$301,744	$(1,286,421)	$2,158,981

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$321	$58,104	$125,362	$2,590	$(12,157)	$174,220
Current maturities of long-term debt	—	—	2,690	—	—	2,690
Deferred revenue	—	9,158	47,402	—	—	56,560
Advances to subsidiaries	(559,186)	218,278	340,908	—	—	—
Other current liabilities	—	—	2,147	—	—	2,147

Total current liabilities	(558,865)	285,540	518,509	2,590	(12,157)	235,617
Long-term debt, net	—	902,864	—	—	—	902,864
Long-term note to parent	—	—	—	320,630	(320,630)	—
Deferred tax liabilities	—	146,053	—	—	—	146,053
Deferred rents	—	—	14,739	—	—	14,739
Redeemable minority interest	—	—	—	—	1,259	1,259
Other long-term liabilities	—	17,233	3,625	—	—	20,858

Total liabilities	(558,865)	1,351,690	536,873	323,220	(331,528)	1,321,390
COMMITMENTS AND CONTINGENCIES (See Note 11)
SERIES D PREFERRED STOCK	421,889	—	—	—	—	421,889
SERIES E PREFERRED STOCK	47,796	—	—	—	—	47,796
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	5	—	—	—	—	5
Additional paid-in capital	149,594	—	—	20,000	(20,000)	149,594
Subscriptions receivable	—	—	—	(13,333)	13,333	—
Deferred compensation	(178)	(178)	(178)	—	356	(178)
Retained earnings	216,961	242,357	732,358	(28,143)	(946,831)	216,702
Accumulated other comprehensive income	1,783	1,751	—	—	(1,751)	1,783

Total stockholders’ equity	368,165	243,930	732,180	(21,476)	(954,893)	367,906

Total liabilities and stockholders’ equity	$278,985	$1,595,620	$1,269,053	$301,744	$(1,286,421)	$2,158,981

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Consolidated Statement of Income
Nine Months Ended September 30, 2006

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

REVENUES:
Service revenues	$—	$—	$916,179	$—	$—	$916,179
Equipment revenues	—	9,300	168,292	—	—	177,592

Total revenues	—	9,300	1,084,471	—	—	1,093,771
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	308,546	4,964	—	313,510
Cost of equipment	—	9,022	321,876	—	—	330,898
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	—	278	160,850	10,793	—	171,921
Depreciation and amortization	—	—	96,187	—	—	96,187
Loss on disposal of assets	—	—	10,763	—	—	10,763

Total operating expenses	—	9,300	898,222	15,757	—	923,279

Income from operations	—	—	186,249	(15,757)	—	170,492
OTHER EXPENSE (INCOME):
Interest expense	6,820	71,638	(5,481)	22,997	(28,566)	67,408
Earnings from consolidated subsidiaries	(76,073)	(154,450)	—	—	230,523	—
Accretion of put option in majority-owned subsidiary	—	—	—	—	564	564
Interest income	(1,936)	(40,505)	(678)	(553)	28,566	(15,106)
Gain on extinguishment of debt	—	—	(244)	—	—	(244)

Total other expense	(71,189)	(123,317)	(6,403)	22,444	231,087	52,622
Income before provision for income taxes	71,189	123,317	192,652	(38,201)	(231,087)	117,870
Provision for income taxes	—	(47,245)	—	—	—	(47,245)

Net income (loss)	$71,189	$76,072	$192,652	$(38,201)	$(231,087)	$70,625

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Consolidated Statement of Income
Nine Months Ended September 30, 2005

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

REVENUES:
Service revenues	$—	$—	$631,209	$—	$—	$631,209
Equipment revenues	—	897	118,093	—	—	118,990

Total revenues	—	897	749,302	—	—	750,199
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	201,940	—	—	201,940
Cost of equipment	—	829	209,700	—	—	210,529
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	234	3,207	112,388	377	—	116,206
Depreciation and amortization	—	120	61,775	—	—	61,895
Gain on disposal of assets	—	—	(218,292)	—	—	(218,292)

Total operating expenses	234	4,156	367,511	377	—	372,278

Income from operations	(234)	(3,259)	381,791	(377)	—	377,921
OTHER EXPENSE (INCOME):
Interest expense	—	40,537	331	17,905	(17,906)	40,867
Earnings from consolidated subsidiaries	(180,149)	(361,389)	—	—	541,538	—
Accretion of put option in majority-owned subsidiary	—	—	—	—	187	187
Interest income	(107)	(22,604)	—	(71)	17,906	(4,876)
Loss on extinguishment of debt	—	44,589	1,859	—	—	46,448

Total other expense	(180,256)	(298,867)	2,190	17,834	541,725	82,626
Income before provision for income taxes	180,022	295,608	379,601	(18,211)	(541,725)	295,295
Provision for income taxes	—	(115,460)	—	—	—	(115,460)

Net income (loss)	$180,022	$180,148	$379,601	$(18,211)	$(541,725)	$179,835

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Consolidated Statement of Cash Flows
Nine Months Ended September 30, 2006

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$71,189	$76,072	$192,652	$(38,201)	$(231,087)	$70,625
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	—	—	96,187	—	—	96,187
Provision for uncollectible accounts receivable	—	64	—	—	—	64
Deferred rent expense	—	—	5,233	132	—	5,365
Cost of abandoned cell sites	—	—	702	1,367	—	2,069
Non-cash interest expense	2,505	724	473	28,566	(28,566)	3,702
Loss on disposal of assets	—	—	10,763	—	—	10,763
Gain on extinguishment of debt	—	—	(244)	—	—	(244)
Gain on sale of investments	(611)	(1,264)	—	—	—	(1,875)
Accretion of asset retirement obligation	—	—	464	5	—	469
Accretion of put option in majority-owned subsidiary	—	—	—	—	564	564
Deferred income taxes	(650)	42,442	—	—	—	41,792
Stock-based compensation expense	—	—	7,750	—	—	7,750
Changes in assets and liabilities	(47,568)	(307,695)	98,019	17,567	287,134	47,457

Net cash provided by (used in) operating activities	24,865	(189,657)	411,999	9,436	28,045	284,688
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(2,700)	(414,320)	(36,844)	—	(453,864)
Change in prepaid purchases of property and equipment	—	—	2,427	—	—	2,427
Proceeds from sale of property and equipment	—	—	2,548	—	—	2,548
Purchase of investments	(280,971)	(456,117)	—	—	—	(737,088)
Proceeds from sale of investments	268,079	632,110	—	—	—	900,189
Change in restricted cash and investments	(834)	(2,416)	9	(50)	—	(3,291)
Purchases of FCC licenses	—	—	(176)	—	—	(176)
Deposit to FCC for licenses	(200,000)	—	—	—	—	(200,000)

Net cash (used in) provided by investing activities	(213,726)	170,877	(409,512)	(36,894)	—	(489,255)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	—	22,993	—	—	—	22,993
Proceeds from bridge credit agreements	200,000	—	—	—	—	200,000
Proceeds from long-term note to parent	—	—	—	30,045	(30,045)	—
Debt issuance costs	(15,313)	—	—	—	—	(15,313)
Repayment of debt	—	—	(2,446)	—	—	(2,446)
Proceeds from minority interest in majority-owned subsidiary	—	—	—	—	2,000	2,000
Proceeds from exercise of stock options and warrants	889	—	—	—	—	889

Net cash provided by (used in) financing activities	185,576	22,993	(2,446)	30,045	(28,045)	208,123

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,285)	4,213	41	2,587	—	3,556
CASH AND CASH EQUIVALENTS, beginning of period	10,623	95,772	219	6,095	—	112,709

CASH AND CASH EQUIVALENTS, end of period	$7,338	$99,985	$260	$8,682	$—	$116,265

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Consolidated Statement of Cash Flows
Nine Months Ended September 30, 2005

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$180,022	$180,148	$379,601	$(18,211)	$(541,725)	$179,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	120	61,775	—	—	61,895
Provision for uncollectible accounts receivable	—	(38)	—	—	—	(38)
Deferred rent expense	—	(71)	3,162	—	—	3,091
Cost of abandoned cell sites	—	—	251	—	—	251
Non-cash interest expense	(107)	3,271	603	17,905	(17,906)	3,766
Gain on disposal of assets	—	—	(218,292)	—	—	(218,292)
Loss on extinguishment of debt	—	44,589	1,859	—	—	46,448
Loss on sale of investments	—	49	—	—	—	49
Accretion of asset retirement obligation	—	1	102	—	—	103
Accretion of put option in majority-owned subsidiary	—	—	—	—	187	187
Deferred income taxes	—	113,580	—	—	—	113,580
Stock-based compensation expense	—	—	3,302	—	—	3,302
Changes in assets and liabilities	(177,242)	(619,680)	14,965	86	834,709	52,838

Net cash provided by operating activities	2,673	(278,031)	247,328	(220)	275,265	247,015
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	—	(204,300)	(150)	—	(204,450)
Change in prepaid purchases of property and equipment	—	—	(4,336)	—	—	(4,336)
Proceeds from sale of property and equipment	—	—	123	—	—	123
Purchase of investments	—	(427,732)	—	—	—	(427,732)
Proceeds from sale of investments	—	171,725	—	—	—	171,725
Change in restricted cash and investments	(50,000)	(524)	14	—	—	(50,510)
Purchases of FCC licenses	—	—	(235,330)	—	—	(235,330)
Deposit to FCC for licenses	—	—	—	(268,599)	—	(268,599)
Proceeds from sale of FCC licenses	—	—	230,000	—	—	230,000

Net cash used in investing activities	(50,000)	(256,531)	(213,829)	(268,749)	—	(789,109)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	—	11,105	—	—	—	11,105
Proceeds from bridge credit agreements	—	540,000	—	—	—	540,000
Proceeds from Credit Agreements	—	750,000	—	—	—	750,000
Proceeds from long-term note to parent	—	—	—	275,265	(275,265)	—
Payment upon execution of cash flow hedging derivative	—	(1,899)	—	—	—	(1,899)
Debt issuance costs	—	(28,801)	—	—	—	(28,801)
Repayment of debt	—	(719,671)	(33,409)	—	—	(753,080)
Proceeds from issuance of preferred stock, net of issuance costs	46,688	—	—	—	—	46,688
Proceeds from exercise of stock options and warrants	764	—	—	—	—	764

Net cash provided by (used in) financing activities	47,452	550,734	(33,409)	275,265	(275,265)	564,777

INCREASE IN CASH AND CASH EQUIVALENTS	125	16,172	90	6,296	—	22,683
CASH AND CASH EQUIVALENTS, beginning of period	1	22,349	127	—	—	22,477

CASH AND CASH EQUIVALENTS, end of period	$126	$38,521	$217	$6,296	$—	$45,160

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

16.	Recent Accounting Pronouncements:

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”). SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends FASB Statement No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material effect on the financial condition or results of operations of the Company.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS No. 156”). SFAS No. 156 amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. SFAS No. 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. Under SFAS No. 156, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. Adoption of SFAS No. 156 is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material effect on the financial condition or results of operations of the Company.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes,” (“FIN No. 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109. FIN No. 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company has not completed its evaluation of the effect of FIN No. 48.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in the Current Year Financial Statements,” (“SAB 108”), which addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies may record the effect as a cumulative effect adjustment to beginning of year retained earnings. SAB 108 is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The Company is required to adopt this interpretation by December 31, 2006. The adoption of this statement is not expected to have a material effect on the financial condition or results of operations of the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company will be required to adopt SFAS No. 157 in the first quarter of fiscal year 2008. The Company has not completed its evaluation of the effect of SFAS No. 157.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

17.	Subsequent Events:

$1.25 Billion Exchangeable Senior Secured Credit Agreement

On October 3, 2006, the lenders funded an additional $80.0 million under the Secured Bridge Credit Facility. On October 18, 2006, the lenders funded the remaining $970.0 million available under the Secured Bridge Credit Facility.

On November 3, 2006, MetroPCS II repaid the aggregate outstanding principal balance under the Secured Bridge Credit Facility of $1.25 billion and accrued interest of $5.9 million. As a result, the Company recorded a loss on extinguishment of debt of approximately $7.0 million.

$250 Million Exchangeable Senior Unsecured Credit Agreement

In October 2006, MetroPCS IV, Inc. (“MetroPCS IV”) entered into an additional exchangeable senior unsecured credit agreement (“Unsecured Bridge Credit Facility”). The aggregate credit commitments available under the Unsecured Bridge Credit Facility totaled $250.0 million. On October 18, 2006, the lenders funded the $250.0 million available under the Unsecured Bridge Credit Facility.

On November 3, 2006, MetroPCS IV repaid the aggregate outstanding principal balance under the Unsecured Bridge Credit Facility of $250.0 million and accrued interest of $1.2 million. As a result, the Company recorded a loss on extinguishment of debt of approximately $2.4 million.

Auction 66

On October 18, 2006, the Company paid the FCC the remaining $1.2 billion for the purchase of the Auction 66 licenses on which the Company had been announced as the high bidder. On November 29, 2006, the FCC awarded the Auction 66 licenses to the Company.

Orlando Market Launch

The Company launched service in the Orlando metropolitan area and certain portions of Northern Florida on November 1, 2006.

$1.0 Billion 9 1/4% Senior Notes

On November 3, 2006, Wireless completed the sale of the 9 1/4% Senior Notes. The 9 1/4% Senior Notes are unsecured obligations and are guaranteed by MetroPCS, MetroPCS, Inc., and all of Wireless’ direct and indirect wholly-owned subsidiaries, but are not guaranteed by Royal Street or its subsidiaries. Interest is payable on the 9 1/4% Senior Notes on May 1 and November 1 of each year, beginning with May 1, 2007. Wireless may, at its option, redeem some or all of the 9 1/4% Senior Notes at any time on or after November 1, 2010 for the redemption prices set forth in the indenture governing the 9 1/4% Senior Notes. In addition, Wireless may also redeem up to 35% of the aggregate principal amount of the 9 1/4% Senior Notes with the net cash proceeds of certain sales of equity securities. The net proceeds of the offering were approximately $979.5 million after underwriter fees and other debt issuance costs of $20.5 million. The net proceeds from the sale of the 9 1/4% Senior Notes, together with the borrowings under the Senior Secured Credit Facility, were used to repay amounts owed under the Credit Agreements, Secured Bridge Credit Facility and Unsecured Bridge Credit Facility, and to pay related premiums, fees and expenses, as well as for general corporate purposes.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Senior Secured Credit Facility

On November 3, 2006, Wireless entered into the Senior Secured Credit Facility, pursuant to which Wireless may borrow up to $1.7 billion. The Senior Secured Credit Facility consists of a $1.6 billion term loan facility and a $100.0 million revolving credit facility. The term loan facility will be repayable in quarterly installments in annual aggregate amounts equal to 1% of the initial aggregate principal amount of $1.6 billion. The term loan facility will mature in seven years and the revolving credit facility will mature in five years. On November 3, 2006, Wireless borrowed $1.6 billion under the Senior Secured Credit Facility. The net proceeds from the borrowings under the Senior Secured Credit Facility, together with the sale of the 9 1/4% Senior Notes, were used to repay amounts owed under the Credit Agreements, Secured Bridge Credit Facility and Unsecured Bridge Credit Facility, and to pay related premiums, fees and expenses, as well as for general corporate purposes

The facilities under the Senior Secured Credit Agreement are guaranteed by MetroPCS, MetroPCS, Inc. and each of Wireless’ direct and indirect present and future wholly-owned domestic subsidiaries. The facilities are not guaranteed by Royal Street or its subsidiaries, but Wireless pledged the promissory note that Royal Street had given it in connection with amounts borrowed by Royal Street from Wireless and the limited liability company member interest held in Royal Street. The Senior Secured Credit Facility contains customary events of default, including cross defaults. The obligations are also secured by the capital stock of Wireless as well as substantially all of Wireless’ present and future assets and each of its direct and indirect present and future wholly-owned subsidiaries (except as prohibited by law and certain permitted exceptions).

First and Second Lien Credit Agreements

On November 3, 2006, Wireless paid the lenders under the Credit Agreements $931.5 million, which included a premium of approximately $31.5 million, plus accrued interest of $8.6 million to extinguish the aggregate outstanding principal balance under the First and Second Lien Credit Agreements. As a result, Wireless recorded a loss on extinguishment of debt in the amount of approximately $42.7 million.

Restructuring

On November 3, 2006, in connection with the closing of the sale of the 9 1/4% Senior Notes, the entry into the Senior Secured Credit Facility and the repayment of all amounts outstanding under the First and Second Lien Credit Agreements, the Secured Bridge Credit Facility and the Unsecured Bridge Credit Facility, the Company consummated a restructuring transaction. As a result of the restructuring transaction, Wireless became a wholly-owned direct subsidiary of MetroPCS, Inc. (formerly MetroPCS V, Inc.), which is a wholly-owned direct subsidiary of MetroPCS. MetroPCS and MetroPCS, Inc., along with each of Wireless’ wholly-owned subsidiaries (which excludes Royal Street), guarantee the 9 1/4% Senior Notes and the obligations under the Senior Secured Credit Facility. MetroPCS, Inc. pledged the capital stock of Wireless as security for the obligations under the Senior Secured Credit Facility. All of the Company’s PCS licenses and AWS licenses and the Company’s interest in Royal Street are held by Wireless and its wholly-owned subsidiaries.

Interest Rate Protection Agreement

On November 21, 2006, Wireless entered into a three-year interest rate protection agreement to manage the Company’s interest rate risk exposure and fulfill a requirement of Wireless’ Senior Secured Credit Facility. The agreement is effective on February 1, 2007, covers a notional amount of $1.0 billion and effectively converts this portion of Wireless’ variable rate debt to fixed rate debt at an annual rate of 7.419%, leaving $600.0 million in variable rate debt. The interest rate protection agreement expires on February 1, 2010.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited) — (Continued)

Termination of Interest Rate Cap Agreement

On November 21, 2006, Wireless terminated its interest rate cap agreement that was required by Wireless’ Credit Agreements. Wireless received approximately $4.3 million upon termination of the agreement. The proceeds from the termination of the agreement approximated its carrying value.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information required by this item is contained under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Change in Accountants” of the IPO Registration Statement. That section is incorporated herein by reference.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

See Item 13 above.

(b) Exhibits

Unless otherwise noted, the following exhibits are incorporated herein by reference from the IPO Registration Statement:

Exhibit
No.		Description

2	.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc.
2	.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc.
3	.1**	Second Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc.
3	.2**	Second Amended and Restated Bylaws of MetroPCS Communications, Inc., as amended.
4.1		Form of Certificate of MetroPCS Communications, Inc. Common Stock.
4	.2**	Second Amended and Restated Stockholders’ Agreement, dated as of August 30, 2005, by and among MetroPCS Communications, Inc. and its stockholders.
4	.3**	Securities Purchase Agreement, dated as of July 17, 2000, by and among MetroPCS, Inc., each of the Subsidiary parties listed on Schedule 1 thereto and each of the Purchaser parties listed on Schedule 2 thereto, as amended by (i) Amendment No. 1 to Securities Purchase Agreement, dated as of November 13, 2000, (ii) Amendment No. 2 to Securities Purchase Agreement, dated as of December 12, 2000, (iii) Amendment No. 3 to Securities Purchase Agreement, dated as of December 19, 2000, (iv) Amendment No. 4 to Securities Purchase Agreement, dated as of January 4, 2001, (v) Amendment No. 5 to Securities Purchase Agreement, dated as of January 9, 2001, (vi) Amendment No. 6 to Securities Purchase Agreement, dated as of November 3, 2003, and (vii) Amendment No. 7 to Securities Purchase Agreement, dated as of May 19, 2004.
4	.4**	Stock Purchase Agreement, dated as of August 30, 2005, by and between MetroPCS Communications, Inc. and the Investors described therein.
10	.1(a)	MetroPCS Communications, Inc. Amended and Restated 2004 Equity Incentive Compensation Plan.
10	.1(b)	Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10	.1(c)	Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10	.1(d)	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10.2		Employment Agreement, dated as of March 31, 2005, by and between MetroPCS Communications, Inc. and J. Braxton Carter.
10.3		Form of Officer and Director Indemnification Agreement.
10	.4(a)	General Purchase Agreement, effective as of June 6, 2005, by and between MetroPCS Wireless and Lucent Technologies Inc.
10	.4(b)	Amendment No. 1 to the General Purchase Agreement, effective September 30, 2005, by and between MetroPCS Wireless and Lucent Technologies Inc.
10	.4(c)	Amendment No. 2 to the General Purchase Agreement, effective November 10, 2005, by and between MetroPCS Wireless and Lucent Technologies Inc.

Exhibit
No.		Description

10.5		Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between Royal Street Communications, LLC (“Royal Street”) and MetroPCS Wireless, including all amendments and waivers thereto.
10.6		Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and among MetroPCS Wireless, Inc. and Royal Street, including all amendments and waivers thereto.
10.7		Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.
10.8		Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.
10.9		Amended and Restated Limited Liability Company Agreement of Royal Street, executed on December 15, 2005 as of November 24, 2004 by and between C9 Wireless, LLC, GWI PCS1, Inc., and MetroPCS Wireless, Inc., including all amendments and waivers thereto.
10.10		Master Equipment and Facilities Lease Agreement, executed as of May 17, 2006, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.
10.11		Credit Agreement, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the several banks and other financial institutions or entities from time to time parties to thereto, Bear Stearns & Co. Inc., as sole lead arranger and joint book runner, Bear Stearns Corporate Lending Inc., as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner, Banc of America Securities LLC, as joint book runner, Bear Stearns Corporate Lending Inc., as administrative agent, and Bank of America, N.A., as issuing lender.
10.12		Purchase Agreement, dated October 26, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.
10.13		Registration Rights Agreement, dated November 3, 2006, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.
10.14		Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York, as trustee.
10.15		Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein.
21.1		Subsidiaries of Registrant.
99	.1*	Amendment No. 1 to Registration Statement on Form S-1/A.

*	Filed herewith.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MetroPCS Communications, Inc.

By:	/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer

Dated: February 13, 2007

INDEX TO EXHIBITS

Unless otherwise noted, the following exhibits are incorporated herein by reference from the IPO Registration Statement:

Exhibit
No.		Description

2	.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc.
2	.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc.
3	.1**	Second Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc.
3	.2**	Second Amended and Restated Bylaws of MetroPCS Communications, Inc., as amended.
4.1		Form of Certificate of MetroPCS Communications, Inc. Common Stock.
4	.2**	Second Amended and Restated Stockholders’ Agreement, dated as of August 30, 2005, by and among MetroPCS Communications, Inc. and its stockholders.
4	.3**	Securities Purchase Agreement, dated as of July 17, 2000, by and among MetroPCS, each of the Subsidiary parties listed on Schedule 1 thereto and each of the Purchaser parties listed on Schedule 2 thereto, as amended by (i) Amendment No. 1 to Securities Purchase Agreement, dated as of November 13, 2000, (ii) Amendment No. 2 to Securities Purchase Agreement, dated as of December 12, 2000, (iii) Amendment No. 3 to Securities Purchase Agreement, dated as of December 19, 2000, (iv) Amendment No. 4 to Securities Purchase Agreement, dated as of January 4, 2001, (v) Amendment No. 5 to Securities Purchase Agreement, dated as of January 9, 2001, (vi) Amendment No. 6 to Securities Purchase Agreement, dated as of November 3, 2003, and (vii) Amendment No. 7 to Securities Purchase Agreement, dated as of May 19, 2004.
4	.4**	Stock Purchase Agreement, dated as of August 30, 2005, by and between MetroPCS Communications, Inc. and the Investors described therein.
10	.1(a)	MetroPCS Communications, Inc. Amended and Restated 2004 Equity Incentive Compensation Plan.
10	.1(b)	Second Amended and Restated 1995 Stock option Plan of MetroPCS, Inc.
10	.1(c)	Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10	.1(d)	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10.2		Employment Agreement, dated as of March 31, 2005, by and between MetroPCS Communications, Inc. and J. Braxton Carter.
10.3		Form of Officer and Director Indemnification Agreement.
10	.4(a)	General Purchase Agreement, effective as of June 6, 2005, by and between MetroPCS Wireless and Lucent Technologies Inc.
10	.4(b)	Amendment No. 1 to the General Purchase Agreement, effective September 30, 2005, by and between MetroPCS Wireless and Lucent Technologies Inc.
10	.4(c)	Amendment No. 2 to the General Purchase Agreement, effective November 10, 2005, by and between MetroPCS Wireless and Lucent Technologies Inc.
10.5		Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between Royal Street Communications, LLC (“Royal Street”) and MetroPCS Wireless, Inc., including all amendments and waivers thereto.
10.6		Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and among MetroPCS Wireless, Inc. and Royal Street, including all amendments and waivers thereto.
10.7		Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.
10.8		Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.

Exhibit
No.		Description

10.9		Amended and Restated Limited Liability Company Agreement of Royal Street, executed on December 15, 2005 as of November 24, 2004 by and between C9 Wireless, LLC, GWI PCS1, Inc., and MetroPCS Wireless, Inc., including all amendments and waivers thereto.
10.10		Master Equipment and Facilities Lease Agreement, executed as of May 17, 2006, by and between Royal Street and MetroPCS Wireless, Inc., including all amendments and waivers thereto.
10.11		Credit Agreement, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the several banks and other financial institutions or entities from time to time parties to thereto, Bear Stearns & Co. Inc., as sole lead arranger and joint book runner, Bear Stearns Corporate Lending Inc., as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner, Banc of America Securities LLC, as joint book runner, Bear Stearns Corporate Lending Inc., as administrative agent, and Bank of America, N.A., as issuing lender.
10.12		Purchase Agreement, dated October 26, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.
10.13		Registration Rights Agreement, dated November 3, 2006, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.
10.14		Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York, as trustee.
10.15		Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein.
21.1		Subsidiaries of Registrant.
99	.1*	Registration Statement on Form S-1/A.

*	Filed herewith.

**	Previously filed.